 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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NXP Semiconductors N.V.
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NOTICE OF AND AGENDA FOR 2024
ANNUAL GENERAL MEETING OF SHAREHOLDERS
April 15, 2024
Dear Shareholders:
I invite you to attend the 2024 Annual General Meeting of Shareholders (the “Annual General Meeting” or “AGM”) of NXP Semiconductors N.V. (“we,” “us,” “our” or the “Company”), which will be held on Wednesday, May 29, 2024 at 8:45 a.m. Central European Time at the Sheraton Amsterdam Airport Hotel and Conference Center, Schiphol Boulevard 101, 1118 BG, Amsterdam, The Netherlands.
At the Annual General Meeting, we will discuss, and the Company’s shareholders will vote on, the following items of business:

Item 1	Adoption of the 2023 Statutory Annual Accounts
Item 2	Discharge of the members of the Company’s Board of Directors (the “Board”) for their responsibilities in the financial year ended December 31, 2023
Item 3	Re-appointment of ten current directors named in this proxy statement
Item 4	Authorization of the Board to issue ordinary shares of the Company (“ordinary shares”) and grant rights to acquire ordinary shares
Item 5	Authorization of the Board to restrict or exclude pre-emptive rights accruing in connection with an issue of shares or grant of rights
Item 6	Authorization of the Board to repurchase ordinary shares
Item 7	Authorization of the Board to cancel ordinary shares held or to be acquired by the Company
Item 8	Re-appointment of Ernst & Young Accountants LLP as our independent auditors for the fiscal year ending December 31, 2024
Item 9	Amended Remuneration of the Non-Executive Directors
Item 10	Non-binding, advisory vote to approve Named Executive Officer compensation

In addition to the above voting items we will have a discussion of the dividend and reservation policy and the implementation of the Company’s long-term strategy, including with respect to sustainable long-term value creation and the Company's corporate governance structure and compliance with the revised 2022 Dutch Corporate Governance Code. We will also consider any other business that properly comes before the Annual General Meeting. None of the proposals require the approval of any other proposal to become effective. We intend that this notice of the Annual General Meeting and the accompanying proxy materials will first be made available on our website on or about April 15, 2024. In accordance with Dutch corporate law and our Articles of Association, the record date for determining those shareholders entitled to notice of, and to vote at, the Annual General Meeting has been set at May 1, 2024. We will begin mailing proxy materials to our shareholders on or about May 8, 2024.
At the Annual General Meeting we will also present the consolidated financial statements and independent auditors’ report for the fiscal year ended December 31, 2023. If any other matters properly come before the Annual General Meeting the persons named in the proxy card will vote in their discretion the shares represented by all properly executed proxies.

NOTICE
YOUR VOTE IS VERY IMPORTANT. Please read this proxy statement and the accompanying proxy materials. Whether or not you plan to attend the Annual General Meeting, please submit your proxy card or voting instructions as soon as possible.
By order of the Board of Directors of NXP Semiconductors N.V.,
Jennifer B. Wuamett
Secretary
Eindhoven, The Netherlands

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting
to be Held on May 29, 2024
This proxy statement and the accompanying proxy card are first being made available on or about April 15, 2024. This proxy statement, our 2023 Annual Report on Form 10-K and the 2023 Statutory Annual Report are available on our website at http://investors.nxp.com by clicking “Corporate Governance”, then “Annual Meeting”.

We Strongly Encourage You to Sign Up For Electronic Delivery of Proxy Materials
Shareholders may request proxy materials be delivered to them electronically by enrolling at www.proxyvote.com. Not only will this result in faster delivery of the documents but also allows our shareholders to join us in our efforts to support a sustainable future and mitigate our impact on the environment.

GENERAL INFORMATION
The Board of Directors (the “Board”) of NXP Semiconductors N.V. (“we”, “our”, “us”, “NXP” or the “Company”) is providing these proxy materials to you in connection with the Board’s solicitation of proxies to be voted on at NXP’s Annual General Meeting of Shareholders (the “Annual General Meeting” or the “AGM”) on Wednesday, May 29, 2024. We are requesting your vote on the proposals described in this proxy statement.
NXP will pay the entire cost of soliciting proxies. Our directors, officers and employees, without additional compensation, may solicit proxies or votes in person, by telephone or by electronic communication. We may also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners of NXP’s common shares, €0.20 par value (the “common shares” or “ordinary shares”).
All shareholders as of the close of business on May 1, 2024 (the “Record Date”) are authorized to attend the Annual General Meeting and all of NXP’s outstanding common shares owned as of the Record Date may be voted. As of March 29, 2024, there were 256,095,444 common shares issued and outstanding and there were no other voting securities outstanding. Persons that wish to attend the AGM must notify the Board of their intention to do so by submitting their name and the number of ordinary shares (beneficially) owned to NXP Semiconductors N.V., High Tech Campus 60, 5656 AG Eindhoven, The Netherlands, Attention: Secretary, or by sending an email with such information to nxp.agm@nxp.com. In order to gain admittance, we must receive this notification no later than May 22, 2024, one week prior to the date of the meeting. All attendees must be prepared to provide a valid proof of identity for admittance, such as a driver’s license or passport. The additional items that attendees must bring depends on whether they are shareholders of record, beneficial owners or proxy holders. Shareholders holding their shares through a broker must bring proof of beneficial ownership as of the Record Date, such as an account statement reflecting their share ownership on or prior to the Record Date, a copy of the voting instruction form provided by their broker or similar evidence of ownership in order to obtain admittance to the Annual General Meeting. No cameras or other recording equipment will be allowed in the meeting room. Failure to provide the requested documents at the door or failure to comply with the procedures for the AGM may prevent shareholders from being admitted to the AGM.
As always, we encourage you to vote your shares prior to the AGM. We kindly refer to the section titled “Voting Procedures” below for more details on how to exercise your voting rights.
These proxy materials include this proxy statement and NXP’s 2023 Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the U.S. Securities and Exchange Commission (“SEC”).
The Board recommends that you vote your shares as follows:
•“For” the adoption of the 2023 Statutory Annual Accounts as described in Item 1;
•“For” the discharge of the members of the Board for their responsibilities in the financial year 2023 as described in Item 2;
•“For” the re-appointment of ten directors listed in Item 3 to the Board;
•“For” the authorization of the Board to issue ordinary shares of the Company and grant rights to acquire ordinary shares as described in Item 4;
•“For” the authorization of the Board to restrict or exclude pre-emption rights accruing in connection with an issue of shares or grant of rights as described in Item 5;
•“For” the authorization of the Board to repurchase ordinary shares as described in Item 6;
•“For” the authorization of the Board to cancel ordinary shares held or to be acquired by the Company as described in Item 7;
•“For” the re-appointment of Ernst & Young Accountants LLP as our independent auditors for the fiscal year ending December 31, 2024, as described in Item 8;
•"For" the approval of the remuneration of the non-executive members of the Board as described in Item 9; and
•“For” the approval, on a non-binding, advisory basis, of the compensation of our Named Executive Officers as described in Item 10.

VOTING PROCEDURES
Beneficial Owners
If your shares are held in a stock brokerage account or by a bank, trustee or other nominee, which we refer to as your “broker,” you are considered to be the beneficial owner of these shares, and these proxy materials are being forwarded to you by your broker. As the beneficial owner, you have the right to direct your broker how to vote on your behalf, and you are also invited to attend the Annual General Meeting. Your broker will send you a voting instruction form to direct the broker how to vote your shares. Since you are not the shareholder of record, you will need to obtain a legal proxy from your broker giving you the right to vote the shares at the Annual General Meeting. The overwhelming majority of our shareholders are beneficial owners (i.e., hold their shares through a broker rather than directly in their own name). Please refer to the voting instruction form provided by your broker for specific voting procedures.
Shareholders of Record
If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC (formerly known as American Stock Transfer & Trust Co), you are considered to be the shareholder of record with respect to those shares and these proxy materials are being sent to you by us. As the shareholder of record, you have the right to vote your proxy directly to NXP by submitting a written proxy or to vote in person at the Annual General Meeting. If you request printed copies of the proxy materials by mail, you will receive a proxy card. Please refer to the summary voting instructions and those included on your proxy card.
•Internet—You may vote by proxy on the Internet until 4:00 p.m. Eastern Time (10:00 p.m. Central European Time) on May 28, 2024. The website for Internet voting is http://www.proxyvote.com. Easy-to-follow prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote on the Internet, you can request electronic delivery of future proxy materials.
•Telephone—You may vote by proxy until 4:00 p.m. Eastern Time (10:00 p.m. Central European Time) on May 28, 2024 by using the toll-free number listed on your proxy card. Easy-to-follow prompts allow you to vote your shares and confirm that your instructions have been properly recorded.
•Mail—Mark, sign and date your proxy card and mail it to the address listed on the card or NXP at High Tech Campus 60, 5656 AG, Eindhoven, The Netherlands, Attention: Secretary. In order for your vote to be counted, we must receive your proxy card no later than two days before the Annual General Meeting.
Revocability of Proxy
If you are a beneficial owner of shares, please refer to the instructions provided by your broker regarding how to change your vote. If you are a shareholder of record, you may revoke a proxy given to a representative of NXP in any of the following ways:
•by sending a written notice of revocation to NXP at High Tech Campus 60, 5656 AG, Eindhoven, The Netherlands; Attention: Secretary, which notice must be received before shares of such shareholder are voted at the Annual General Meeting; or
•by properly submitting a later-dated, new proxy, which must be received before shares of such shareholder are voted at the Annual General Meeting (in which case only the later-dated proxy is counted and the earlier proxy is revoked); or
•by attending the Annual General Meeting and voting in person. Attendance at the Annual General Meeting will not, however, in and of itself, constitute a vote or revocation of a prior proxy.
General Matters
Pursuant to Dutch law, (i) common shares which are represented by “broker non-votes” (i.e. common shares held by brokers which are represented at the Annual General Meeting but which brokers are not empowered to vote on a particular proposal) and (ii) common shares represented at the Annual General Meeting, but which abstain from voting on any matter, are not included in the determination of the common shares voting on such matter, and are only counted for quorum purposes.
If you do not submit specific voting instructions to your broker, your broker will not have the ability to vote your shares in connection with proposals which are considered “non-discretionary” items for which brokerage firms require your voting instructions to vote your shares.
Each share will be entitled to one vote. According to the Company’s Articles of Association, the chair of the Annual General Meeting determines the method of voting, establishes the outcome of the votes taken, determines the existence of a quorum and validity of proxies and ballots, and certifies the results of the voting.
The adoption of resolutions at the Annual General Meeting shall require that at least the majority of the issued and outstanding shares of the Company’s issued share capital is present or represented, excluding shares for which no vote can be cast pursuant to article 29, paragraph 2 of the Company’s Articles of Association. Unless otherwise provided for in this proxy, resolutions can be adopted with a simple majority of votes cast.
Other than the proposals described in this proxy statement and matters incident to the conduct of the Annual General Meeting, we do not expect any matters to be presented for a vote at the Annual General Meeting. However, if you grant a proxy and additional matters are properly presented for a vote at the Annual General Meeting, the persons named as proxy holders, Jennifer B. Wuamett or Timothy Shelhamer, will have the discretion to vote your shares on these additional matters.
We expect to announce preliminary voting results at the Annual General Meeting. Final voting results will be published in a Current Report on Form 8-K filed with the SEC within four business days of the Annual General Meeting. If the final voting results are not available within four business days after the Annual General Meeting, we will provide the preliminary results in the Current Report on Form 8-K and the final results in an amendment to the Current Report on Form 8-K within four business days after the final voting results are known to us.
CORPORATE GOVERNANCE
Our legal name is NXP Semiconductors N.V. and our commercial name is "NXP" or "NXP Semiconductors." We were incorporated in the Netherlands in 2006 and are a Dutch public company with limited liability (naamloze vennootschap). Our common shares are listed on the Nasdaq Global Select Market (“Nasdaq”).
We are subject to various corporate governance requirements and best practice codes, the most relevant being those in the Netherlands and the United States. The Dutch Corporate Governance Code (the “DCGC”) applies to all Dutch companies listed on a government- recognized stock exchange, whether in the Netherlands or elsewhere. The DCGC is based on a “comply or explain” principle. Accordingly, companies are required to disclose in their statutory annual reports filed in the Netherlands whether or not they comply with the various rules of the DCGC and if they do not comply with those provisions, to give the reasons therefore. The DCGC contains principles and best practice provisions for boards, shareholders and general meetings of shareholders, financial reporting, auditors, disclosure, compliance and enforcement standards.
The purpose of NXP is to bring together bright minds to create breakthrough technologies that make the connected world better, safer and more secure. Our strategy is to maximize value for all our key stakeholders, including customers, employees, and shareholders. We aim to generate strong and sustainable cash flow by achieving market leadership in four well defined end markets: Automotive, Industrial & IoT, Mobile, and Communication Infrastructure & Other. We seek to build long-term strategic relationships with our customers and suppliers, while consistently meeting or exceeding their expectations. We are committed to driving sustainable innovation resulting in a better tomorrow for our customers, team members, communities, and society as a whole.

The Board is committed to maintaining a dialogue with shareholders to ensure that they understand our differentiated strategy and business model and have an opportunity to discuss and engage on a broad range of topics, including our strategy. The Board will review the implementation of our strategy at the AGM.
We conduct our operations in accordance with internationally accepted principles of good governance and best practice, while ensuring compliance with the corporate governance requirements applicable in the countries in which we operate:
•We have a transparent corporate structure, with approval rights of our general meeting of shareholders for any significant change in the identity or nature of our Company or business;
•Each share of our common stock confers the right to cast one vote at the general meeting of shareholders;
•Our directors are appointed for one year terms;
•We do not have a poison pill in place;
•We only have outstanding common stock, and no preference shares are issued, and such shares cannot be issued without majority shareholder approval;
•Our share capital consists only of common shares and preference shares, no priority or other shares with special voting rights are included in our share capital;
•Any issuance of common or preference shares, for any reason, is subject to the approval of the general meeting of shareholders; and
•We allow special meetings of our shareholders to be called upon the written request of shareholders holding at least 10% of our outstanding voting stock.
The Board, as well as the management team and the NXP Ethics Committee, promote openness and engagement through SpeakUp, a confidential reporting system described in more detail below. Furthermore, we maintain a Code of Conduct in order to promote a culture of good governance, excellence and consistency that applies to all of our directors, officers and employees and complies with the requirements of the Sarbanes-Oxley Act of 2002, and the rules thereunder, as well as applicable Nasdaq listing standards. A copy of the Code of Conduct is available on our Investor Relations website at http://investors.nxp.com under the “Corporate Governance” section. We will post any amendments to, or waivers from, our Code of Conduct (to the extent applicable to any director or any of our executive officers) on this website.
The Code of Conduct outlines our general commitment to be a responsible social partner and the way in which we attempt to interact with our stakeholders, including shareholders, suppliers, customers, employees and the market. It covers our policy on a diverse array of subjects, including corporate gifts, privacy, child labor, International Labor Organization conventions, trade compliance, working hours, sexual harassment, free-market competition, bribery and the integrity of financial reporting.
The Code of Conduct is built around the campaign “Know Right, Do Right” and consists of a framework of a variety of controls, a strict non-retaliation policy, a training program for employees, the SpeakUp telephone line and online site where people can report potential issues in a confidential manner, a confidential investigation process, risk assessments, background checks and audits. Any reports related to the Code of Conduct are brought to the attention of our Ethics Committee to ensure that all reports are properly investigated and addressed. Each quarter the Ethics Committee communicates to the Audit Committee a summary of all reports and investigations.
SUSTAINABILITY
Enabling a better, safer, more secure, and sustainable world
Our efforts to promote sustainability have yielded positive results. We’ve achieved reductions in emissions and now use more renewable electricity and recycle more of our water and waste than we did a decade ago.
Our commitment to sustainability goes beyond how we use resources like energy and water, by addressing how we treat people, too. We are committed to ensuring a safe and healthy workplace for our team members, and are proud to report our injury rates remain among the lowest in the industry.

We have grown considerably since 2006 and continue to align with new challenges and embrace new opportunities. Our current focus is on integrating sustainability initiatives into our business and leveraging the many technologies we develop to enable a more sustainable world.

We report our progress annually in our corporate sustainability report, which includes more details about our commitment to sustainable practices, products that support a sustainable future, and transparency and accountability in our business and supply chain for focused environmental, social and governance (ESG) topics. Our current and past corporate sustainability reports are available on our website. The corporate sustainability report and any other information on our website are expressly not part of this proxy statement. Any targets or goals discussed in our corporate sustainability report and in this proxy statement are aspirational, and as such, no guarantees or promises are made that these goals will be met. In addition, statistics and metrics discussed in this proxy statement and in the corporate sustainability report may be based on assumptions that turn out to be incorrect.

SUSTAINABILITY
2023 ESG Highlights

Environmental	Social	Governance
Assessed and Reported on All Scope 3 Emission Categories	20% Women in R&D Positions	Certified as a Great Place to Work in China, India, Mexico and the US
24% Decrease in Absolute Scope 1 and 2 Emissions Since 2021 Baseline	Improved Global Employee Voluntary Turnover to an All-Time Low	100% of Suppliers Signed the Supplier Code of Conduct Statement
86% Waste Recycled	Conducted Unconscious-Bias Training for People Managers	50% of Board Directors have ESG Experience
51% Water Recycled	70% of Team Members are Viewed as Highly Engaged	100% Certified Conflict-Free 3TG Smelters
39% Renewable Electricity Use	Established the NXP Human Rights Working Group	Reviewed and Updated the NXP Human Rights Due Diligence System
Published our First Biodiversity Policy	Maintained a Low Total Case Incident Rate of 0.10	Published a Standalone Anti-Bribery and Anti-Corruption Policy
Our ESG Goals
Our ESG mission is to enable a better, safer, more secure and more sustainable world through innovation. That mission has given rise to a series of goals that inform our efforts and enable us to gauge our performance and celebrate our accomplishments.

Innovation	Environment	Social	Governance

Design and manufacture technology that positively impacts the planet and society	Carbon neutral by 2035[1]	25% women in R&D by 2025	Work with our supply-chain partners to reduce their environmental footprint

Develop higher-performing, more energy-efficient products	Reduce carbon emissions by 35% in 2027 (2021 baseline) and achieve 50% renewable electricity[2]	50% underrepresented minorities in our US workforce	Integrate ESG into our business so we can foster ownership and accountability

	Optimize natural resources by 2027 50% renewable energy 60% of wastewater recycled 90% of waste recycled	Zero tolerance of forced labor and human-rights abuses

Zero workplace injuries

1 NXP’s strategic approach is to reduce its Scope 1 and Scope 2 emissions by 2035 by prioritizing the implementation of technically and socio-economically feasible solutions. We intend to offset any remaining Scope 1 and Scope 2 emissions.
2 We aim to achieve our renewable electricity goal through power purchase agreements, the use of unbundled renewable energy certificates (iRECs) and, in select cases, self-generation.

SUSTAINABILITY
Sustainability Scorecard for 2023
We believe that having a diverse workforce makes our operations stronger. We recognize that our operations have an impact on the environment and are committed to reducing that impact, by being good stewards of our planet and helping to create a more sustainable world.
Since 2022, so as to reinforce our corporate commitment to these ideals, we have added a sustainability component to our short-term Annual Incentive Plan (AIP). As part of this effort, our Human Resources and Compensation Committee (HRCC) introduced a sustainability scorecard, which contains multiple metrics intended to measure our year-on-year progress toward our long-term aspirations relating to people and the environment. We encourage all team members to participate in this progress and, as a result, have made the scorecard part of the AIP for all team members. The sustainability component has a weighting of 20% in our AIP.
Please reference the "Executive Compensation—Compensation Discussion and Analysis—2023 Compensation Decisions—Annual Incentive Program" section of this proxy statement for a list of our specific 2023 annual sustainability scorecard goals, why we chose them and the progress we made toward meeting those goals over the past twelve months.
ESG Governance
Our sustainability strategy is aligned with and incorporated into the company’s long-term business strategy. NXP's Board of Directors has ultimate oversight responsibility for ESG matters. The full Board focuses on significant ESG matters, with Board Committees undertaking oversight of ESG issues relevant to their responsibilities and then integrating committee work on these issues in their reports to the full Board.
ESG Program oversight is delegated to the Nominating, Governance and Sustainability Committee, which oversees integration of a broad set of ESG considerations into business functions. Specific aspects of ESG oversight are delegated to the Audit and Human Resources Compensation Committees for ESG matters within their core areas of expertise.
•Nominating, Governance and Sustainability Committee – Oversight of policies and practices relating to significant ESG issues
◦Oversee policies and practices related to climate and sustainability initiatives
◦Review sustainability initiatives and goals including progress toward achieving those goals
◦Review and approve the annual Corporate Sustainability Report as well as other ESG-related reports requiring Board-level oversight
◦Review stakeholder feedback related to sustainability on an annual basis

•Audit Committee – Oversight of financial disclosure processes and controls, and internal and external assurance over ESG reporting
◦Oversee disclosure controls and procedures over ESG disclosures and any assurance being provided by independent auditors
◦Ensure NXP prepares appropriately for legislative and regulatory developments affecting ESG reporting in financial reports

•Human Resources and Compensation Committee – Oversight of human-capital policies and programs, DE&I and compensation, including the alignment of ESG goals to incentive-pay programs
◦Oversee alignment of sustainability strategy with compensation programs
◦Select from goals identified as strategic ESG goals by the Nominating, Governance and Sustainability Committee
◦Incorporate ESG goals into compensation programs and design such programs, if relevant

The Nominating, Governance and Sustainability Committee receives quarterly updates from representatives of the ESG Management Board and, in turn, reports on these efforts in plenary meetings of NXP’s Board of Directors.
The CEO and the NXP Management Team, together with and under the supervision of NXP’s Board of Directors, are responsible for implementation of NXP's sustainability strategy, policies and goals.
NXP's ESG Management Board, which is comprised of Management Team members and other senior leaders, oversees the implementation of sustainability strategy and policy and ensures appropriate resourcing. The ESG Management Board is chaired by our General Counsel and Chief Sustainability Officer and supported by our Chief Financial Officer, Chief Strategy Officer, Chief Technology Officer, Chief Human Resources Officer and Chief Operations and Manufacturing Officer. The ESG Management Board meets regularly to ensure our ESG performance is in line with our strategy and goals.

NXP ESG Governance Model
Board of Directors
Ultimate ESG Oversight
Management Team ESG
Management Board
Chaired by Chief Sustainability Officer
NXP ESG Program
Eight Pillars of NXP's ESG Program
Sustainable Manufacturing
Supplier Management
People
Strategic Business Model
Reporting
Customers
Brand and Reputation
Governance

Environment

Long-Term Environmental Ambitions
Carbon Neutral by 2035	Minimize Impact on Global Water Supplies	Develop Collaborative Solutions for Circular Economy	Reduce Use of Targeted Chemicals of Concern	Collaborate with our Suppliers to Reduce their Environmental Footprint

2027 Mid-Term Environmental Goals
35% Reduction in Scope 1 and 2 Carbon Footprint (2021 Baseline)	50% Renewable Electricity Use	60% of Wastewater Recycled	90% Waste Recycled	Work with Our Supply Chain to Reduce Impacts and Measure Our Portion of Their Carbon Footprint

2023 Environmental Performance
24% Decrease in Absolute Scope 1 and 2 Emissions since 2021 Baseline	39% Renewable Electricity Use	51% Wastewater Recycled	86% Waste Recycled	Assessed and Reported on All Scope 3 Emission Categories

SUSTAINABILITY
As an environmentally responsible manufacturer committed to continuous improvement, we strive to optimize our use of natural resources, emissions to the environment and achieve operational efficiencies. To support these objectives, we maintain and implement an environmental management system. In accordance with criteria from the International Organization of Standardization (ISO), our Environment, Health and Safety (EHS) management system is certified to both ISO 14001 and ISO 45001 at all our manufacturing sites as well as our headquarters.
Emissions
Our manufacturing sites generate Scope 1 (direct) and Scope 2 (indirect) greenhouse-gas (GHG) emissions. We measure our carbon footprint according to the GHG Protocol, a set of internationally recognized standards for quantifying and reporting GHG emissions. We report on all three of the protocol's defined categories: Scope 1 (direct emissions), Scope 2 (indirect emissions, owned) and Scope 3 (upstream and downstream emissions). 2023 marked the first time we made a detailed inventory of all 15 categories of Scope 3, mapping NXP's footprint throughout our entire value chain. Our Scope 3 emissions are understandably larger than our Scope 1 and 2 emissions, given that Scope 3 emissions represent an impact beyond our operations.
The main contributors to our Scope 1 and 2 carbon footprint are emissions from purchased electricity, perfluorinated compounds (PFCs) and heat-transfer fluids (HTFs). Electricity, PFCs and HTFs are essential to semiconductor manufacturing. Since it's not currently feasible to eliminate the sources of these emissions from our production processes completely, we have set reduction goals for both Scope 1 and 2 emissions.
In 2022, we committed to setting Science Based Targets (SBTs). We compiled the required data and defined the targets in 2023, and will begin the validation process with Science Based Targets initiative (SBTi) in 2024.

Due to increased renewable electricity purchase, lower factory utilization and emission reduction projects, our absolute Scope 1 and 2 emissions decreased 23% compared to 2022. 3
Energy
Primary sources of energy for our manufacturing, testing and office sites come from the electrical grid. We purchase renewable electricity when available and continue to purchase electricity from fossil-fuel sources in jurisdictions where reliable and abundant alternative energy sources are not available.
Electricity
We produce increasingly complex products that involve many more processing steps, requiring greater electricity consumption. Our ongoing efforts to conserve electricity and optimize our manufacturing processes have helped us use electricity more efficiently. Compared to 2014, our absolute electricity consumption has increased only 11%. In 2023, our absolute electricity consumption decreased by 1% compared to 2022.
Water
Since drastically reducing the amount of water used within our manufacturing processes is not currently feasible, we anticipate that our demand for water will increase in line with our increases in production. To reduce the amount of incoming water we consume, we focus on a mid-term goal of increasing our water recycling rate to 60% by 2027.
In 2023, our absolute water withdrawal decreased by 1% compared to 2022, and we recycled 51% of our water and have created a task force to identify new opportunities for water recycling.
Waste
We continue to evolve our approach to the sourcing, consumption and disposal of materials critical to the manufacturing and testing of our products. We have set a mid-term goal of recycling 90% of our waste by keeping products and materials in use via reuse, resale, repurposing and recycling.
In 2023, we recycled 86% of our total waste (hazardous and non-hazardous), an increase of 3 percentage points compared to 2022. Our recycling rate includes waste-to-energy activities, which involves the conversion of non-recyclable waste materials into usable heat, electricity or fuel through incineration.
3 We use the IPCC 2006 methodology for data leading up to and including 2020, and the IPCC 2019 methodology for 2021 and all the years following. For purposes of the 2023 AIP, we used the IPCC 2006 methodology to calculate carbon emissions.

SUSTAINABILITY

Human Capital Management
Our People: The Heart of NXP
Our diverse and talented team members drive the innovation that sets our company apart and fuels our success in the market.
Our Purpose
Our purpose is to bring together bright minds to create breakthrough technologies that make the connected world better, safer and more secure.
Our Values
Our values are our fundamental beliefs and guiding principles. They speak about how we operate, how we engage with and develop our team members and how we push the boundaries of creativity and innovation. Our values rest on a strong foundation of trust and respect. We hold ourselves accountable to these values by ensuring they are reflected in our talent programs, including talent acquisition, enabling performance, rewards and recognition, climate, communications, development, assessment and succession.

We have a long history of empowering our team members to develop their skill sets and expand their capabilities. We want our team members to grow, progress, and advance across job types, functions, organizations, geographies, and levels — all at a pace that is unique to the individual.
Our Policies and Programs
Across the globe, we have policies and programs to find and retain the best talent possible with a specific focus on team member engagement, thought leadership, diversity, equality and inclusion, compensation and benefits, development and growth, future talent; team member retention and community outreach.
Workforce Demographics
NXP’s workforce includes direct labor (“DL”) and indirect labor (“IDL”). DL are those team members directly involved in manufacturing our products and typically work in our factories, while IDL consists of individual contributors, managers, and executives in other functions such as research and development (“R&D”) and selling, general and administrative (“SG&A”). At December 31, 2023, we had approximately 34,200 employees, which includes approximately 1,500 employees in our joint venture. Our NXP global workforce spans three regions encompassing 30+ countries and includes approximately 12,000 team members dedicated to the research and development of our products and solutions.

SUSTAINABILITY
Team Member Retention
NXP aims to retain team members and minimize turnover. The graph below shows our turnover rate from the past six years.

Global Voluntary Turnover
4,500
3,000
1,500
—
15.0%
10.0%
5.0%
—%
8.5%
7.8%
6.9%
12.1%
11.7%
6.5%
2,352
2,151
1,903
3,472
3,674
2125
2018
2019
2020
2021
2022
2023
Global Voluntary Turnover
Percentage

During calendar year 2023, our voluntary attrition rate was 4.1% for IDL, 10.4% for our DL population and 6.5% of the total population, a significant year over year reduction. We continue to drive programs centered around retention actions for strategic roles and top-performing talent, as well as programs targeting all team members.
Team Member Engagement
Engaging, developing, and valuing our team members is how we create long-term value for our stakeholders.
To assess and improve team-member engagement, we regularly conduct our global Winning Culture Survey. We invite NXP team members to share their feedback on a variety of factors, including engagement, strategy, culture, leadership, innovation, growth, continuous improvement, collaboration, ownership, work environment, ethics, sustainability and diversity, equality and inclusion. Surveys are administered by a third party to ensure confidentiality.
In our 2023 survey, we solicited input from all NXP team members. Ninety percent of team members participated in the survey with Ethics, Collaboration, Engagement and DE&I being the four categories with the highest favorability ratings. The survey results showed an increase in team-member engagement, with 70% of our team members being

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highly engaged. The results also show NXP’s commitment to shape the organization’s culture through our values, with 89% believing that NXP is a great place to work.

Response Rate	Engagement	Great Place to Work	Proud	Valued
90%	88%	89%	91%	85%
Year-over-year, NXP saw improvements in more than 50% of the survey items. The third-party administrator of the survey reported that 85% of the survey items scored more positively than the 75th percentile benchmark, composed of companies operating in the technology sector.
Insights from our survey equip us to improve the team-member experience as well as our policies and processes. Using team-member feedback, we have created and improved company and/or country-specific programs and made updates to our tools and resources. This includes focusing on talent growth and development as well as initiatives to support the balance of work with life commitments.
External Awards & Recognition
NXP is honored to have received external awards and recognition around the globe in acknowledgement of our ongoing commitment to the engagement, development and success of our team members in 2023. Some of the honors received include the following:
•In 2023, NXP partnered with a third-party vendor to launch the Great Place to Work Survey, inviting team members to share insight that speaks to the Company’s workplace culture and team-member experience. A great place to work is one where employees trust their managers and leaders, are proud of their work, like collaborating with their colleagues, and experience a consistent workplace environment. The survey launched in four countries and culminated with NXP being certified as a 2023 Great Place to Work in China, India, Mexico and the United States.
•For the fifth year in a row (2019 – 2023), NXP received the Leading Employer Award in Austria, and was rated the number-two semiconductor company in Austria by the Leading Employer Institute.
•NXP Taiwan was selected as a 2023 Best Companies to Work for in Asia, honoring the Company’s unwavering dedication to employee satisfaction, well-being and development, and to fostering a positive work environment that promotes growth and excellence.
Thought Leadership
Investing in R&D
NXP's breakthrough technologies help create a connected world that is better, safer and more secure – targeting edge devices for the automotive, industrial, smart home, communications, infrastructure and mobile markets.
Developing Thought Leaders
Our commitment to developing thought leaders is evidenced by the around 12,000 team members representing 36% of our NXP workforce and 57% of our indirect labor workforce who are specifically dedicated to R&D. Through broad exposure to job-based development activities, we were able to advance 12% of these team members in 2023 through internal promotions. In addition, we hired more than 1,493 new R&D team members in 2023 and named eight program directors, five program senior directors, 71 technical directors, nine fellows and two senior fellows.
Diversity, Equality, and Inclusion
At NXP, inclusion is key to living our values, which are built on a foundation of trust and respect. We recognize the importance of representation, value diversity, equality, and inclusion, and respect the unique talents, experiences, backgrounds, cultures, and ideas of our team members. We invite everyone to be their authentic selves at work. This is what makes us who we are at NXP. As an ongoing demonstration of our commitment, we invest in initiatives and resources to drive cultural awareness across the Company, spearheaded by our Vice President and Head of Diversity, Equality and Inclusion (DE&I).
In 2023, we continued making progress on our DE&I journey. We started the year by reflecting on our year-over-year progress towards achieving our 2025 aspirational representation goals and our efforts to embed inclusion deeper within the organization. Some key highlights for the year include: unconscious bias training for people managers; focused on diverse hiring practices; and grew our ERG global representation. NXP now has nine primary ERGs, with 27 chapters represented in Asia, Europe, Mexico, and the United States. In September 2023, NXP was recognized as one of the three finalists for the Global Semiconductor Alliance (GSA) Women’s Leadership Initiative (WLI) Designing the Difference Award. This award recognizes companies who are making a significant and measurable impact on advancing the industry through diversity and inclusion.
Approach
NXP’s approach to diversity, equality and inclusion is centered around leadership commitment and ownership; building and sustaining a qualified, diverse talent pipeline and equitable processes; and fostering an inclusive

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culture and a sense of belonging to attract and retain the best talent by welcoming and embracing our team members’ diversity and fostering respect for everyone’s differences, leveraging the diversity of thought and life experiences and cultivating a collaborative work environment where team members feel valued and are comfortable being their true selves. We have a NXP Diversity, Equality and Inclusion Policy that outlines our key belief that every team member should be treated with respect.
We also support and adhere to all diversity-related legal and compliance requirements, which vary by country.
Representation Goals
To support our diversity, equality and inclusion approach and demonstrate our commitment to transparency and accountability, we have established the aspirational 2025 diversity, equality and inclusion goals listed below to improve gender representation globally and minority race and ethnicity representation in the United States. We saw an increase in the representation of women in R&D positions, but remained flat or slightly under the prior year results in the other categories. We continue to focus on hiring, developing, and retaining team members across all global sites to meet our 2025 representation goals. While we present gender representation data by men and women, we acknowledge this is not fully encompassing of all gender identities.

2025 Diversity, Equality and Inclusion Goals
40% Women in Overall Global Workforce	30% Women in Global IDL Workforce	20% Women in Executive Positions	25% Women in R&D Positions	50% Minority Representation in the United States

2023 Diversity, Equality and Inclusion Performance
36% Women in Overall Global Workforce	25% Women in Global IDL Workforce	16% Women in Executive Positions[4]	20% Women in R&D Positions	52% Minority Representation in the US5
Gender Representation
At NXP, women represent 36% of our global workforce as of December 31, 2023, and we continue to strive for noticeable improvements in hiring women across all global sites. Additionally, we are committed to increasing, developing and promoting more women into technical and leadership positions within our organizations.
To that end, subject to applicable law, we monitor gender statistics globally, across all roles, and look for continuous improvements, which include an evaluation of the practices at the country level. Each country's leadership team ensures focus on how to ensure we are striving to make improvements, where needed.
Race and Ethnicity Representation
In the United States, we monitor race and ethnicity representation to ensure we are attracting, retaining and developing diverse team members.
A breakdown of NXP’s United States population, as of December 31, 2023 and detailed information related to NXP's team member population demographics can be found in NXP's 2023 Corporate Sustainability Report. The Corporate Sustainability Report is expressly not part of this proxy statement.
Compensation and Benefits
NXP’s competitive compensation and benefits programs are designed to attract the best talent as well as drive and reward the best performance across all areas of our diverse workforce.
Compensation
NXP provides team members with total rewards packages consisting of base salary and short-term incentives for all team members as well as equity-based long-term incentives for team members where long-term retention is appropriate.
Rewarding performance is a critical element of our overall program. NXP is committed to managing all reward-based compensation programs, including merit increases, Annual Incentive Program (AIP) payouts, Sales Incentive
4 Executive positions are defined as individuals at the level of Vice President and above.
5 Minority representation includes employees who self-identify as Asian, Hispanic or Latino, Black or African American, American Indian or Alaska Native, Pacific Islander or two or more races. We also include within minority representation employees who have not self-identified an ethnicity.

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Program (SIP) payments and long-term incentive awards, to deliver on our pay-for-performance philosophy. Since 2022, we have linked a portion of our executive and team-member compensation to our ESG goals.

NXP has policies and procedures in place to promote pay equity. We perform pay reviews twice a year, alongside NXP's rewards processes, to ensure we are delivering pay decisions with an appropriate focus on fairness. We developed this proactive process to evaluate each reward-based compensation program in real time, to provide leaders with feedback to create more visibility into fair and equitable compensation while decisions are being made. We also analyze potential compensation recommendations or changes within functional areas and departments in order make appropriate adjustments and promote pay equity. Summarized results of this analysis are presented to our CEO and Chief Human Resources Officer, reflecting our commitment to evaluate compensation-related decisions based on a variety of factors, including, where applicable, gender, race and ethnicity.
We believe that pay decisions should be made based on three factors: external considerations (i.e., market conditions), employee performance/contributions and internal equity. NXP utilizes third-party data to formulate compensation and benefits programs that are fair, equitable and competitive. We then empower leaders to recognize both individual and team accomplishments through a variety of compensation programs. Each year, we conduct a formal assessment of the individual's specific achievements and the demonstrated behaviors – consistent with our values – to deliver those achievements through our Enabling Performance process.
Benefits
In 2023, NXP introduced Wellbeing@NXP, aimed at helping our team members maintain their physical health, mental health and financial well-being through our various programs offered at the local level. Through an app-based portal, we support challenges throughout the year and provide daily tips, journeys and online programs for employees to maintain their well-being.
NXP offers a wide range of global benefits that may include an employee stock-purchase plan (where eligible team members can purchase NXP shares through payroll deductions at 85% of fair market value), life insurance, business-travel accident insurance, personal accident insurance, paid maternity and paternity leave, personal time off, tuition reimbursement, certain local allowances and other employee-assistance programs.

We also offer a global Flexible Work Arrangement program, which offers eligible team members the ability to work a combination of onsite and remotely. Although our way of working focuses on meaningful face-to-face interactions, we have incorporated flexibility into our work arrangements in a way that allows us to maintain the focus on strong and effective teamwork, collaboration, and community.
In some countries, we also support part-time work schedules, helping to support the overall well-being—and greater work-life balance—for our team members.
Talent Development & Growth Opportunities
NXP has a long history of empowering our team members to develop their skill sets and expand their capabilities.
NXP is committed to continuous learning, including mechanisms for learning through on-the-job development experiences (70%), through others (20%), and through formal education (10%). We believe that by utilizing the 70/20/10 model, team members can achieve new levels through experience, collaboration, and education. Using a blend of internally designed and externally sourced courses and learning resources, we offer our team members around the globe a variety of training programs that provide real-time learning opportunities in support of key business processes, requirements, and initiatives. We also provide a library of on-demand skills development and microlearning resources to all our team members.
Future Talent
NXP’s strong commitment to our new-in-career and internship programs is a key contributor to developing the next generation of talent, including engineers, in our industry and our company. In addition to recruiting interns, working students and new college graduates for engineering roles, the Company also hires for general and administrative positions in Finance, Human Resources, Sales and other areas.
Interns
Our internship programs focus on the technical advancement and skills development students need as they prepare to enter the professional workforce. In 2023, we continued to welcome university students to NXP. We granted more than 1,380 internships to university students and converted 48% of our interns into NXP team members as new college graduates.
New College Graduates
Our internship programs build a highly capable and energetic pipeline of new college graduates. In 2023, we were pleased to welcome more than 910 IDL new college graduates, a slight decrease compared to the 1,070 new college graduates we hired in 2022. These hires represent 44% of our overall IDL hiring activity, in which 36% of new college graduate hires were women and 76% were underrepresented minorities in the US.

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University Partnerships and Engagement
Through our partnerships with universities across the world, we fund and support advanced research programs and projects that demonstrate our commitment to invest in people as well as technology. Quite often, these partnerships translate into new and exciting solutions for our customers and markets.
To drive deeper awareness and engagement with our university partnerships, NXP maintains a University Relations Council, which has the goal of driving a coherent and aligned approach toward university partnerships by linking recruitment, global sales and marketing and R&D programs. In 2023, we strengthened this global and local collaboration and successfully implemented many initiatives and activities.
In 2023, we took a diversified approach to university funding and support. This allowed us to support advanced research programs and sponsorships as well as encourage innovation that helps to make a difference. For example, the NXP Foundation gave major donations to the Graz University of Technology (Austria), the Eindhoven University of Technology (Netherlands), Arizona State University (Arizona), Maricopa Community College (Arizona), Prairie View Agricultural and Mechanical University (Texas) and Austin Community College (Texas).
Community Outreach
We believe in making a positive difference in the communities where we live and work. We are committed to supporting these efforts worldwide and encourage our team members to give generously of their time, resources and talents to impact our communities. Many major NXP sites have their own volunteer and donation programs focusing on topics such as education, poverty, hunger, health and well-being within their respective communities.
Social Responsibility
NXP recognizes that our operations can impact the human rights of our team members, workers in our supply chain and the people in our host communities. We respect human rights through our own actions and decision-making and we expect our suppliers and partners to do the same.
In 2023, to identify potentially adverse human-rights impacts and put in place prevention and mitigation measures, NXP reviewed and updated its Human Rights Due Diligence Management System. The management system helps ensure NXP implements a human-rights and environmental due-diligence program that will continually identify and address the salient human-rights risks of NXP’s business and operations, as well as the risks of our value chain.
Supply Chain Due Diligence
NXP works collaboratively with suppliers to help them achieve and maintain our standards and expectations. Our preference is to work with suppliers to address potential deficiencies by helping them develop and implement a corrective action plan. In 2023, we completed 15 supplier audits and two labor-agent audits. From our supplier audits, we identified a total of 537 nonconformances. We closed 427 of those nonconformances, yielding a closure rate of 80%.
Since 2013, when we began our Corporate Social Responsibility and Human Rights Audit Program, we have conducted 201 supplier audits. That includes labor-agent audits as well as verification audits, which began in 2014.

Health and Safety
We continuously assess safety risks to ensure they are mitigated where possible. We are certified to ISO 45001, the Occupational Health and Safety Management System, and have developed robust Health and Safety programs and initiatives to safeguard our team members, partners and visitors.
We maintained a low Total Case Incident Rate (TCIR) of 0.10 in 2023 and remain well below the semiconductor-industry averages published by the Semiconductor Industry Association (SIA) and the European Semiconductor Industry Association (ESIA), which, based on the latest data available, ranges from 0.35 to 1.56. NXP's low injury rate is attributed to the robust Health and Safety programs and training we have in place at all our manufacturing sites and our EHS awareness initiatives at many of our office and R&D sites.

ITEM 1: ADOPTION OF THE 2023 STATUTORY
ANNUAL ACCOUNTS
The Company has prepared two sets of financial statements, one based on accounting principles generally accepted in the United States of America (“US GAAP”) and filed with the SEC in the 2023 Annual Report on Form 10-K, and one based on Dutch law and International Financial Reporting Standards as adopted by the European Union (the “2023 Statutory Annual Accounts”).
For internal and external reporting purposes, the Company prepares financial statements based on US GAAP. However, as a public limited liability company incorporated under the laws of the Netherlands, the Company is required by Dutch law to prepare the 2023 Statutory Annual Accounts and submit them to the Annual General Meeting for adoption. The report of Ernst & Young Accountants LLP (“E&Y”) for the fiscal year ended December 31, 2023 and the 2023 Statutory Annual Accounts are included in the 2023 statutory annual report (the “2023 Statutory Annual Report”), which is published on the Company’s investor relations website (http://investors.nxp.com) and available at the principal offices of the Company.
THE BOARD RECOMMENDS A VOTE “FOR” THE ADOPTION OF THE 2023 STATUTORY ANNUAL ACCOUNTS.
ITEM 2: DISCHARGE OF THE MEMBERS OF THE BOARD
OF DIRECTORS FOR THEIR RESPONSIBILITIES IN THE 2023 FINANCIAL YEAR
It is proposed to discharge the members of the Board, in accordance with Dutch law, for the performance of their respective duties in the financial year 2023. The proposed discharge only covers the matters that are disclosed in the 2023 Statutory Annual Report or otherwise publicly disclosed at the time the resolution to discharge is adopted.
THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO DISCHARGE THE MEMBER OF THE BOARD FOR THEIR RESPONSIBILITIES IN THE FINANCIAL YEAR ENDED DECEMBER 31, 2023.
ITEM 3: RE-APPOINTMENT OF DIRECTORS
The Company has a one-tier board structure, consisting of one or more executive directors and non-executive directors. The Board currently consists of ten directors, one executive director and nine non-executive directors. The number of executive and non-executive directors is determined by the Board.
If each nominated director discussed below is appointed at the AGM, the Board will consist of ten directors.
Under our Articles of Association and Dutch corporate law, the directors are collectively responsible for the management, general and financial affairs and policy and strategy of our Company. Our executive director (who serves as our President and Chief Executive Officer) is responsible for the day-to-day management of the Company and for the preparation and execution of Board resolutions, to the extent these tasks are not delegated to a committee of the Board. Our Chief Executive Officer or all directors acting jointly may represent the Company with third parties.
Consistent with our Articles of Association and Dutch law, the executive director and non-executive directors are appointed by the general meeting of shareholders upon a binding nomination by the Board. The Board has nominated the ten directors listed below for re-appointment to serve until their term expires at the end of the 2025 Annual General Meeting, or until their appointment is terminated in accordance with the Articles of Association. The binding nominations by the Board are made in accordance with Section 14.4 of the Articles of Association. The shareholders at an annual general meeting may at all times overrule the binding nature of such a nomination by a resolution adopted by at least a two-thirds majority of the votes cast, provided such majority represents more than half of our issued and outstanding share capital. If the nomination is not overruled, the nominated member of the Board shall be appointed. If the nomination is overruled, the Board may then make a new nomination. If a nomination has not been made or has not been made in due time, this shall be stated in the notice and the general meeting of shareholders shall be free to appoint a member of the Board at its discretion. The latter resolution of the general meeting of shareholders must also be adopted by at least two-thirds majority of the votes cast, provided such majority represents more than half of our issued share capital.

ITEM 3: (RE-)APPOINTMENT OF DIRECTORS
Our directors are appointed for one year and will be, if nominated by the Board, re-electable each year at a general meeting of shareholders. Our directors may be suspended or dismissed at any time by the general meeting of shareholders. A resolution to suspend or dismiss a director must be adopted by at least a two-thirds majority of the votes cast, provided such majority represents more than half of our issued share capital unless the proposal to suspend or dismiss a director is made by the Board, in which case resolutions shall be adopted by a simple majority of votes cast. An executive director can also be suspended by the Board.
If appointed, each director’s term begins at the annual general meeting at which he or she is appointed and, unless such director resigns or is dismissed at an earlier date, his or her term of office ends immediately after the next annual general meeting held after his or her appointment.
The Board and the Nominating, Governance and Sustainability Committee have carefully considered the experience, structure, culture, diversity, operation, interactions, collaboration and performance of the current Board; the talents, expertise and contributions of individual directors; the growth and creation of shareholder and other stakeholder value under the Board’s leadership; the continued evolution of the Company; the Board’s critical role in continuing to develop and lead the strategic direction of the Company; the continued change and consolidation in the semiconductor industry; anticipated future challenges and opportunities facing the Company; and the Board’s ongoing commitment to ensuring the long-term sustainability of the Company to the benefit of shareholders and other stakeholders.
The Board and the Nominating, Governance and Sustainability Committee also believe that, at the current time, fostering continuity on the Board by nominating ten current directors for re-appointment is instrumental to the ongoing execution of our mission and strategy as well as the delivery of sustainable long-term value to shareholders while also serving the interests of our other stakeholders. Based on these considerations, among others, NXP’s Board recommends a vote “FOR” the appointment of each director. The persons named as proxies intend to vote the proxies for the election of these nominees to the Board.
Each of the proposed appointments is considered a separate voting item under Dutch law. Information concerning each of the ten nominated directors is set forth below. All nominees have consented to act as directors if appointed at the AGM. This Item 3 comprises the “explanatory notes” to the agenda of the Annual General Meeting as referred to in Section 25.5 of the Articles of Association.
In accordance with the recommendation of the Nominating, Governance and Sustainability Committee, the Board has unanimously adopted resolutions to nominate the persons set forth below for director. Our nominees for director, their ages, principal occupations or positions, experience and the year first elected as a director, are described below. None of the nominees are related by blood, marriage or adoption to each other or to any other director or to any executive officer of NXP or its subsidiaries. Except for Mr. Kurt Sievers, who is currently executive director, president and chief executive officer, no nominee for director has been an employee of the Company within the past five years.
Board Diversity Matrix
(As of April 15, 2024)

Country of Principal Executive Offices:	The Netherlands
Foreign Private Issuer	No
Disclosure Prohibited under Home Country law	No
Total Number of Directors	10
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	4	6	0	0
Part II: Demographic Background
African American or Black	0	1	0	0
Asian	0	1	0	0
White	4	4	0	0

ITEM 3: (RE-)APPOINTMENT OF DIRECTORS
Note that the table above, in accordance with NASDAQ disclosure requirements, describes the board diversity characteristics of the members of the Board as of the date of this proxy statement.
Nominees for Director
THE BOARD RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF EACH NOMINEE FOR DIRECTOR LISTED BELOW.
Kurt Sievers
Executive Director, President & CEO of NXP

Kurt Sievers (1969, German) is executive director, president and chief executive officer since May 2020, after a successful track record as the president of NXP, overseeing all the company’s business lines, since 2018. Mr. Sievers joined NXP in 1995, and rapidly moved through a series of Marketing & Sales, Product Definition & Development, Strategy and General Management leadership positions across a broad number of market segments. He has been a member of the executive management team since 2009, where he has been instrumental in the definition and implementation of the NXP High-Performance Mixed Signal strategy. In 2015, Mr. Sievers was influential in the merger of NXP and Freescale Semiconductor.

Mr. Sievers serves on the board of the German National Electrical and Electronics Industry Association (ZVEI), the Global Semiconductor Alliance (GSA) and Capgemini S.E. Mr. Sievers served as president of ESIA (European Semiconductor Industry Association) from December 2021 until December 2023. He chaired the advisory board of the international trade-fair Electronica until June 2021. He is also president of AENEAS, an industrial association for application and technology research in Europe on nano-electronics. Mr. Sievers serves as a member of the Asia-Pacific-Committee of German Business (APA) and as a member of the board at the German Asia-Pacific Business Association (OAV), acting as the spokesperson for the Republic of Korea.

Mr. Sievers earned a master’s degree in physics and information technology from Augsburg University, Germany.

Executive Director

Director since 2020

Age 55

Other Current Public Boards:
•Capgemini S.E.

Key Qualifications and Expertise:
•International Experience
•Executive Leadership
•Industry and Technology Experience
•Strategic Planning, Growth, Mergers & Acquisition
•Manufacturing and Operations
•Human Capital/Talent Development
•IT and Cybersecurity

ITEM 3: (RE-)APPOINTMENT OF DIRECTORS
Annette Clayton
Chairwoman, Schneider Electric North America

Annette Clayton (1964, American) was appointed a non-executive director of our board of directors effective May 2021. Ms. Clayton is the chairwoman of Schneider Electric North America, a region of Schneider Electric, a multinational firm specializing in energy management and automation solutions. From 2016 through December 2023, Ms. Clayton was the chief executive officer of Schneider Electric North America.

Through December 2019, Ms. Clayton also held the title of chief supply chain officer for Schneider Electric and led the transformation of its $13 billion global supply chain operation for seven years, and from 2011 to 2016 led the environmental and social governance function. She is also a member of the Schneider Electric’s executive committee. From 2006 to 2011, Ms. Clayton led Dell Inc.’s supply chain transformation and oversaw the global manufacturing and fulfillment operation. She was also responsible for the Americas’ commercial order management and customer care operations. From 1983 to 2006, Ms. Clayton worked at General Motors Corporation in senior management roles in engineering and production, including president, at Saturn Corporation.

Ms. Clayton is a member of the board of directors of the National Electrical Manufacturers Association and the National Association of Manufacturers. She serves on the board of Duke Energy Corporation, Nordson Corporation and the boards of Schneider Electric’s Energy-as-a-Service joint ventures, AlphaStruxure, GreenStruxure, Uplight Inc., QMerit, EVConnect, EnergySage, and Autogrid. Ms. Clayton has been nominated to serve on the board of directors of Oshkosh Corporation, subject to shareholder approval in May 2024. She previously served on the board of Polaris Inc. until April 2021.

Independent Non-Executive Director

Director since 2021

Age 60

Board Committees:
•Audit Committee
•Human Resources and Compensation Committee

Other Current Public Boards:
•Duke Energy Corporation
•Nordson Corporation
•Oshkosh Corporation (subject to shareholder approval May 2024)

Key Qualifications and Expertise:
•International Experience
•Executive Leadership
•Industry and Technology Experience
•Strategic Planning, Growth, Mergers & Acquisition
•Corporate Governance, Legal, Global Compliance Experience
•Manufacturing and Operations
•Risk Management
•Human Capital/Talent Development
•IT and Cybersecurity
•ESG Expertise

Anthony Foxx
Former United States Secretary of Transportation

Anthony Foxx (1971, American) was appointed a non-executive director of our board of directors effective May 2021. Since 2023, Mr. Foxx serves as the Emma Bloomberg Professor of the Practice of Public Leadership at the Harvard Kennedy School. From October 2018 to January 2022, Mr. Foxx served as the chief policy officer and senior advisor to the president and chief executive officer of Lyft. Prior to joining Lyft Inc., he served as a managing partner of related infrastructure, the infrastructure development group of Related Companies, a real estate firm, from December 2017 to October 2018. From July 2013 to January 2017, Mr. Foxx served as the seventeenth United States Secretary of Transportation. He served as the mayor of Charlotte, North Carolina from 2009 to 2013 and as a Charlotte City council member at-large representative from 2005 to 2009. Mr. Foxx also has held a variety of legal positions in the public and private sectors. Mr. Foxx serves on the board of directors of Martin Marietta Materials Inc. and CDW Corporation. He holds a Doctor of Law (J.D.) from New York University School of Law, and a Bachelor of Arts (B.A.), History, from Davidson College.

Independent Non-Executive Director

Director since 2021

Age 52

Board Committees:
•Nominating, Governance and Sustainability Committee (Chair)

Other Current Public Boards:
•CDW Corporation
•Martin Marietta Materials Inc.

Key Qualifications and Expertise:
•Executive Leadership
•Industry and Technology Experience
•Strategic Planning, Growth, Mergers & Acquisition
•Financial, Audit & Accounting Expertise
•Risk Management
•ESG Expertise

ITEM 3: (RE-)APPOINTMENT OF DIRECTORS
Moshe Gavrielov
Former President and CEO of Xilinx, Inc.

Moshe Gavrielov (1954, United States and Israel) was appointed a non-executive director of our board of directors effective May 2023. Mr. Gavrielov served as president and CEO of Xilinx Inc. from January 2008 to January 2018, and as director of Xilinx Inc. from February 2008 to January 2018. Prior to that, he served at Cadence Design Systems Inc. as executive vice president and general manager of the verification division from April 2005 to November 2007, and CEO of Versity Ltd. from March 1998 to April 2005. He also served at a variety of executive management positions in LSI Logic Corp. for nearly 10 years, and engineering and engineering management positions in National Semiconductor Corporation and Digital Equipment Corporation. Since 2019, Mr. Gavrielov has served on the board of Taiwan Semiconductor Manufacturing Company Limited. In addition, Mr. Gavrielov is the chair of SiMa Technologies Inc. and Foretellix Ltd.

He holds a bachelor's degree in electrical engineering and a master's degree in computer science from Technion-Israel Institute of Technology.
Independent Non-Executive Director

Age 69

Board Committees:
•Human Resources and Compensation Committee
•Nominating, Governance and Sustainability Committee

Other Current Public Boards:
•Taiwan Semiconductor Manufacturing Company Limited

Key Qualifications and Expertise:
•International Experience
•Executive Leadership
•Industry and Technology Experience
•Strategic Planning, Growth, Mergers & Acquisitions
•Corporate Governance, Legal, Global Compliance Experience
•Financial, Audit & Accounting
•Manufacturing and Operations
•Risk Management
•Human Capital/Talent Development
•ESG Expertise

ITEM 3: (RE-)APPOINTMENT OF DIRECTORS
Chunyuan Gu
Former President of Asia, the Middle East and Africa regions of ABB Ltd

Chunyuan Gu (1958, Swedish) was appointed a non-executive director of our board of directors effective June 2022. Mr. Gu has over 30 years of experience working at ABB Ltd., a global pioneering technology leader in electrification and automation serving customers in utility, industry, transportation and infrastructure. Mr. Gu began his career at ABB Corporate Research in Sweden in 1989, and has held various roles and functions in R&D, manufacturing operations and general management. Since 2020, Mr. Gu serves in an advisory capacity as chair of the board of ABB (China) Ltd. From 2017 to 2019, Mr. Gu was a member of the ABB group executive committee and president of the Asia, the Middle East and Africa region. From 2014 to 2017, Mr. Gu served as president and CEO of ABB China.

Since 2020, Mr. Gu has served as a non-executive director of CLP Holdings Limited. Since 2021, Mr. Gu has served as senior advisor at Blackstone Ltd. He holds a bachelor of engineering from Shanghai Jiao Tong University and a PhD, school of aeronautics from the Royal Institute of Technology, Stockholm. Mr. Gu is a fellow of IVA, the Royal Swedish Academy of Engineering Sciences.

Independent Non-Executive Director

Director since 2022

Age 65

Board Committees:
•Audit Committee

Other Current Public Boards:
•CLP Holdings Limited

Key Qualifications and Expertise:
•International Experience
•Executive Leadership
•Industry and Technology Experience
•Manufacturing and Operations
•Risk Management
•Human Capital Talent Development
•ESG Experience

Lena Olving
Former President and CEO of Mycronic AB

Lena Olving (1956, Swedish) was appointed a non-executive director of our board of directors effective June 2019. Ms. Olving served as president and CEO of Mycronic AB (listed on Nasdaq OMX Stockholm) from 2013 to 2019, a Swedish high-tech equipment company serving the electronics industry. Before that, Ms. Olving worked at Saab AB, a listed Defence and Security company, as deputy CEO and chief operating officer. Her earlier career also includes various managerial positions within Volvo Car Corporation, in total 25 years, of which 5 years in Asia Pacific and 7 years in the executive management team.

Ms. Olving is a board member of Assa Abloy AB, Vestas Wind Systems A/S, Investment AB Latour, chair of the board at the Royal Swedish Opera and ScandiNova Systems AB, and board member of Stena Metall AB. She is a fellow of IVA, the Royal Swedish Academy of Engineering Sciences.

She holds a Master of Science in Mechanical Engineering from Chalmers in Gothenburg, Sweden. In January 2018, Ms. Olving was presented H.M. The King’s Medal of the 12th size with blue ribbon for outstanding efforts within Swedish business sector. In October 2019, she was awarded IVA’s Gold Medal for pioneering and outstanding leadership within the tech sector, and in 2023 she received the Gustaf Dalén Goldmedal for her contributions to the fields of engineering and technology.

Independent Non-Executive Director

Director since 2019

Age 67

Board Committees:
•Human Resources and Compensation Committee

Other Current Public Boards:
•Assa Abloy AB
•Investment AB Latour
•Vestas Wind Systems A/S

Key Qualifications and Expertise:
•International Experience
•Executive Leadership
•Industry and Technology Experience
•Strategic Planning, Growth, Mergers & Acquisition
•Financial, Audit & Accounting Expertise
•Manufacturing and Operations
•Risk Management
•Human Capital/Talent Development
•IT and Cybersecurity

ITEM 3: (RE-)APPOINTMENT OF DIRECTORS
Julie Southern
Former Chief Commercial Officer, Virgin Atlantic Airways Ltd.

Ms. Julie Southern (1959, British) was appointed a non-executive director of our board of directors effective October 2013 and chair of our board of directors effective May 2023. Ms. Southern was with Virgin Atlantic Limited (UK) from 2000 to May 2013. From 2010 to 2013, she was chief commercial officer and from 2000 to 2010 she was chief financial officer of Virgin Atlantic. Prior to joining Virgin Atlantic, Ms. Southern was group finance director at Porsche Cars Great Britain and finance and operations director at WH Smith - HJ Chapman & Co Ltd. Prior to that, she was a chartered accountant at Price Waterhouse Coopers.

Ms. Southern currently holds non-executive directorships at Ocado Group plc and RWS Holdings plc. Ms. Southern serves as chair of the board and chair of the nomination committee at RWS Holdings plc, and chair of the remuneration committee and member of the audit and people committees at Ocado Group plc. Previously, Ms. Southern held directorships at Gategroup (2015-2016), Stagecoach Group plc (2016-2018), DFS Furniture plc (2015-2019), Cineworld Group plc (2015-2019), easyJet plc (2018-2023), and Rentokil plc (2014-2023).

Chair of Board
Independent Non-Executive Director

Director since 2013

Age 64

Board Committees:
•Nominating, Governance and Sustainability Committee

Other Current Public Boards:
•Ocado Group plc
•RWS Holdings plc

Key Qualifications and Expertise:
•Executive Leadership
•Strategic Planning, Growth, Mergers & Acquisition
•Financial, Audit & Accounting Expertise
•Human Capital/Talent Development

Jasmin Staiblin
Former Chief Executive Officer of Alpiq

Jasmin Staiblin (1970, German and Swiss) was appointed a non-executive director of our board of directors effective June 2019. Ms. Staiblin served between 2013 and 2018 as chief executive officer of Alpiq, a leading Swiss energy services provider and power producer in Europe. She successfully led the company through a major transformation in a fundamentally changing energy market. She began her career in 1997 at the ABB Group, the Swedish-Swiss global technology company, starting in ABB’s group research center. From 1999 to 2005, Ms. Staiblin served in various global functions and as a member of the management team for ABB’s power technologies division. She held the position of chief executive officer of ABB Switzerland from 2006 to 2012.

Ms. Staiblin is a board member of Zurich Insurance Group Ltd. and chair of the supervisory boards of Rolls-Royce Power Systems AG and Rolls-Royce Solutions GmbH. She formerly served on the board of Rolls-Royce plc and Georg Fischer AG. She studied Physics and Electrical Engineering at the Karlsruhe Institute of Technology, Germany and the Royal Institute of Technology in Stockholm, Sweden. Ms. Staiblin completed her studies with a Degree in Physics and has a Master of Science in electrical engineering.

Independent Non-Executive Director

Director since 2019

Age 54

Board Committees:
•Audit Committee

Other Current Public Boards:
•Zurich Insurance Group Ltd.

Key Qualifications and Expertise:
•International Experience
•Executive Leadership
•Industry and Technology Experience
•Strategic Planning, Growth, Mergers & Acquisition
•Corporate Governance, Legal, Global Compliance Experience
•Financial, Audit & Accounting Expertise
•Manufacturing and Operations
•Risk Management
•Human Capital/Talent Development
•IT and Cybersecurity

ITEM 3: (RE-)APPOINTMENT OF DIRECTORS
Gregory Summe
Managing Partner of Glen Capital Partners

Gregory L. Summe (1956, American) was appointed a non-executive director of our board of directors effective December 2015. Mr. Summe is the managing partner of Glen Capital Partners, an investment fund. Recently, he was the co-chair and co-founder of NextGen Acquisition Corp.I&II. Previously, Mr. Summe was the managing director and vice chair of Global Buyout at The Carlyle Group, a leading global private equity firm, from 2009 to 2014. Prior to joining Carlyle, he was the chair and chief executive officer of PerkinElmer Inc., a global leader in Health Sciences, a company he led from 1998 to May 2009. He also served as a senior advisor to Goldman Sachs Capital Partners, from 2008 to 2009. Mr. Summe was a director of Freescale Semiconductor from 2010 until its merger with NXP in 2015 and served as chair of the Freescale board from 2014 to 2015. Prior to PerkinElmer, Mr. Summe was with AlliedSignal, now Honeywell International, serving as the president of General Aviation Avionics, president of the Aerospace Engines Group and president of the Automotive Products Group. Before joining AlliedSignal, he was the general manager of Commercial Motors at General Electric and was a partner with the consulting firm of McKinsey & Company Inc.

Mr. Summe holds B.S. and M.S. degrees in electrical engineering from the University of Kentucky and the University of Cincinnati, and an M.B.A. with distinction from the Wharton School at the University of Pennsylvania. He is in the University of Kentucky’s Hall of Distinction. Mr. Summe also serves on the board of directors of the State Street Corporation and Avantor Corporation, and formerly served on the boards of directors of NextGen Acquisition Corp.I, NextGen Acquisition Corp.II and Virgin Orbit Holdings Inc.

Independent Non-Executive Director

Director since 2015

Age 67

Board Committees:
•Human Resources and Compensation Committee (Chair)
•Nominating, Governance and Sustainability Committee

Other Current Public Boards:
•State Street Corporation
•Avantor Corporation

Key Qualifications and Expertise:
•International Experience
•Executive Leadership
•Industry and Technology Experience
•Strategic Planning, Growth, Mergers & Acquisition
•Corporate Governance, Legal, Global Compliance Experience
•Financial, Audit & Accounting Expertise
•Manufacturing and Operations
•Risk Management
•Human Capital/Talent Development

Karl-Henrik Sundström
Former CEO of Stora Enso

Karl-Henrik Sundström (1960, Swedish) was appointed a non-executive director of our board of directors in June 2019. He served as CEO of Stora Enso from 2014 until his retirement in 2019. He joined Stora Enso in August 2012 as CFO and member of the group leadership team. In June 2013 he took on the role as executive vice president for division Paper and Wood Products. Prior to joining Stora Enso, Mr. Sundström held the role of CFO of NXP Semiconductors N.V. (2008–2012). Before that, he held several managerial positions in Ericsson, including CFO. He is the chair of Boliden AB and Mölnlycke AB, member of the board of Vestas AS, chair of the Climate Leadership Coalition and member of the board of the Marcus Wallenberg Foundation. Mr. Sundström participated in an Advanced Management Program at Harvard Business School in 1997 and holds a degree in Business Administration, Finance and Accounting from the Uppsala University, Sweden.

Independent Non-Executive Director

Director since 2019

Age 64

Board Committees:
•Audit Committee (Chair)
•Human Resources and Compensation Committee

Other Current Public Boards:
•Boliden AB
•Vestas Wind Systems A/S

Key Qualifications and Expertise:
•International Experience
•Executive Leadership
•Industry and Technology Experience
•Strategic Planning, Growth, Mergers & Acquisition
•Corporate Governance, Legal, Global Compliance Experience
•Manufacturing and Operations
•Financial, Audit & Accounting Expertise
•Risk Management
•IT and Cybersecurity
•ESG Expertise

ITEM 3: (RE-)APPOINTMENT OF DIRECTORS
Nominee Skills and Experience
Our director nominees have a wide variety of relevant skills, professional experience and backgrounds, and collectively bring to our Board diverse viewpoints and perspectives that strengthen its ability to represent the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers. The chart below illustrates broad categories of skills and expertise that our non-executive director nominees offer that we believe contribute to the effective leadership and exercise of oversight responsibilities by the Board.

Name	Kurt Sievers	Annette Clayton	Anthony Foxx	Moshe Gavrielov	Chunyuan Gu	Lena Olving	Julie Southern	Jasmin Staiblin	Gregory Summe	Karl-Henrik Sundström
	President and Chief Executive Officer, NXP Semiconductors N.V.	Chair-woman Schneider Electric North America	Former U.S. Secretary of Transportation	Former President and CEO of Xilinx, Inc.	Former President of Asia/ME/Africa, ABB Ltd	Former President and Chief Executive Officer, Mycronic AB	Former Chief Commercial Officer, Virgin Atlantic Airways Ltd	Former Chief Executive Officer, Alpiq	Managing Partner, Glen Capital Partners	Former Chief Executive Officer, Stora Enso
Diversity
Ethnic Diversity			X		X
Gender Diversity		X				X	X	X
Age	55	60	52	69	65	67	64	54	67	64
Director Since	2020	2021	2021	2023	2022	2019	2013	2019	2015	2019
Skills
Executive Leadership	X	X	X	X	X	X	X	X	X	X
Industry & Technology Experience	X	X	X	X	X	X		X	X	X
Strategic Planning	X	X	X	X		X	X	X	X	X
Financial Expertise		x	X	X	x	X	X	X	X	X
Manufacturing & Operations	X	X		X	X	X		X	X	X
International Experience	X	X		X	X	X		X	X	X
Human Capital	X	X		X	X	X	X	X	X
Risk Management		X	X	X	X	X		X	X	X
IT and Cybersecurity	X	X				X		X		X
Corporate Governance		X		X				X	X	X
ESG Expertise		X	X	X	X					X
Board Committees
Audit		X			X			X		Chair
Human Resources and Compensation		X		X		X			Chair	x
Nominating, Governance and Sustainability			Chair	X			X		X

ITEM 3: (RE-)APPOINTMENT OF DIRECTORS
International Experience: living and working in various regions, in the USA, Europe and/or Asia, and/or experience in businesses with substantial international operations
Executive Leadership: executive management experience with large or international organizations
Industry and Technology Experience: experience with and understanding of the technology industry, including the semiconductor and automotive industries
Strategic Planning, Growth, Mergers & Acquisition: planning knowledge of corporate strategy and strategic planning, and experience with mergers, acquisitions, and other strategic transactions
Corporate Governance, Legal, Global Compliance Experience: knowledge of corporate governance issues applicable to SEC registered companies listed on the Nasdaq, and experience within international regulatory affairs or legal sectors
Financial, Audit & Accounting Expertise: financial, audit & accounting expertise and experience with corporate finance, including financial experts as named in the Company filings and experience as a CFO, Auditor, and Corporate Treasurer and public company CEO
Manufacturing and Operations: experience with sophisticated large-scale international manufacturing operations
Risk Management: experience in assessing and managing enterprise risks
Human Capital/Talent Development: experience with human resources management and culture development in large international organizations, in particular in overseeing succession planning, talent development and executive compensation programs
IT and Cybersecurity: experience in understanding and managing information technology and cybersecurity threats
ESG Expertise: experience in understanding and addressing strategic environmental, social and governance issues
Director Independence
NXP’s Board has determined that all non-executive director nominees are independent under the applicable Nasdaq listing standards, the Rules of Procedure (as defined below), as well as best practice provision 2.1.8 of the DCGC. The current executive director, Mr. Sievers, as our president and chief executive officer, is not an independent director under the above standards. If each nominated director is appointed at the AGM, the full Board (including non-executive directors and our executive director) will consist of 90% independent directors.
As of April 15, 2024, our non-executive director nominees who are nominated for re-appointment have an average tenure of 4.7 years, and seven of our independent nominees have been members of the Board for five years or less.
HOW OUR BOARD GOVERNS AND IS GOVERNED
Rules Governing the Board
The Board has adopted written Rules Governing the Board (the “Rules of Procedure”) governing its performance, its decision making, its composition, the tasks and working procedures of the committees and other matters relating to the Board, the chief executive officer, the non-executive directors and the committees established by the Board. In accordance with our Rules of Procedure, resolutions of our Board will be adopted by a simple majority of votes cast in a meeting at which at least the majority of its members is present or represented. Each director has the right to cast one vote. In a tie vote, the proposal will be rejected.
In addition to the Rules of Procedure, the Board has adopted charters of its committees, to which the plenary Board, while retaining overall responsibility, has assigned certain tasks: the Audit Committee, the Nominating, Governance and Sustainability Committee, and the Human Resources and Compensation Committee. Each committee reports to the plenary Board. The Articles of Association, Rules of Procedure and the committee charters are posted on our Investor Relations website at http://investors.nxp.com under the “Corporate Governance” section. Copies of our corporate governance materials are also available to shareholders who request them. Requests must be in writing and sent to: NXP Semiconductors N.V., High Tech Campus 60, 5656 AG, Eindhoven, The Netherlands, Attention: Secretary.
The Board is assisted by the Secretary. The Secretary sees to it that correct procedures are followed and that the Board acts in accordance with its statutory obligations and its obligations under the Articles of Association. Furthermore, the Secretary assists the Chair of the Board (the “Chair”) in the functioning of Board business (information, agenda, evaluation, introductory program). The Secretary, in this capacity, is appointed and dismissed by the Board. Shareholders or other interested parties who wish to communicate with the Board, including the Chair and the non-executive directors individually or as a group, may send correspondence in care of the Secretary at NXP’s principal offices at High Tech Campus 60, 5656 AG, Eindhoven, The Netherlands. Our Secretary will receive all

HOW OUR BOARD GOVERNS AND IS GOVERNED
communications sent to this address, and will provide all substantive communications to the Chair, excluding simple administrative requests that are appropriately addressed by the Secretary.
Our non-executive directors oversee the general affairs of the Company and supervise and provide general advice to the executive director. Furthermore, the non-executive directors perform such acts that are delegated to them pursuant to our Articles of Association or by our Rules of Procedure.
Under the Rules of Procedure, Board members must comply with any provisions on the maximum number of directorships and board memberships as decided by the Nominating, Governance and Sustainability Committee. Currently, the Nominating, Governance and Sustainability Committee has determined that members of the Board shall have no more than four board memberships in public companies in addition to service on the Board of NXP, and not more than two of such board memberships if they are an executive officer.
Each director owes a duty to us to properly perform the duties assigned to him or her and to act in the corporate interest of our Company. Under Dutch law, the corporate interest extends to the interests of all corporate stakeholders, such as shareholders, creditors, employees, customers and suppliers.
Board Leadership and Role in Risk Oversight
Our Chair works closely with our chief executive officer to set the agenda for Board meetings and to facilitate information flow between the Board and management. Ms. Julie Southern currently serves as the Chair. The Chair presides at the Board meetings, as well as regularly scheduled executive sessions of the non-executive directors.
Our independent directors regularly meet in executive session without executive directors or management present. Additionally, the Board and each committee have the power to hire, at the expense of the Company, independent legal, financial or other advisors as they may deem necessary, without consulting or obtaining the approval of any officer of the Company in advance.
The Board believes that its current structure continues to provide robust and highly effective oversight based on, among other factors:

•The nine non-executive directors nominated for re-appointment are independent; the sole board member who is not independent is the executive director (the President and CEO);

•Robust corporate governance principles, which are reviewed annually;

•A Chair that provides strategic leadership for the Company, consistent with Dutch law and the Company’s organizational documents—a role that the Board believes remains critically important as our industry continues to experience significant change and disruption at a rapid rate;

•The Audit, Human Resources and Compensation, and Nominating, Governance and Sustainability Committees all are composed entirely of independent directors (as defined in the applicable Nasdaq listing standards and within the meaning of the DCGC);

•Approval of any appointment of members to the Audit, Human Resources and Compensation, and Nominating, Governance and Sustainability Committees must include at least a majority of the independent directors;

•All Board committees operate pursuant to written charters and conduct annual self-assessments;

•The independent directors of the Board and its committees receive extensive information and input from multiple layers of management and external advisors, engage in detailed discussion and analysis regarding matters brought before them (including in executive session) and consistently and actively engage in the development and approval of significant corporate strategies;

•The Board and its committees have unrestricted access to management;

•The Board and its committees can retain, at Company expense, any advisors they deem necessary with respect to any matter brought before them; and

•In 2023, the Board held four executive sessions of independent non-executive members, and its committees collectively held 21 sessions.

Meetings of NXP’s Board
The Board met 5 times in 2023. In addition to these meetings, directors attended meetings of individual Board committees of which they were members. Each of the directors attended at least 75% of the aggregate of the Board meetings and meetings of committees of which they were a member during the periods for which they served in 2023. NXP does not have a formal policy regarding Board members’ attendance at annual general meetings, but all of our Board members are invited to attend the Annual General Meeting. In 2023, the following members of the Board

HOW OUR BOARD GOVERNS AND IS GOVERNED
participated in the Annual General Meeting: Julie Southern, current Chair of the Board, Sir Peter Bonfield, former Chair of the Board, Lena Olving and Kurt Sievers.
The Rules of Procedure require the independent directors to meet in executive session from time to time, and at least twice annually, without any members of management present.
NXP’s Board Committees
The standing committees of the Board are the Audit Committee, the Human Resources and Compensation Committee, and the Nominating, Governance and Sustainability Committee.
All members of the Audit, Human Resources and Compensation, and Nominating, Governance and Sustainability Committees are independent directors, as defined in the applicable Nasdaq listing standards, applicable SEC rules and the Rules of Procedure, which includes the requirements of the DCGC. Board approval of any director appointment to the Audit, Human Resources and Compensation, and Nominating, Governance and Sustainability Committees must include at least a majority of the independent directors, as defined in the applicable Nasdaq listing standards.
Audit Committee
Our Audit Committee is a separately-designated standing committee established in accordance with Section 3(a)(58)(A) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and currently consists of Mr. Sundström (Chair), Ms. Clayton, Mr. Gu and Ms. Staiblin each of whom are independent for purposes of the Nasdaq listing standards, our Rules of Procedure and Rule 10A-3 of the Exchange Act.
Subject to the requirement under Dutch law that independent auditors be appointed by the shareholders at a general meeting of shareholders, the Audit Committee has ultimate authority and direct responsibility to appoint, compensate, retain, oversee, evaluate and, where appropriate, replace the independent auditors. In addition, the Audit Committee reviews the performance and independence of the independent auditors and also oversees internal audit activities, compliance with the Code of Conduct, related-party transactions and legal matters, including litigation and intellectual property disputes.
Our Audit Committee reviews our annual audited financial statements and quarterly unaudited financial statements and certain other public disclosures prior to publication. The Audit Committee also meets periodically with senior management to discuss risk assessment and risk management policies related to information technology.
The Board has determined that all Audit Committee members are able to read and understand fundamental financial statements in accordance with Nasdaq listing standards and that Mr. Sundström, Ms. Staiblin, Mr. Gu and Ms. Clayton meet the SEC’s definition of “audit committee financial expert” as that term is defined in Item 407(d) of Regulation S-K. As noted above, all Audit Committee members are independent for purposes of Nasdaq listing standards, our Rules of Procedure, and Rule 10A-3 of the Exchange Act. For a description of the education and experience of each of the members of the Board’s Audit Committee please refer to the “Nominees for Director” section above.
The Audit Committee meets at least quarterly, and as often as it deems necessary to fulfill its responsibilities.
Number of meetings in 2023: 10.
This committee operates under a written charter adopted by our Board. The charter complies with SEC regulations and Nasdaq listing standards. The charter is reviewed and reassessed regularly to ensure continued compliance with these requirements. The charter is available for public viewing on our website at http://investors.nxp.com, under the “Corporate Governance” section.
Human Resources and Compensation Committee
Our Human Resources and Compensation Committee currently consists of Mr. Summe (Chair), Ms. Clayton, Mr. Gavrielov, Ms. Olving and Mr. Sundström. Our Board has determined that all of the members of the Human Resources and Compensation Committee are independent for purposes of Nasdaq listing standards, our Rules of Procedure and Rule 10C-1 of the Exchange Act. Pursuant to its charter and the authority delegated to it by our Board, the Human Resources and Compensation Committee is responsible for overseeing our compensation and employee benefit plans and practices, including formulating, evaluating and approving the compensation of our executive officers, including the compensation of our chief executive officer, and for overseeing all compensation programs involving the issuance of our equity securities. In addition, the Human Resources and Compensation Committee is responsible for overseeing the Company’s strategy, initiatives and programs related to the Company’s culture, talent management and talent development, including but not limited to talent acquisition, talent retention, talent development and succession, employee engagement and diversity, equality and inclusion. For more information regarding the Human Resources and Compensation Committee and the determination of executive compensation, see the “Executive Compensation” section below. The Human Resources and Compensation Committee meets as often as it deems necessary, but not less than four times a year.
Number of meetings in 2023: 7.

HOW OUR BOARD GOVERNS AND IS GOVERNED
This committee operates under a written charter adopted by our Board. The charter complies with SEC regulations and Nasdaq listing standards. The charter is reviewed and reassessed regularly to ensure continued compliance with these requirements. The charter is available for public viewing on our website at http://investors.nxp.com, under the “Corporate Governance” section.
Nominating, Governance and Sustainability Committee
Our Nominating, Governance and Sustainability Committee currently consists of Mr. Foxx (Chair), Mr. Gavrielov, Ms. Southern and Mr. Summe. Our Board has determined that all of the members of the Nominating, Governance and Sustainability Committee are independent for purposes of Nasdaq listing standards and our Rules of Procedure. Pursuant to its charter and the authority delegated to it by our Board, the Nominating, Governance and Sustainability Committee is responsible for determining selection criteria and appointment procedures for members of our Board, periodically assessing the scope and composition of our Board and evaluating the performance of its individual members. In addition, the Nominating, Governance and Sustainability Committee reviews the top identified risks to the Company and makes proposals to the Board on oversight and oversees the Company’s policies and practices relating to significant issues of environmental, social and governance.
The Nominating, Governance and Sustainability Committee will consider timely written proposals for nomination from shareholders and will evaluate a shareholder’s prospective board nominee in the same manner that it evaluates other nominees, but only if it receives the request to consider such matter no later than on the 60th day prior to the day of the Annual General Meeting. The Nominating, Governance and Sustainability Committee from time to time engages consultants or third-party search firms to assist in identifying and evaluating potential nominees. A shareholder who wishes to recommend a prospective Board nominee for the committee’s consideration may write to us at NXP Semiconductors N.V., High Tech Campus 60, 5656 AG, Eindhoven, The Netherlands, Attention: Secretary. For more information regarding shareholder proposals and nominations see “Future Shareholder Proposals and Nominations for the 2025 Annual General Meeting.” The Nominating, Governance and Sustainability Committee meets as often as it deems necessary to fulfill its responsibilities, but not less than four times a year.
Number of meetings in 2023: 4.
This committee operates under a written charter adopted by our Board. The charter complies with SEC regulations and Nasdaq listing standards. The charter is reviewed and reassessed regularly to ensure continued compliance with these requirements. The charter is available for public viewing on our website at http://investors.nxp.com, under the “Corporate Governance” section.

HOW OUR BOARD GOVERNS AND IS GOVERNED

AUDIT COMMITTEE

MEMBERS Mr. Sundström (Chair) Ms. Clayton Mr. Gu Ms. Staiblin Number of meetings during 2023: 10
KEY OVERSIGHT RESPONSIBILITIES INCLUDE, BUT ARE NOT LIMITED TO:
•The integrity of the Company’s financial statements and its accounting and financial reporting processes
•The effectiveness of the Company’s internal control over financial reporting
•Compliance with applicable legal and regulatory requirements
•Oversight of information technology risks, including cybersecurity
•The qualifications, independence and performance of the independent registered public accounting firm for U.S. public reporting purposes and the Company’s external auditor for purposes of Dutch law
•The Internal Audit group
•Related party transactions

HUMAN RESOURCES AND COMPENSATION COMMITTEE

MEMBERS Mr. Summe (Chair) Ms. Clayton Mr. Gavrielov Ms. Olving Mr. Sundström Number of meetings during 2023: 7
KEY OVERSIGHT RESPONSIBILITIES INCLUDE, BUT ARE NOT LIMITED TO:
•CEO and senior management compensation, including the corporate goals and objectives relevant to such compensation and evaluating performance in light of those goals and objectives
•Board and committee compensation
•Relationship between the Company’s compensation policies and practices and risk management
•Management Team succession plans
•Compensation and benefits-related disclosures and equity compensation plans in which executives participate
•Various human capital management topics, including diversity, equality and inclusion, workforce trends and surveys, as well as University Relations Program

NOMINATING, GOVERNANCE AND SUSTAINABILITY COMMITTEE

MEMBERS Mr. Foxx (Chair) Mr. Gavrielov Ms. Southern Mr. Summe Number of meetings during 2023: 4
KEY OVERSIGHT RESPONSIBILITIES INCLUDE, BUT ARE NOT LIMITED TO:
•Corporate governance matters
•Nomination or re-nomination of director candidates and approval of other annual general meeting of shareholders agenda items
•The annual self-evaluation of the Board and its committees
•Review NXP top identified risks and make proposals to the Board on oversight
•Oversight of policies and practices relating to significant issues of environmental, social and governance

Setting and Overseeing Strategy
The Board actively determines the Company’s strategy and continues to focus on those strategies designed to ensure the continued durability and sustainability of the Company, while creating long-term value for our shareholders, and serving the interests of our other stakeholders. The Board and its committees regularly and extensively reviewed during their meetings throughout 2023 the Company’s strategy, the Company’s primary risks as well as the design and operation of the internal control systems to ensure it supports the long- term growth and sustainability of the Company and reflects, among other considerations, market challenges and opportunities, and the interests of shareholders and other stakeholders. This has substantially impacted the long-term value creation strategy as referred to in best practice provision 1.1.1 of the DCGC as further outlined in the Sustainability section and in the Company’s Corporate Social Responsibility Report. In addition to quarterly updates on the business

HOW OUR BOARD GOVERNS AND IS GOVERNED
performance and detailed presentations by the various business managers, the Board reviewed and discussed the mid- to long-term strategy of the Company in its November meeting.
The Board is committed to maintaining a dialogue with shareholders to ensure that they understand our differentiated strategy and business model and have an opportunity to discuss and engage on a broad range of topics, including our strategy. The Board will also review the implementation of our strategy at our annual general meeting of shareholders, giving attendees the opportunity to discuss our annual Dutch management board report and the accompanying financial statements prepared in accordance with International Financial Reporting Standards as adopted by the European Union (“IFRS”). We also regularly discuss our strategy in shareholder engagement sessions.
Risk Oversight
Our management is directly responsible for executing the Company’s risk management processes. Our Board is responsible for overseeing these risk management processes. In exercising its oversight, the Board and, as appropriate, the relevant Board committees, assesses the material risks facing the Company and evaluate management’s plans for managing material risk exposures. The Company conducts a formal annual risk assessment to identify, analyze and report on enterprise risks. The results of this risk assessment are reported to and discussed with the Board.
Our Board performs this oversight function through periodic reports from management and Board committees. While our Board generally has ultimate oversight responsibility of the Company’s risk management processes, it has delegated to its committees the responsibility to oversee risk management processes associated with their respective areas of responsibility and expertise. For example, the Audit Committee has oversight responsibility for the Company’s internal audit function, compliance with the Code of Conduct, internal controls and financial reporting practices, information technology and cybersecurity risks, litigation, and compliance processes. The Human Resources and Compensation Committee has oversight responsibility for the Company’s executive talent management and succession planning, and risks related to the Company’s compensation policies and practices, as described in more detail in the Compensation Practices and Risk section of the Compensation Discussion and Analysis. The Nominating, Governance and Sustainability Committee has oversight responsibility for the Company’s compliance with its corporate governance principles, CEO succession planning, policies and practices relating to initiatives and reporting on environmental, social and governance and proposes recommendations to the Board for updates to risk oversight responsibilities of the committees and the Board. The Board receives regular reports from each committee chair regarding the committee’s considerations and actions. The Board also receives regular updates from management on the Company’s business operations, financial results and strategy and, as appropriate, discusses and provides feedback with respect to risks related to these topics. Annually, the Board holds strategic planning sessions with senior management to discuss strategies, key challenges, and risks and opportunities for our business.
NXP, similar to other semiconductor companies, operates in a complex and rapidly changing environment that involves many risks. In addition to general market, research and development, and economic risks, the Company faces potential risks related to its industry; information technology and cybersecurity; data privacy; financial controls and reporting; legal, regulatory and compliance; finances and taxation; global operations; environment and social responsibility; and product portfolio and commercialization, among others. As a company committed to operating ethically and with integrity, we proactively seek to manage and, where possible, mitigate risks to help ensure compliance with applicable rules and regulations, maintain integrity and continuity in our operations and business and protect our assets. Risk management is an enterprise-wide objective subject to oversight by the Board and its committees.
It is the responsibility of management and employees to implement and administer risk-management processes to identify material risks to our business. In addition, management must assess, manage and monitor those risks, all while maintaining flexibility in how we operate. To further embed risk management and compliance into our culture, we implement relevant policies and procedures and train employees on the specifics of such policies and procedures. All of our committees have regular access to management and the Board and committees also schedule sessions without members of management present
The purpose of our enterprise risk management ("ERM") is to timely identify, evaluation, prioritize, respond to, and manage material business risks impacting NXP Semiconductors’ strategic objectives.
The objectives of ERM are to:
•Identify our key risks in a timely manner, based upon quantitative and qualitative factors.
•Mitigate risk and keep risk impact at acceptable levels, particularly those risks that could result in a strategic impact event.
•Ensure there is an effective risk-management framework in place which covers our key risks and is supported by risk-monitoring mechanisms.
•Prioritize and align risk-management efforts, to use resources effectively.

HOW OUR BOARD GOVERNS AND IS GOVERNED
•Ensure risk-management governance, including quarterly monitoring, reporting and evaluation.
Key ERM activities include:
•Assessment (identification and evaluation of risks)
•Response (building capabilities, mitigation)
•Management Assurance (effective management methods, clear accountabilities)
•Monitoring (audit, inquire, verify)
•Communication (internally and externally)
•Periodically evaluate effectiveness method
The procedures plan for reasonable coverage of the potential risks. Despite the thoroughness of the process, unforeseen events that impact the strategy may happen.
Risk Management Governance
The Board of Directors oversees NXP’s processes and procedures related to risk assessment and risk management, reviews NXP top identified risks and the Nominating, Governance and Sustainability Committee makes proposals to the Board on oversight.
Our management team oversees, identifies and manages the top risks NXP faces in executing its strategy, defines the risk appetite and manages risks consistently with the risk appetite. The ERM function enables management to make risk management more efficient and effective by providing and maintaining a risk management framework, a risk monitoring mechanism and facilitation of the execution of the ERM process to mitigate the risks to levels consistent with the risk appetite of NXP. We believe that our risk appetite is consistent with our peers in the semiconductor industry and a reflection of the risk in the semiconductor industry. This risk appetite varies for the different identified risks and therefore the level of mitigation can be different. For mitigation of the operational, financial disclosure and compliance risk we merely rely on our framework of business controls, processes, authorizations and “tone at the top.” For more strategic risks a more top down approach to mitigating the risks is applied.
A risk owner performs an assessment and prioritizes the most likely and impactful risk elements and takes appropriate measures to mitigate the risk within the given appetite. The Internal Audit function, as part of annual audit plan approved by the Audit Committee, provides assurance of effectiveness of NXP’s risk management. A structured risk management process is put in place to identify and manage the most crucial risks for NXP, taking into account both internal and external information sources. The ERM process consists of the following elements:
•Yearly interviews with all NXP MT members, starting from the strategy and seeking their insight in the most important risks for NXP
•Assessment of a consolidated risk list on both likelihood and impact by different layers in the organization
•Based on likelihood and impact, the top risk list is (re-)confirmed by the MT and reported to the Board of Directors
•Risk owners drive required mitigation actions to ensure the risk meets the risk specific appetite
•Corrective action are taken where necessary as a result of evaluation of the controls by internal audit and/or self-assessments
•Effectiveness of the controls are measured by specified risk indicators, updated on at least a quarterly basis
•Risk status and controls in place are discussed each quarter in Board or the selected board committee
•At least once per year, the risk process is reviewed with the Board of Directors and improved where needed.
Information Technology Risks
The Company’s Audit Committee has oversight responsibility for reviewing the effectiveness of NXP’s governance and management of information technology risks, including those relating to business continuity, cybersecurity, malware, regulatory compliance and data management. NXP senior leadership regularly briefs the Audit Committee on information security matters and briefs the full Board on information security matters at least annually or as needed. NXP is certified and externally audited to ISO 27001 with certain additional certifications such as Common Criteria 6+, PCI DSS and GSMA Security for focused functions, and we maintain information security risk insurance coverage. We have multiple cybersecurity training initiatives as part of our information security training and compliance program. We regularly deploy simulated attacks and related trainings. We deliver a Cyber Security orientation to new employees and maintain a library of cyber security learning sessions available to our employees.
NXP uses a multi-layer approach to identify and mitigate information security risks. On a tactical level, NXP maintains a 24x7x365 Security Operating Center (SOC) that actively monitors for and identifies cyber security threats and

HOW OUR BOARD GOVERNS AND IS GOVERNED
initiates appropriate mitigation processes. The SOC reports to Computer Security Incident Response Team (CSIRT). When needed, a task force containing Security, IT, Communications, Legal and Business representatives is established. This task force leads mitigation activities where the potential threat or risk is elevated. In addition to SOC the NXP IT Service Desk and NXP employees are trained to identify Cyber Security issues and to escalate them to correct owners. On a strategic level, NXP’s information technology risk management program is a component of the ERM process described above. NXP’s chief information security officer manages the information security risks identified in the ERM process, performing an initial risk assessment, prioritizing the most likely and impactful risk elements and recommending appropriate measures to mitigate the risk.
The Board, in turn, directly or through its committees, oversees management’s implementation of risk management. We have approved a robust Code of Conduct and other related policies, and the Board and its committees rigorously review with management actual and potential significant risks at least on a quarterly basis.
Board Education
Individual members of the Board participate in director education seminars, conferences and other director education programs presented by external and internal resources, on matters that relate to, among other topics, compensation, sustainability, governance, board processes, risk oversight, business, industry, audit and accounting, credit and financial, regulatory, digitalization and other current issues.
HOW OUR DIRECTORS ARE SELECTED AND EVALUATED
Consideration of Director Nominees
For purposes of identifying individuals qualified to become members of the Board, the Nominating, Governance and Sustainability Committee considers the following general criteria, among others, in nominating director candidates. These criteria reflect the traits, abilities and experience that the Board looks for in determining candidates for election:
•Directors shall have relevant expertise and experience and be able to offer advice and guidance to the CEO based on that expertise and experience;
•Directors shall have the ability to exercise sound business judgment;
•Directors shall represent diverse viewpoints; the personal backgrounds and qualifications of the directors, considered as a group, should provide the Company with a significant composite mix of experience, knowledge and abilities; and
•Unless otherwise approved by the Board, directors shall not be a member of the board of directors or an officer or employee of a competitor (or an affiliate of a competitor) of the Company.
In addition to the criteria set forth above, and any others the Nominating, Governance and Sustainability Committee or the Board may consider, a majority of the Board’s members must be “independent,” as that term may be defined from time to time by the applicable Nasdaq listing standards, the Rules of Procedure, as well as best practice provision 2.1.8 of the DCGC, including that an independent director must be free of any relationships which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
As needed, the Nominating, Governance and Sustainability Committee may identify new potential director nominees by, among other means, requesting current directors and executive officers and external advisors to notify it if they become aware of persons meeting the criteria described above who would be suitable candidates for service on the Board. The committee also may, as needed, engage one or more firms that specialize in identifying director candidates.
As appropriate, the Nominating, Governance and Sustainability Committee will review publicly available information regarding a potential candidate, request information from the candidate, review the candidate’s experience and qualifications, including in light of any other candidates the committee might be considering, and conduct, together with other members of the Board, one or more interviews with the candidate. Committee members or their designees also may contact one or more references provided by the candidate or may contact other members of the business community or persons who may have first-hand knowledge of the candidate’s talents and experience.
Diversity
The Board is committed to supporting, valuing and leveraging diversity, including gender and ethnic/cultural diversity, in its composition, among other qualities that the Board believes serve the best interests of the Company and its stakeholders. As part of these efforts, the Board, while taking into account the overall profile and selection criteria for appointments of suitable candidates, has proposed a slate of nominees to the Board in which 40% of director nominees are women (exceeding the Board's stated policy that at least 30% of board positions are held by women) and that includes a director nominee from an underrepresented ethnic group.
Board Refreshment
The Board, with the support of the Nominating, Governance and Sustainability Committee, maintains an orderly, robust process for Board refreshment and succession that is aimed at maintaining an appropriate balance with respect to the expertise, experience and diversity on the Board. The Board and its Nominating, Governance and Sustainability Committee regularly evaluates the Board composition with respect to, among other matters, director independence, skills, experience, expertise, diversity and other factors to ensure the Board remains well-qualified to provide effective oversight of the Company and management. The Board and the Nominating, Governance and Sustainability Committee regularly consider the Company’s strategy, performance, operations, relevant industry and market conditions, and current and anticipated needs in terms of particular areas of experience and expertise (e.g., risk oversight, industry, science), among many other factors, to inform these refreshment practices. In 2023, the Board appointed Ms. Julie Southern as the new Chair of the Board upon the retirement of our former Chair, Sir Peter Bonfield.
The Board also remains focused on committee composition and refreshment. In 2023, the Board refreshed the chairs and the composition of all three standing committees.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Under the Rules of Procedure, a conflict of interest must be reported to the Board and the Board shall determine the consequences of such conflict, if any. In case of a conflict of interest, the director concerned is not allowed to participate in discussions or vote on such matter. If all directors have a conflict of interest, the resolution concerned will be voted on by shareholders at the general meeting of shareholders.
Other than the compensation items described below, no decisions to enter into material transactions in which there were conflicts of interest with directors occurred during the financial year 2023.
HOW OUR DIRECTORS ARE COMPENSATED
Non-Employee Director Compensation for 2023
The Human Resources and Compensation Committee has responsibility for reviewing and considering any revisions to compensation for non-executive directors. The Board reviews the Human Resources and Compensation Committee’s recommendations and makes the final recommendation to the general meeting of shareholders regarding compensation for non-executive directors. It is our policy to reimburse all directors for reasonable expenses incurred in performing their duties as a director.
Cash Compensation
The Chair of the Board receives an annual fixed fee of €275,000 for serving as non-executive director and Chair of the Board. The other non-executive directors receive an annual fixed fee of $85,000. Members of the Audit Committee, Human Resources and Compensation Committee and Nominating, Governance and Sustainability Committee receive an additional annual fixed fee of $15,000 and the Chairs of each of these committees receive an additional annual fixed fee of $15,000. In 2023, the HRCC, with assistance from Mercer, it's independent executive compensation consultant, reviewed an analysis of the non-executive director compensation of the peer group described in the CD&A. Taking into consideration this analysis as well as Mercer’s recommendation and to support the Board’s ability to attract and retain talented non-executive directors, the Human Resources and Compensation Committee recommends in Agenda Item 9 to increase the annual cash compensation to non-executive directors other than the Chair of the Board from $85,000 to $100,000; to increase the Audit Committee annual fixed chair fee from $15,000 to $25,000; and to increase the Human Resources and Compensation Committee annual fixed chair fee from $15,000 to $20,000.
Equity Compensation
In 2023, each director received an annual restricted share unit award with a grant value of $225,000. The awards were granted at the same time as the NXP annual equity grants for NXP employees in November, and the restricted share units fully vest on the earlier of the first anniversary of the date of grant or the next annual general meeting of shareholders. Unvested portions of their equity award are forfeited upon the termination of a director’s service on the Board, except in the case of termination of service upon death or at the request of the Board, in which case the unvested portion is fully accelerated.
Share Ownership Guidelines
Members of our Board are subject to share ownership guidelines. Subject to a five-year compliance window, non-executive directors must retain shares of the Company received through annual equity grants until they own shares (or have the right to receive shares through unvested restricted share unit awards) that are valued at no less than five times the annual cash fixed fee paid to the director. Our executive director and President/CEO is subject to the share ownership guidelines described in Agenda Item 10.

HOW OUR DIRECTORS ARE COMPENSATED

Name	Fees Earned or Paid in Cash ($)[1]	All Other Compensation ($)	Stock Awards ($)[2]	Total ($)

Sir Peter Bonfield[3]	130,414	—	—	130,414
Annette Clayton	107,875	—	216,079	323,954
Anthony Foxx	107,875	—	216,079	323,954
Moshe Gavrielov[4]	67,161	1,003	216,079	284,243
Chunyuan Gu	100,000	—	216,079	316,079
Lena Olving	100,000	—	216,079	316,079
Julie Southern	235,833	—	216,079	451,912
Jasmin Staiblin	100,000	—	216,079	316,079
Gregory Summe	122,875	—	216,079	338,954
Karl-Henrik Sundström	130,000	—	216,079	346,079

1.Messrs. Foxx, Gavrielov, Goldman, Gu, Kaeser, Smitham, Summe and Sundström and Mses. Clayton, Olving, Southern and Staiblin’s cash compensation and Sir Peter Bonfield and Ms. Southern’s committee fees are determined in dollars and paid in Euros using the exchange rate at the time of payment. Sir Peter Bonfield and Ms. Southern’s annual fixed chair fee is determined and paid in Euros; their fee has been converted to dollars using an exchange rate of 1.0829, the average euro to U.S. dollar conversation rate for 2023.
2.On November 7, 2023, Messrs. Foxx, Gavrielov, Gu, Summe and Sundström and Mses. Clayton, Olving, Southern and Staiblin each received an annual grant of 1,211 restricted share units (‘RSU’) under the terms of the NXP Semiconductors N.V. 2019 Omnibus Incentive Plan and the Director Restricted Stock Unit Award Agreement. The values in this column represent the grant date fair value of the RSU awards calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC 718”). See Note 2— Significant Accounting Policies ‘Share-based compensation’ and Note 17—Share-based Compensation, both found in Part II, Item 8, “Financial Statements and Supplementary Data” in the Notes to Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2023 for additional information. As of December 31, 2023 Messrs. Foxx, Gavrielov, Gu, Summe and Sundström and Mses. Clayton, Olving, Southern and Staiblin each held 1,211 RSUs and no non-employee director held options.
3.Sir Peter Bonfield received a prorated portion of his annual chair and committee fees and no 2023 equity award as a result of his retirement from the Board at the 2023 AGM.
4.Mr. Gavrielov received a prorated portion of his annual fees as a result of his appointment as a non-executive director at the 2023 AGM. The amounts reflected in All Other Compensation for Mr. Gavrielov represent third-party administrative expenses paid on Mr. Gavrielov's behalf to obtain his Dutch tax number and Dutch tax gross up costs, as these third-party administrative expenses are taxable income under Dutch tax requirements.

ITEM 4: AUTHORIZATION OF THE BOARD TO ISSUE ORDINARY SHARES AND GRANT RIGHTS TO ACQUIRE ORDINARY SHARES
The Board considers it in the best interest of the Company and its stakeholders for the Board to be able to react in a timely manner when strategic business opportunities arise that require the issuance of ordinary shares.
At the 2023 AGM, the shareholders authorized the Board to issue ordinary shares and to grant rights to acquire ordinary shares equal to 10% of the issued share capital for a period of 18 months, effective from May 24, 2023 until November 24, 2024, and to exclude pre-emptive rights in connection with such issue or grant of rights. It is proposed to renew the authorization to issue ordinary shares and to grant rights to acquire ordinary shares for a new period of 18 months, effective from May 29, 2024 until November 29, 2025, and up to 10% of the issued share capital as of March 29, 2024. The Company’s issued share capital as of March 29, 2024 was 274,519,638 ordinary shares.
Although we presently do not have specific plans to issue ordinary shares for any purpose, the Board believes that it is advisable and in the best interest of our shareholders to provide this general authorization in order to avoid the delay and expense of obtaining shareholder approval at a later date, and to provide us with greater flexibility to pursue financing opportunities, such as the issuance of convertible notes, or acquisitions when market conditions are favorable.
The issuance of a large number of ordinary shares could be dilutive to existing shareholders or reduce the trading price of our shares on Nasdaq. Therefore, in accordance with standard Dutch practice, it is proposed to grant the Board the authorization to issue ordinary shares and grant rights to acquire ordinary shares up to 10% of the issued share capital as per May 29, 2024 and for a period of 18 months, effective from May 29, 2024 until November 29, 2025, within the limits provided in the Articles of Association, which authorization can be used for general purposes. If this proposal is approved the prior authorization (from the 2023 AGM) will immediately expire.
THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AUTHORIZE THE BOARD TO ISSUE ORDINARY SHARES AND GRANT RIGHTS TO ACQUIRE ORDINARY SHARES.
ITEM 5: AUTHORIZATION OF THE BOARD TO RESTRICT
OR EXCLUDE PRE-EMPTIVE RIGHTS ACCRUING IN CONNECTION WITH AN ISSUE OF SHARES OR GRANT
OF RIGHTS
To the extent that the Board issues ordinary shares or grants rights to acquire ordinary shares under the authorization as set out in Item 4, it is proposed to authorize the Board for a period of 18 months, effective from May 29, 2024 until November 29, 2025, to restrict or exclude pre-emptive rights accruing in connection with such issuance or grant.
THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AUTHORIZE THE BOARD TO RESTRICT OR EXCLUDE PRE-EMPTIVE RIGHTS ACCRUING IN CONNECTION WITH AN ISSUE OF SHARES OR GRANT OF RIGHTS.

ITEM 6: AUTHORIZATION OF THE BOARD TO REPURCHASE ORDINARY SHARES OF THE COMPANY
At the 2023 AGM, shareholders authorized the Board to acquire ordinary shares in the Company’s capital for a period of 18 months. It is proposed to renew this authorization for a period of 18 months from the Annual General Meeting, as set out below.
The purpose of this Item is to create flexibility to return capital to the shareholders and to cover obligations of the Company to deliver ordinary shares. In addition to being a means to return value to shareholders, repurchases of shares of the Company’s own share capital could be used by the Board to demonstrate a commitment to the Company’s business and confidence in the long-term growth of NXP, provide increased liquidity for investors and cover obligations under the Company’s share-based compensation plans. Since 2017, the Company has returned $17.1 billion to shareholders through previously announced share repurchases and dividend payments, reducing our diluted share count by approximately 24 percent, or 84 million shares.
The number of ordinary shares to be repurchased, if any, and the timing and manner of any repurchases will be determined after taking into consideration, amongst other things, prevailing market conditions and available resources. Under Dutch law, the number of shares held by the Company and its subsidiaries may not exceed 50% of the issued share capital.
As of March 29, 2024 the Company holds 18,424,194 treasury shares or 6.7 percent of the issued share capital. The Board considers it desirable to create the flexibility to continue with share repurchases. As such, it is proposed to the shareholders to authorize the Board for a period of 18 months, with effect from the Annual General Meeting, to repurchase ordinary shares up to 10% of the issued share capital as per the date of the Annual General Meeting. Shares may only be repurchased pursuant to this authorization so long as the total number of shares held by the Company in treasury does not exceed 20% of the Company’s issued share capital. The repurchases may take place on the open market, through privately negotiated repurchases, in self-tender offers, or through accelerated repurchase arrangements.
Such repurchases may be made at prices ranging between €0.01 and a price equal to 110% of the market price of the ordinary shares on Nasdaq. The market price is defined as the volume weighted average price of the ordinary shares on Nasdaq ("VWAP") during a period of at least one trading day (as determined by the Board) within five trading days prior to the date of the acquisition, provided that for acquisitions through self-tender offers and accelerated repurchase arrangements the market price shall be the VWAP for the ordinary shares during a period as determined by the Board, which shall be at least one trading day. The market price is defined as the volume weighted average price of the ordinary shares on Nasdaq ("VWAP") during a period of at least one trading day (as determined by the Board) within five trading days prior to the date of the acquisition, provided that for acquisitions through self-tender offers and accelerated repurchase arrangements the market price shall be the VWAP for the ordinary shares during a period as determined by the Board, which shall be at least one trading day.

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AUTHORIZE THE BOARD TO REPURCHASE THE COMPANY’S ORDINARY SHARES.
ITEM 7: AUTHORIZATION OF THE BOARD TO CANCEL THE COMPANY’S ORDINARY SHARES HELD OR TO BE ACQUIRED
It is proposed to authorize the Board to cancel any or all ordinary shares in the share capital of the Company held or repurchased by the Company resulting in a reduction of the Company’s issued ordinary shares. The cancellation may be executed in one or more tranches. The number of ordinary shares that will be cancelled (whether or not in a tranche) will be determined by the Board, with a maximum equal to the number of ordinary shares held or repurchased by the Company in its issued share capital.
Pursuant to Dutch law, cancellation may not be effected earlier than two months after the resolution to cancel ordinary shares is adopted and publicly announced; this will apply for each tranche. The purpose of this proposal is to authorize the cancellation of ordinary shares held by the Company or that have been acquired in accordance with Item 6, to the extent that such ordinary shares shall not be used to cover obligations under share-based remuneration or other obligations.
THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO AUTHORIZE THE BOARD TO CANCEL THE COMPANY’S ORDINARY SHARES HELD OR TO BE ACQUIRED.

ITEM 8: RE-APPOINTMENT OF ERNST & YOUNG ACCOUNTANTS LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING
DECEMBER 31, 2024
Independent Registered Public Accounting Firm
The Company's current independent auditor, Ernst & Young Accountants LLP (“E&Y”), was appointed for a period of one year at the Company's 2023 Annual General Meeting (for the audit of the fiscal year 2023). The mandate therefore expired after the audit of the 2023 fiscal year.
The Board as advised and recommended by the Audit Committee, after having assessed the functioning of and relationship with E&Y, proposes that E&Y stand for re-appointment as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2024 pursuant to article 32 of the Company's Articles of Association.
Representatives of E&Y will participate in the 2024 AGM, will be available to respond to appropriate questions from our stockholders and may make a statement if they desire to do so.
The aggregate fees for professional services rendered by E&Y to NXP were $6.7 million for 2023 and $7.3 million for 2022.
Auditors’ Fees
The following table summarizes the fees for professional audit services provided by E&Y for the audit of the Company’s annual financial statements for the years ended December 31, 2023 and December 31, 2022 as well as the fees billed for other services rendered by E&Y during these periods.

	Year Ended December 31,

Fees	2023 (in millions)	2022 (in millions)
	($)	($)

Audit Fees[1]	6.7	7.0
Audit-Related Fees[2]	—	0.3
Tax Fees3*	—	—
All Other Fees4*	—	—
Total Fees	6.7	7.3

1.Audit fees relate to professional services rendered in connection with the audit of NXP’s annual financial statements and internal control over financial reporting, quarterly review of financial statements, and audit services provided in connection with other statutory and regulatory filings
2.Audit-related fees relate to professional services that are reasonably related to the performance of the audit or review of NXP’s financial statements.
3.Tax fees relate to tax compliance services, including the preparation of original and amended tax returns and claims for refund, and other tax advice and tax planning services, including assistance with transfer pricing documentation.
4.All other fees relate to all other services provided, including permissible people advisory services.
   * Amounts for Tax Fees and All Other Fees represented an amount less than $70,000

Audit Committee Pre-Approval Policies
The Audit Committee has adopted rules for the pre-approval by the Audit Committee of all services to be provided by the external auditor.
Proposed services may be pre-approved at the beginning of the year by the Audit Committee (annual pre-approval) or maybe pre-approved during the year in respect of a particular engagement (specific pre-approval). The pre-approval is based on a detailed, itemized list of services to be provided, designed to ensure that there is no management discretion in determining whether a service has been approved and to ensure the Audit Committee is informed of each service it is pre-approving. Unless covered by the pre-approved services, each proposed service requires specific pre-approval during the year. Any pre-approved services where the fee for the engagement is expected to exceed pre-approved cost levels or budgeted amounts will also require specific pre-approval. During 2023, there were no services provided to the Company by the external auditors which were not pre-approved by the Audit Committee.
In 2023, the external auditor attended all formal meetings of the Audit Committee. The risk analysis, the audit approach and the findings of the external auditor are also discussed at these meetings. The external auditor also refers in its reporting to the Audit Committee of the Board to the financial reporting risks and issues that were identified during the audit, internal control matters, and any other matters, as appropriate, requiring communication under the auditing standards generally accepted in The Netherlands and the United States.
THE BOARD RECOMMENDS A VOTE “FOR” THE APPOINTMENT OF ERNST & YOUNG ACCOUNTANTS LLP AS NXP’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.
ITEM 9: APPROVAL OF THE AMENDED REMUNERATION OF THE NON-EXECUTIVE DIRECTORS
The Human Resources and Compensation Committee has responsibility for reviewing and considering any revisions to compensation for non-executive directors, and in accordance with the Articles of Association any remuneration of the non-executive directors is subject to the approval of the general meeting of shareholders. The annual fixed cash compensation for non-executive directors other than the Chair of the Board has been set at $85,000, and has remained unchanged since the Company's initial public offering in 2010. Furthermore, the additional remuneration of the non-executive directors for service on the Board’s committees has been set for the last time at the Annual General Meeting of shareholders held in 2020 whereby the members of all permanent committees (the Audit Committee, the Human Resources and Compensation Committee and the Nominating, Governance and Sustainability Committee) receive an annual fixed fee of $15,000 and chairs of all permanent committees receive, in addition to their committee membership annual fixed fee remuneration, an annual fixed chair fee of $15,000.

The Human Resources and Compensation Committee, advised by Mercer, its independent executive compensation consultant, reviewed an analysis of the non-executive director compensation within the peer group described in the Compensation Discussion & Analysis in Agenda Item 10. Taking into consideration this analysis, as well as Mercer's recommendation, and to support the Board’s ability to attract and retain talented non-executive directors, the Human Resources and Compensation Committee recommends and the Board proposes to the Annual General Meeting the following amendments to the remuneration of the non-executive directors, to be effective as of the date of the 2024 AGM:
•to increase the annual cash compensation to non-executive directors other than the Chair of the Board from $85,000 to $100,000;
•to increase the Audit Committee annual fixed chair fee from $15,000 to $25,000; and
•to increase the Human Resources and Compensation Committee annual fixed chair fee from $15,000 to $20,000.
No further changes in cash remuneration or equity grants to non-executive members of the Board are proposed.

THE BOARD RECOMMENDS A VOTE “FOR” THE AMENDED REMUNERATION OF THE NON-EXECUTIVE DIRECTORS

ITEM 10: NON-BINDING, ADVISORY VOTE TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION
We are providing the following non-binding, advisory vote to approve the compensation of our Named Executive Officers as required under Section 14A of the Exchange Act. We are requesting our shareholders to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers as disclosed in the Compensation Discussion & Analysis (“CD&A”), related compensation disclosure tables and narrative disclosures of this proxy statement.
For the reasons more fully discussed in the CD&A, the Board unanimously recommends a vote “For” the following resolution:
“RESOLVED, that the shareholders approve, on a non-binding, advisory basis, the compensation of the Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the accompanying compensation tables and related narrative disclosure in this proxy statement.”
You may vote “For” or “Against” this proposal, or you may abstain from voting. Although the vote on this Item 10 is advisory and non-binding, the Human Resources and Compensation Committee and the Board will review the voting results on the proposal and will consider shareholder views in connection with our executive compensation program. For shareholders to adopt the non-binding resolution approving the compensation of our Named Executive Officers, a majority of the votes cast must vote “For” this proposal. Abstentions and broker non-votes will be entirely excluded from the vote and will have no effect on the outcome of this proposal. The Board has determined that the current frequency of our “say-on-pay” advisory vote shall be annually, and the next “say-on-pay” advisory vote will be held at our 2025 AGM.
THE BOARD RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE NON-BINDING, ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION.

EXECUTIVE OFFICERS
Kurt Sievers (1969, German)
Mr. Sievers is executive director, president and chief executive officer since May 2020, after a successful track record as the president of NXP, overseeing all the company’s business lines, since 2018. Mr. Sievers joined NXP in 1995, and rapidly moved through a series of Marketing & Sales, Product Definition & Development, Strategy and General Management leadership positions across a broad number of market segments. He has been a member of the executive management team since 2009, where he has been instrumental in the definition and implementation of the NXP High-Performance Mixed Signal strategy. In 2015, Mr. Sievers was influential in the merger of NXP and Freescale Semiconductor. Mr. Sievers serves on the board of the German National Electrical and Electronics Industry Association (ZVEI), the Global Semiconductor Alliance (GSA) and Capgemini S.E. Mr. Sievers served as president of ESIA (European Semiconductor Industry Association) from December 2021 until December 2023. He chaired the advisory board of the international trade-fair Electronica until June 2021. He is also president of AENEAS, an industrial association for application and technology research in Europe on nano-electronics. Mr. Sievers serves as a member of the Asia-Pacific-Committee of German Business (APA) and as a member of the board at the German Asia-Pacific Business Association (OAV), acting as the spokesperson for the Republic of Korea. Mr. Sievers earned a master’s degree in physics and information technology from Augsburg University, Germany.
William Betz (1977, American)
Mr. Betz is executive vice president, chief financial officer and a member of the management team. In this role, he is responsible for all aspects of the company’s financial and accounting functions including treasury, investor relations, audit, tax and mergers and acquisitions. Mr. Betz has more than 20 years of finance experience in the semiconductor industry with a strong track record focused on results. Prior to joining NXP in 2013, he held several financial leadership positions with Fairchild Semiconductors, LSI Logic and Agere Systems. Prior to being named CFO in October 2021, Mr. Betz was senior vice president, business planning & analytics and finance business group controller for NXP’s business lines and shared service centers, and led the corporate financial planning, analysis and business intelligence teams. Mr. Betz holds a Master of Business Administration from the University of Chicago Booth School of Business and a Bachelor of Science in Business Administration from West Virginia University.
Christopher Jensen (1969, American)
Mr. Jensen is executive vice president, chief human resources officer and a member of the management team and has served in this role since June 2020. In this role, he is responsible for all aspects of the Company’s global human resources function, the Company’s people strategy and fostering an inclusive culture to achieve NXP’s business objectives. Mr. Jensen has been with NXP since the merger with Freescale in 2015 and was integral to the cultural integration of the two companies. He has extensive experience in leading the various functions across human resources, with strength in change management, compensation and benefits design, and mergers and acquisitions. Prior to Freescale, Mr. Jensen held executive human resources positions at Applied Materials and Tandem Computers. Mr. Jensen also serves as an adjunct professor at Baylor University, teaching in their Executive MBA Program.
Ron Martino (1965, American)
Mr. Martino is executive vice president, chief sales officer and a member of the management team. In this role, he is responsible for driving the company’s top line growth initiatives, enabling solutions in support of our customers and ensuring high customer satisfaction. Mr. Martino is an established leader with more than 30 years of experience in the microelectronics business focused on automotive electronics, embedded processing applications, high performance computing applications and semiconductor research and development. Mr. Martino's prior responsibilities include executive vice president and general manager of Edge Processing and general manager of the i.MX application processor business across automotive and industrial applications. Additionally, he led NXP’s global microcontroller R&D organization, developing products for multiple application segments. Mr. Martino joined Freescale (now NXP) in February 2008 from IBM, where he worked for 20 years focusing on high performance computing, networking, radio frequency (RF) communication, and gaming microelectronics. He holds a Master of Science from University of Vermont and a Bachelor of Science from Drexel University.
Andrew Micallef (1965, American)
Mr. Micallef is executive vice president, chief operations and manufacturing officer and a member of the management team. He joined NXP in May 2021 and is responsible for creating and executing NXP’s end-to-end manufacturing, quality and supply chain strategies. Mr. Micallef has more than 20 years of semiconductor industry experience, including senior operational roles overseeing manufacturing, procurement, supply chain management, logistics, quality, product and test engineering, information technology and facilities. Prior to NXP, Mr. Micallef was chief operations officer for Marvell. Prior to that, he held operations leadership roles at Intersil Corporation, Audience, LSI Corporation and Agere Systems.

Jennifer Wuamett (1965, American)
Ms. Wuamett is executive vice president, general counsel, corporate secretary and a member of the management team for NXP since 2018, and chief sustainability officer since 2022. In this role, she is responsible for worldwide legal, governance, compliance and intellectual property matters for NXP and for oversight of NXP’s environmental, social and governance (ESG) and risk programs. Previously, Ms. Wuamett served as senior vice president and deputy general counsel at NXP. Prior to that, she was Freescale’s senior vice president, general counsel and secretary and served in various other positions at Freescale and Motorola beginning in 1997. Ms. Wuamett is also on the board of directors of Plexus Corp.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table presents information regarding beneficial ownership of our common shares as of March 30, 2024, by:
•Each person or entity who is known by us to beneficially own more than 5% of our common shares;
•Each of our current directors and director nominees;
•Each of the Named Executive Officers; and
•All of our current directors and executive officers as a group.
Percentage computations are based on 256,095,444 common shares issued and outstanding as of March 30, 2024 and excludes 18,424,194 treasury shares held by the Company.
Beneficial ownership is determined in accordance with the rules of the SEC. Each person named in the table has sole voting and investment power with respect to all of the securities shown as beneficially owned by such person, except as otherwise set forth in the notes to the table. Unless otherwise indicated, the address of each person named in the table is c/o NXP Semiconductors N.V., High Tech Campus 60, 5656 AG, Eindhoven, The Netherlands.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Name of Beneficial Owner	Common Shares Beneficially Owned	% of Common Shares Beneficially Owned
JPMorgan Chase & Co.(1)	26,200,067	10.23%
FMR LLC(2)	25,743,024	10.05%
BlackRock, Inc.(3)	18,347,843	7.16%
Kurt Sievers	186,437	*
Jennifer Wuamett	33,769	*
Julie Southern(4)	11,751	*
Gregory Summe(4)	8,307	*
Jasmin Staiblin(4)	6,514	*
Karl-Henrik Sundström(4)	4,155	*
Lena Olving(4)	4,150	*
Andrew Micallef	3,763	*
Anthony Foxx(4)	2,891	*
Annette Clayton(4)	2,891	*
Chunyuan Gu(4)	2,179	*
William Betz(5)	1,883	*
Moshe Gavrielov(4)	1,211	*
Christopher Jensen	—	*
Directors and current executive officers as a group (15 individuals)	287,812	*

       *    Represents less than 1%.
1.Information about the number of common shares owned by JPMorgan Chase & Co. (“JPMorgan”), is based solely on a Schedule 13G/A filed by JPMorgan with the SEC on January 23, 2024, reporting share ownership as of December 29, 2023. JPMorgan’s address is 383 Madison Avenue New York, NY 10017. JPMorgan beneficially owned an aggregate of 26,200,067 common shares, has sole power to vote 22,257,453 shares and the sole power to dispose of 25,969,411 shares of our common stock, as well as the shared power to vote 128,102 shares and the shared power to dispose of 226,928 shares of our common stock.
2.Information about the number of common shares owned by FMR LLC (“FMR”) is based solely on a Schedule 13G/A filed by FMR with the SEC on March 11, 2024, reporting share ownership as of March 8, 2024. The address of FMR is 245 Summer Street, Boston, Massachusetts 02210. FMR, along with certain of its subsidiaries and affiliates, and other companies, beneficially owned an aggregate of 25,743,024 common shares, has sole power to vote 24,347,653 shares and the sole power to dispose of 25,743,024 shares of our common stock. Abigail P. Johnson is a Director, the Chairman, and the Chief Executive Officer of FMR. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR, representing 49% of the voting power of FMR. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed to form a controlling group with respect to FMR.
3.Information about the number of common shares owned by BlackRock, Inc. (“Blackrock”), is based solely on a Schedule 13G/A filed by Blackrock with the SEC on February 6, 2024, reporting share owenrship as of December 31, 2023 . Blackrock’s address is 50 Hudson Yards, New York, NY 10001. Blackrock beneficially owned an aggregate of 18,347,843 common shares, has sole power to vote 17,058,427 shares and the sole power to dispose of 18,347,843 shares of our common stock.
4.Includes 1,211 RSUs that vest within 60 days of March 30, 2024.
5.Includes 365 shares held indirectly by custodial account for child.

EXECUTIVE COMPENSATION
Compensation Discussion & Analysis
This Compensation Discussion and Analysis (“CD&A”) describes our 2023 executive compensation program for the following executive officers (collectively, the “Named Executive Officers” or “NEOs”):

Name	Title
Kurt Sievers	Executive Director, President and Chief Executive Officer
William Betz	Executive Vice President and Chief Financial Officer
Christopher Jensen	Executive Vice President and Chief Human Resources Officer
Andrew Micallef	Executive Vice President and Chief Operations and Manufacturing Officer
Jennifer Wuamett	Executive Vice President, General Counsel and Chief Sustainability Officer

NXP pays for the performance and contributions of our NEOs through an integrated rewards program with a variety of components. The NEOs, under the leadership of our Executive Director, President and Chief Executive Officer (our “CEO”) and the other members of the Board, are held accountable for delivering results, while simultaneously creating a culture of innovation and growth.
This CD&A explains our strategy in incentivizing, compensating and rewarding our NEOs. We are providing an overview of the philosophies, principles, and practices that we employ, as governed by the Board of Directors of NXP (the “Board”). The compensation of our CEO is determined by the HRCC under a delegation from the Board in accordance with the principles set forth in the remuneration policy for executive and non-executive directors previously approved by our general meeting of shareholders, as required under Dutch corporate law.

2023—Strong Execution in a Challenging Market Environment

“NXP continues to adjust, adapt, be disciplined, prioritize and safeguard our future strategic investments to assure long-term growth, regardless of the challenging and cyclical semiconductor industry trends. Our focus is to invest in the development of innovative solutions, while holding ourselves to the highest standards of corporate governance, which we believe will help enable our customer successes and deliver sustainable growth.”

Kurt Sievers, Executive Director, President and CEO

2023 Financial and Operational Context
In 2023, NXP experienced solid results throughout the year, reflecting strong operational execution, consistent gross margin, and healthy free cash flow generation. We will continue to manage what is in our control, enabling NXP to navigate a soft landing for the business while delivering strong results in a tumultuous market environment.

EXECUTIVE COMPENSATION
Fiscal Year 2023 Performance Highlights

$13.28B (+1% year on year) Revenue	56.9% (flat year on year) Gross Margin	27.6% (-120 bps year on year) Operating Margin	$10.70 Earnings Per Share (diluted)	$3.51B Cash Flow from Operations
	58.5% (+60 bps year on year) Non-GAAP Gross Margin*	35.1% (-120 bps year on year) Non-GAAP Operating Margin*	$2.06B Capital Return to Shareholders (trailing twelve month basis)	$2.69B Non-GAAP Free Cash Flow*

*non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating profit, non-GAAP operating margin and non-GAAP free cash flow are financial measures that do not comply with US GAAP. Appendix A to this Proxy Statement quantifies and reconciles these measures to the comparable US GAAP financial measure.
Accelerating Profitable Growth
Our key achievements in 2023 resulted in the continued strength of our automotive and core-industrial businesses, which underscored the commitment to our overall strategy and product portfolio, including the following:

AUTOMOTIVE
•Expanded our scalable S32 vehicle compute platform with the introduction of the S32M2, the motor control solution for Software-Defined Vehicle (SDV) edge nodes

•Won the 2023 Semiconductor Product of the Year (Digital) Elektra Award for the S32G3 vehicle network processor, which enables high-performance processing for new vehicle architectures

•In collaboration with TSMC, we jointly developed the industry’s first automotive 16 nm FinFET embedded MRAM to support next-generation vehicle architectures

•Introduced an advanced automotive radar one-chip family for next-generation ADAS and autonomous driving systems, the SAF85xx, which DENSO Corporation is leveraging in its ADAS platform development

•Grew relationships with global automotive OEMs, including NIO, a premium smart electric vehicle provider, which leveraged NXP’s innovative 4D imaging radar technology to help enhance front radar performance in vehicles

•Collaborated with Zendar, a software start-up revolutionizing autonomous vehicle systems with to accelerate the development of high-resolution radar and ADAS systems

INDUSTRIAL AND IOT
•Continued the expansion of our i.MX application processor portfolio with the introduction of the i.MX 95 family, which provides a versatile and powerful platform for numerous edge computing applications. Also introduced the i.MX 91 family, designed to deliver an optimized blend of the security, features, and energy-efficient performance required for the next generation of Linux®-based IoT and industrial applications

•Expanded the industry’s broadest portfolio of Matter devices with the EdgeLock SE051H, a secure element that enables new smart home user experiences with just the tap of an NFC-enabled phone.

EXECUTIVE COMPENSATION
Investing in Our People
We are committed to our purpose to bring together bright minds to create breakthrough technologies that make the connected world better, safer and more secure. In delivering this purpose and living our values we:
•Maintained our significant investment in R&D, especially focused on growing and retaining critical R&D talent to continue delivering innovation enabling profitable growth

•Continued to drive programs centered around retention for strategic roles and top-performing talent to ensure continuity, recognizing that a loss of our key management and other team members, or an inability to attract qualified new team members, could negatively impact the long-term growth of our business in a highly competitive environment. In 2023, our voluntary attrition rate was 6.5%, a significant year over year reduction from 11.7% in 2022

•Drove further progress toward our diversity, equality and inclusion program and commitments to ensure that every team member is able to contribute to their potential
•Developed and delivered a manager effectiveness program aligned to our values to ensure that all leaders are equipped to lead according to the NXP DNA
•Continued to take measures to ensure the safety and well-being of our team members, customers and suppliers
Shareholder Engagement and Results of 2023 Advisory Vote on Executive Compensation
At our annual general meeting of shareholders held on May 24, 2023, we received approximately 95% of the votes in favor of the proposal to approve our NEOs’ compensation, on a non-binding, advisory basis.
We recognize the importance of engaging with our shareholders to ensure that we understand their perspectives about our compensation philosophy and program design to maintain our high shareholder support. Our investor outreach efforts were aimed at supporting two major goals. First, we maintained a consistent, proactive and timely engagement with current and potential shareholders to present our long-term strategy, the tangible proof points and measurement of our execution as well as our resulting financial performance. These engagements are undertaken throughout the year by a combination of our CEO, CFO and other executives. Second, we facilitated on-going dialogue with the governance and stewardship groups of our major shareholders. These discussions focused on our executive compensation programs, company management oversight, corporate governance, human capital management and sustainability topics.
The shareholders with whom we connected generally provided positive feedback on our overall ongoing executive compensation program design and found that we have an appropriate balance of short and long-term rewards, with sufficient performance-related elements. They acknowledged our commitment to include sustainability and people metrics in our annual incentive plan and appreciated our transparent disclosure on why we select certain metrics and how they relate to our business. A majority of investors supported using sustainability metrics in our compensation plans and noted they favor giving companies flexibility in choosing appropriate metrics and determining whether to include sustainability metrics as components of short or long-term compensation. The shareholders also supported the use of relative total shareholder return as a long-term performance metric within our overall compensation program.
Our Board and the Human Resources and Compensation Committee of the Board (the “HRCC” or the “Committee”) thoughtfully evaluated information gathered from our shareholder engagement process and considered it, together with feedback and input from our independent executive compensation consultant, when making decisions throughout the year.
Compensation Philosophy
As previously described in the ‘Corporate Governance’ section of this proxy statement, our long-term strategy is to maximize value for shareholders and other stakeholders of the Company. By driving revenue performance, strong adjusted gross margin and enhancing the product portfolio delivering on our sustainability commitments as well as developing, rewarding and retaining a highly engaged workforce, we have shown a strong return for shareholders. Our purpose is bringing together bright minds to create breakthrough technologies that make the connected world better, safer, and more secure. This purpose is reinforced by our values of innovation, expertise, collaboration, ownership and growth built on a strong foundation of trust and respect. We have directly and deliberately linked NEO pay to stakeholder interests including shareholders. This will be discussed in detail in following sections of this CD&A.
We operate globally and our executives are located in multiple countries. As a result, our pay philosophy considers both the overall importance of consistency across the world and specific competitive pay practices in the local country where our executive talent resides. Our overarching pay strategy is to:

EXECUTIVE COMPENSATION

Pay for Performance — delivering highly competitive overall pay for leading performance.
Our executive compensation program is designed to:
✓Delivering short and long-term strategic goals which align to stakeholder interests, including shareholders, customers, team members, suppliers, as well as local and international communities where we operate
✓Enable NXP to attract, retain, motivate, and grow highly qualified talent with competitive and comprehensive programs
✓Reward both collective and individual performance
✓Ensure fiscally sound practices while maximizing the value of the various compensation programs to individuals and NXP
✓Align to and reward demonstration of our values in support of our strong culture
✓Focus our innovations and rewards on our commitment to sustainability

EXECUTIVE COMPENSATION
Key Practices in Determining Executive Compensation
The compensation of our CEO is determined by the HRCC under delegation from the Board, in accordance with the principles set forth in the remuneration policy for executive and non-executive directors previously approved by our general meeting of shareholders, as required under Dutch corporate law.
The compensation of our other NEOs is also determined by the HRCC based on CEO recommendations and advice from our independent compensation advisor with specific actions taken to ensure the direct connection of rewards to key performance outcomes, aligning executive pay to short and long-term stakeholder interests. Overall, our programs are competitive in the industry and highly incentive-based, with a large percentage of overall compensation ‘at-risk’ earned via our short- and long-term incentive programs based on overall Company and individual performance.

What We Do	What We Do NOT Do

✓Tie a significant majority of our NEOs’ pay to Company performance

✓Use both long- and short-term performance metrics

✓Cap annual incentive and long-term performance share unit plan payouts at 200% of target

✓Cap PSUs at 100% of target if total shareholder return for the performance period is negative, regardless of the Company’s relative performance compared to the Peer Group

✓Include a “double-trigger” provision under our cash and equity incentive plans in the event of a change-in-control

✓Maintain meaningful stock ownership guidelines for executives and directors

✓Use an independent executive compensation consultant to guide the design of compensation plans

✓Evaluate competitive market practices to establish program design and targeted payout amounts

✓Conduct an annual risk assessment of our compensation programs

✓Maintain a clawback policy covering the executive officers consistent with NASDAQ listing standards

✓Follow principles of our shareholder approved executive and non-executive director remuneration policy

✓Conduct outreach to shareholders to elicit feedback on our compensation program

✗Provide for guaranteed salary increases or payouts for performance-based awards

✗Provide dividends or dividend equivalents on unearned performance share units

✗Provide for excise tax gross-ups resulting from M&A activity or terminations

✗Provide for excessive separation payments, liberal definitions of change in control, or single-trigger cash severance upon a change in control

✗Provide above market returns on deferred compensation plans

✗Permit short sales, hedging, and transactions involving derivatives of our stock

✗Provide personal loans, guarantees or other similar arrangements to executives

✗Allow the pledging of Company stock by directors, executive officers, and certain other employees

✗Re-price or buyout options without shareholder approval

✗Provide excessive perquisites

EXECUTIVE COMPENSATION
Key Components of Our Executive Compensation Program

Pay Component	Approach and Structure	Connection to Our Compensation Philosophy and 2023 Key Points

Base Salary (see page 51)	•Provides a competitive fixed cash compensation component •Based on an individual’s role, experience, capability and contributions •Reviewed annually against competitive benchmarks	•Attracts, retains, motivates, and enables us to develop highly qualified executive leaders •Key Point: 2023 salary increases were made to align with market levels and not given to all NEOs

Annual Incentive Plan (“AIP”) (see page 52)
•Establishes variable, at-risk cash compensation
•Rewards achievement of overall corporate results against key Company near-term goals
•Performance measures and targets evaluated semi-annually and set by the HRCC
•Focuses on absolute revenue performance, non-GAAP gross margin and annual sustainability goal delivery

•Rewards Company performance against challenging short-term targets, with appropriate and capped rewards for outstanding performance
•Key Point: 2023 1H financial performance targets and annual sustainability goals were established at the beginning of the year. 2H financial performance targets were established midyear to best reflect the market dynamics as discussed further on pages 52-54
Key Point: 2023 performance measures included an annual sustainability component focusing on environmental and people initiatives

Performance-Based Restricted Stock Units (“PSU”) (see page 57)
•Meaningfully incentivizes management to execute on our longer-term business objectives
•Drives long-term shareholder value creation
•Vesting based on 3-year cliff using 3-year relative total shareholder return (RTSR) measured against a defined compensation peer group

•Aligns with shareholder interests by driving superior performance against longer-term corporate financial, operational, and strategic goals
•Key Point: Target awards represent 70% of long-term incentive compensation value at time of award for NEOs
•Key Point: Payout is capped at 200% of the target number of PSUs for top quartile performance and capped at 100% of the target number of PSUs if RTSR is negative regardless of relative ranking

Restricted Stock Units (“RSU”) (see page 58)	•Aligns executives’ interests with those of shareholders •Helps the Company retain key talent •Vests ratably over 3 years
•Aligns with shareholder interests, while also helping retain our highly qualified executive talent over time
•Key Point: Target awards represent 30% of long-term incentive compensation at time of award for NEOs

Benefits and Other Compensation (see page 59)
•Generally, delivers local programs, consistent with other executives to plan for various life events
•Supports the varying needs of executives operating in a complex, global environment
•Allows executives to maximize time and attention on activities driving company performance

•Attracts, retains, motivates, and enables us to develop highly qualified executive leaders while providing a competitive overall total rewards program
•Key Point: Benefits and other compensation are generally consistent with those offered to other executives within the same country of residence as the NEOs. We do not offer excessive perquisites to our NEOs

EXECUTIVE COMPENSATION
A Large Majority of Our NEOs’ Target Pay is At-Risk
Our high performance culture and pay for performance philosophy strongly align the interests of our NEOs with those of our stakeholders. As shown in the following charts, our 2023 target executive compensation program was heavily weighted towards at-risk compensation. Our CEO has 93% of his target compensation at risk with variable components. Approximately 69% is directly linked to performance of the Company through the value of his target AIP and performance-based equity awards, which is 70% of the target long term incentive award made each year. While these graphs represent target awards made during the year, actual earned pay is impacted directly by performance measures as well as stock price performance during the year. On average, our other NEOs also have approximately 85% of their target compensation at risk and 64% of their compensation linked directly to performance.
These figures include annualized salary, target AIP and annual target equity award grant values. Figures exclude the items outlined in the Summary Compensation Table as 'All Other Compensation.' The 'Average Other NEO' figures exclude the CEO.

Peer Group Analysis and Benchmarking
Competitive data associated with our Peer Group is evaluated annually by the HRCC to:
•Use as the basis for setting target total compensation
•Drive appropriate pay levels to attract, retain, motivate, and develop our executives
•Ensure that we provide market competitive programs—both individually and in aggregate
•Determine relative shareholder return ranking which establishes the vesting of performance-based stock unit plans (see further discussion later in this CD&A)

EXECUTIVE COMPENSATION
For 2023, NXP's peer group (the "Peer Group") consisted of the following companies:

PEER GROUP
Advanced Micro Devices	Lam Research	QUALCOMM
Analog Devices	Marvell Technology	Seagate Technology
Applied Materials	Microchip Technology	Skyworks Solutions
ASML Holding	Micron Technology	STMicroelectronics
Broadcom	NVIDIA	TE Connectivity
Corning	ON Semiconductor	Texas Instruments
Infineon Technologies	Qorvo	Western Digital

The HRCC reviews the Peer Group annually to ensure the relevance of the companies and that they will provide the most appropriate comparison in making executive compensation decisions. A variety of factors were considered by the HRCC to determine the companies included in the Peer Group, including revenue, market capitalization, enterprise value, number of employees, similarities to the industries in which we operate, and the overlapping labor market for top talent. In 2023, after a review of these factors, the HRCC determined not to modify the Peer Group from the Peer Group used in 2022.
For 2023, the HRCC — with assistance from Mercer, the HRCC’s independent executive compensation consultant, and management — reviewed detailed data of the Peer Group to understand market competitive pay levels for various executive positions, including base salary, incentive targets, and target equity award levels, as well as other competitive compensation practices and plan design components.
In addition to our Peer Group, the HRCC, along with Mercer and management, reviews compensation information from published surveys to assess select roles and provide a broader view of the local and global competitive marketplace. From time to time, we evaluate information on pay levels and plan designs from other comparable companies that we believe are important for a more comprehensive understanding of our industry and/or broader technology market employment practices.
The Peer Group benchmark data as well as relevant additional market perspectives are used to inform program design principles along with the amount of each pay program and overall total compensation package. While this information is used as a guideline, it is not used as a specific target. Other factors are also considered in making final decisions for each pay component such as experience, performance, role complexity, leadership capability and impact.
2023 Compensation Decisions
Below we provide more details about each pay component and how the related amounts were determined.
Base Salary
Base salary represents annual fixed compensation and is a standard element of our executive compensation program necessary to attract and retain talent. The HRCC reviews base salaries annually and approves each NEO’s base salary after assessing the following:
•The individual’s role complexity, performance and contributions, experience, impact and pay level considerations relative to other executives with similar roles and responsibilities
•The competitive landscape, including the compensation practices of the companies in our Peer Group and, where appropriate, survey data from a broader index of comparable public companies
•Our business strategy and compensation philosophy
•Past actions related to base salary and whether any further change is warranted

EXECUTIVE COMPENSATION
After consideration of these factors, the HRCC determined the following annualized base salaries for each of the NEOs.

Name	Annualized Base Salary as of December 31, 2023 ($)	Year over Year Increase

Kurt Sievers	1,216,313 (€1,123,200)	4.0%
William Betz	600,000	11.1%
Christopher Jensen	510,000	—%
Andrew Micallef	535,000	—%
Jennifer Wuamett	577,500	5.0%
Note: The average exchange rate of 1.0829 (internal annual average rate) was used to convert from Euros to USD for Mr. Sievers who is paid in Euros. The year over year increase is based on his salary in Euros.
During the annual review process in May 2023, the HRCC reviewed each of the NEO’s salaries in relation to the market median and also considered other factors such their performance, contribution and experience, any added responsibilities to the role, and for roles other than the CEO, the recommendation of the CEO. When determining the CEO’s salary, the HRCC looked at a number of performance indicators including leadership, global team member engagement, team performance, winning culture survey results, investor feedback, net promoter score, steering through leadership changes, and the general financial performance on the Company and concluded that a 4% increase was appropriate. For Mr. Betz, upon taking the role of CFO in 2021, the HRCC acknowledged a need to increase base pay incrementally over time to reach a competitive level. The HRCC also recognized Ms. Wuamett's increased responsibilities as Chief Sustainability Officer in addition to her role as General Counsel.
Annual Incentive Program
The Annual Incentive Plan (“AIP”) is the primary incentive vehicle that we use to drive performance on a short-term basis with a mixture of financial and sustainability metrics, a combination of environment and people goals. The AIP focuses on financial performance metrics critical to NXP’s success that are measured on a six-month performance period. The financial performance metrics are informed by the Company's annual operating plan as approved by our Board in December and the metrics and goals and their associated performance ranges are established by the HRCC near the start of each six-month performance period. The sustainability goals and associated performance ranges are established by the HRCC near the start of the annual performance period. The AIP is a plan under the Company’s 2019 Omnibus Incentive Plan which was approved by shareholders in 2019.
The HRCC reviews and approves the AIP program and targets taking into consideration:
•Each NEO’s role, experience and expected contributions
•The competitive market for determining targets as a percentage of base salary
•The measures that best reflect the Company’s short-term strategy and performance expectations in the fiscal year and their alignment to stakeholder interests
In 2023, the HRCC approved changes to the AIP targets of Messrs. Sievers and Betz from 150% to 170% and 80% to 100%, respectively, based on a review of the competitive market of the targets related to those roles. The targets for Messrs. Jensen and Micallef and Ms. Wuamett were unchanged from 2022.

EXECUTIVE COMPENSATION

Name	2023 AIP Target (% of Base Salary)

Kurt Sievers	170%
William Betz	100%
Christopher Jensen	80%
Andrew Micallef	80%
Jennifer Wuamett	80%

For 2023, the framework of our AIP program remained unchanged from 2022. It consisted of five equally weighted components — financial components in each 6-month performance period and an annual sustainability component, each weighted at 20% of the annual incentive target.
•1H Revenue
•1H Adjusted Gross Margin
•2H Revenue
•2H Adjusted Gross Margin
•Annual Sustainability Scorecard
The overall payout opportunity is capped at 200% of target. Our NEOs and other members of the management team receive only one AIP payout per year. It is calculated using the average realization from the components above; and any payout earned is made in the second quarter of the following year, i.e. 2023 payouts will be made in the second quarter of 2024.
The financial and sustainability measures were as follows:
•Revenue: NXP is a market leader in multiple end markets, and our continued success is dependent on our ability to deliver revenue in these markets. We continued our focus on a straightforward metric related to absolute revenue targets to deliver shareholder value. Specifically, the revenue metric is GAAP revenue as publicly reported for the two quarters comprising the 6-month performance period.
•Non-GAAP Gross Margin: Non-GAAP gross margin forms the cornerstone to driving our overall profitability. Successfully delivering differentiated new products that drive value to our customers is critical to driving profitable growth. This is consistent with the measure used in previous years representing continued focus on gross margin. Non-GAAP Gross Margin is a non-GAAP financial measure. We calculate Non-GAAP gross margin by adjusting Gross Margin to exclude the effects of purchase price accounting, restructuring, stock-based compensation, merger-related costs, and other incidentals. These measures should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.
•Sustainability Scorecard: Starting in 2022, the HRCC approved the introduction of a sustainability component to our AIP, which we continued in 2023. This component contains multiple objectives and short-term targets that support our long-term environmental and people related aspirations. It is important to us that all team members focus on this journey; therefore, these sustainability objectives are applicable to the incentive plan for all team members, including NEOs. The specific goals, why we chose them and our 2023 performance are listed below.
The semiconductor industry historically has experienced cyclical performance variations, especially in the markets NXP serves. Starting in 2021, NXP developed financial performance targets for each half of the year to be measured and judged independently for purposes of the AIP. Setting targets for each 6-month performance period at the beginning of the performance periods is reflective of business realities and allows us to better align rewards to performance expectations considering the dynamics of the market. This approach allows the HRCC to consider many factors including significant uncontrollable impacts like supply chain challenges and geopolitical pressures as well as changing market conditions, while living up to our commitment not to change performance targets once they are set or make discretionary payments to our NEOs when performance is not achieved due to material external factors. It also allows us to more clearly align to shareholder interests and more transparently communicate with our team members about our performance commitments, building momentum to achieve them. Increased engagement with our team members and clear priority focus has been a very positive outcome of this change.

EXECUTIVE COMPENSATION
The HRCC sets performance targets for the two separate financial performance periods near the start of the performance period – i.e. January 1 – June 30, 2023 (“1H 2023 Financial Performance Period”) and July 1 – December 31, 2023 (“2H 2023 Financial Performance Period”). The financial performance targets set for each performance period were informed by our 2023 annual operating plan as a benchmark to align with our fiscal 2023 financial objectives; taking into account overall affordability of the bonus opportunities provided under the AIP for fiscal 2023.
For team members other than our NEOs and other members of the management team, payouts are made twice a year – in October 2023 using the 1H 2023 Performance Period Payout Factor and April 2024 using the 2H Performance Period Payout Factor and Annual Sustainability Payout Factor. This practice has been very well received to build confidence and create more open communication with team members and links to our commitment to shareholders. However, for our NEOs and other members of the management team, the payout, like prior years, will be made for all payout factors in one payment on an annual basis in the second quarter of 2024 using the formula below.
*Bonusable salary is determined based on year-end base salary.

The following table shows the measures and performance targets of our 2023 AIP approved by the HRCC at the beginning of each performance period:

2023 AIP Framework, Performance Targets & Results
	Measures	2022 Results	Threshold (25%)	Target (100%)	Stretch (200%)	Annual Weighting	2023 Results	Measure Realization

1H 2023	Revenue ($ millions)	$6,448	$6,200	$6,500	$6,800	20%	$6,420	80.0%
	Non-GAAP Gross Margin	57.7%	57.5%	58.0%	58.5%	20%	58.3%	160.0%
2H 2023	Revenue ($ millions)	$6,757	$6,500	$6,900	$7,300	20%	$6,856	91.8%
	Non-GAAP Gross Margin	58.0%	57.5%	58.0%	58.5%	20%	58.6%	200.0%
Annual	Sustainability Payout Factor	17 pts	10 pts	14 pts	18 pts	20%	13 pts	81.3%
	Annual NXP Payout Factor							122.6%

NXP’s performance in 2023 was a continuation of strong financial performance and solid performance against our sustainability goals. Non-GAAP gross margin expansion was very positive, increasing 60 basis points year-on-year versus 2022 and was at the high end of the target we communicated to our investors in 2021 that we expected to achieve during a three-year period. We believe the structure of the AIP helped motivate our NEOs, management team and broader team members to build this momentum.

EXECUTIVE COMPENSATION
The following table lists the goals identified in our 2023 annual sustainability scorecard, explains why we chose each goal and describes the progress we've made toward meeting each goal within the past twelve months.

2023 Sustainability Scorecard Goal	Why Chosen	Achievement	Score/Possible Points
Women Representation Increase women representation to 26.75% of overall indirect labor (IDL) population by year-end 2023
Inclusion is a foundational part of our values of trust and respect. We recognize the importance of representation, value diversity, equality and inclusion, and respect the unique talents, experiences, backgrounds, cultures and ideas of our team members. To illustrate our commitment and make measurable progress, we established an aspirational goal for women representation of 30% by 2025 with interim milestones of achievement.

As of year-end 2023, women represented 25% of our IDL population, which was below our target for the year. This result was impacted by significantly lower hiring activity than planned in 2023. Though we did not meet our intended target, we were able to grow the population of women in indirect labor by 5%, higher than the overall 3% population growth rate. Of those team members that we hired during 2023, 30% were women which was a year over year improvement.
0/3
Retention Retain global team members at a rate of ≥90% worldwide by year-end 2023
Retention is crucial for both team members and NXP as it promotes stability and continuity within the organization, leading to increased innovation, productivity and efficiency. Retention also reflects a positive work culture and employee morale, as it demonstrates that NXP values and invests in our workforce, leading to higher job satisfaction and motivation.
		Our 2023 retention rate was 93.5% globally, a marked improvement over previous years. This is a strong reflection of our focus on culture, growth, development and engagement.	3/3
Well-Being
Drive well-being strategy, network and tools focused on physical, emotional and financial well-being; design and implement team-member feedback survey to measure progress of well-being initiatives

At NXP, creating an innovation and growth culture means focusing on the personal growth of our team members from every perspective, including physical, mental, emotional and financial wellness. We aim to achieve this goal through our voluntary well-being program, which is uniquely designed to fit the personal needs and goals of our entire population.

We implemented a global well-being program at NXP focusing on team member well-being. Engagement in the program was higher than expected across all regions. Feedback was positive as measured by our Winning Culture Survey and above the external benchmark.
2/3
Reduce Carbon Emissions Reduce carbon emissions to ≤1,036 kTons CO2e by year-end 2023 (Scope 1 and 2, IPCC 2006 standard)[6]	Our roadmap to carbon neutrality includes annual emission-reduction targets to put NXP on a clearly defined path to reduce emissions in line with the goals of the Paris Agreement.
As of year-end, we exceeded our carbon emissions reduction goal and reduced our absolute carbon emissions to 842 kTons CO2e (IPCC2006). This result was due in part to investments in equipment and processes related to reducing emissions. However, it was also impacted by lower than expected production levels. Considering the effect of unexpected lower production, the HRCC adjusted the scoring of this goal to target level of performance versus the above target performance that was achieved on an absolute basis, determining that target level performance was achieved, but not exceeded.
2/3
6 For purposes of the 2023 AIP, carbon emissions includes our Scope 1 and 2 emissions calculated using the Intergovernmental Panel on Climate Change (IPCC) 2006 methodology. During 2023, we have transitioned our carbon emissions data gathering and reporting systems to the IPCC 2019 methodology. We use the IPCC 2019 methodology for our other carbon emission reporting and expect to use the IPCC 2019 methodology in our compensation programs going forward.

EXECUTIVE COMPENSATION

2023 Sustainability Scorecard Goal	Why Chosen	Achievement	Score/Possible Points
Renewable Electricity Increase use of renewable electricity usage to ˃39%
Because we have global manufacturing operations, including wafer fabrication and assembly and test, we recognize the importance of using renewable electricity to power our facilities. Renewable electricity is also an important component of our roadmap to carbon neutrality.

As of year-end, we achieved 39% usage of renewable electricity which is on target for this year. This achievement is driven by additional purchases of green electricity in 2023 in multiple manufacturing sites.
2/3
Water Recycling Recycle an average 49.8% of water in manufacturing
We acknowledge water as an important part of our production processes and understand that, as a good steward, we should limit our use of water and seek to reuse it where possible. Since it's not currently technically feasible to drastically reduce the amount of water we use in manufacturing, we focus instead on increasing our recycling rate, so we use less incoming water.
		As of year-end, we recycled 51% of the water we used as a result of projects initiated across our sites to reach our 2027 target.	3/3
Sustainable Technology
Set a baseline for NXP’s sustainability product portfolio by establishing the level of eligibility according to EU taxonomy of at least 80% of the NXP portfolio and mapping against the NXP sustainability framework

One of the key pillars of NXP’s sustainability strategy is our product portfolio. Going forward, NXP will need to provide a quantifiable measure of how our products impact sustainability objectives and how we invest our capital and operating expenditures regarding sustainability.

We were successful in evaluating our products for their sustainability contribution, however it was not completed by year end. Additionally, product portfolio mapping to the EU taxonomy was slightly below the 80% target.
1/3
Below are the 2023 AIP payments that will be made to our NEOs in the second quarter of 2024 assuming they do not voluntarily leave the Company prior to the payout date.

Name	2023 AIP Payment ($)

Kurt Sievers	2,535,040
William Betz	735,600
Christopher Jensen	500,208
Andrew Micallef	524,728
Jennifer Wuamett	566,412
Note: The average exchange rate of 1.0829 (internal annual average rate) was used to convert from Euros to USD for Mr. Sievers whose AIP payment is paid in Euros.
For 2024, the HRCC has determined to continue the 2023 AIP framework given the positive response from employees, shareholder feedback, clear alignment between pay and performance and the continued volatility in the semiconductor market. We will also continue to utilize the sustainability scorecard in order to continue momentum of our environmental and people aspirations. The HRCC has determined in 2024 to implement a non-GAAP operating margin threshold so that no payment related to the sustainability scorecard portion of the AIP will be made if non-GAAP operating margin does not meet or exceed the determined threshold, aligned with the financial model previously communicated to our investors, to help ensure appropriate shareholder return.

EXECUTIVE COMPENSATION
Long-Term Incentive (“LTI”) Program
A fundamental underpinning of our LTI program design is to align our NEOs’ and other key strategic decision makers’ interests with those of our shareholders. Our NEOs are critical to NXP’s long-term success, including driving our vision, strategy, and culture along with delivering results.
In establishing the LTI program for 2023, consistent with previous years, the HRCC considered the following:
•Expected long-term contribution of each role and individual
•Competitive market practice for each role as compared to our Peer Group and general competitive talent market practice
•Connection to shareholder interests through recognizing stock price appreciation
•Input from shareholder engagement
•Simplicity and relativity of the measure
•Importance of establishing and retaining our high performing executive team
•Appropriate balance between time-based and performance-based LTI
NXP granted the following types of LTI awards to our NEOs in 2023:

LTI Award Type	Target Weighting	Vesting Schedule	Vesting Provisions

PSUs	70%	100% after year 3 to the extent earned once results have been certified by the Committee	Performance-based contingent on NXP’s relative total shareholder return performance against the Peer Group with a vesting range of 0 – 200%
RSUs	30%	1/3rd per year starting on the first anniversary of the grant date	Time-based
PSUs: For all grants made under our 2023 LTI program, the number of shares earned will be contingent upon NXP’s relative total shareholder return ("RTSR") performance versus the Peer Group from November 7, 2023 through November 6, 2026. The peer group used for this purpose is the same Peer Group described above in the section ‘Peer Group Analysis and Benchmarking.’ For the awards granted in 2023, the Committee evaluated the overall PSU program design, including the payout structure, considered shareholder feedback and determined not to make any changes from the previous year.
The HRCC determined to continue RTSR as the performance measure used for our PSUs after reviewing other alternatives and evaluating the prevailing market practice. RTSR aligns directly with shareholder interests as it measures returns from stock price movements and dividends. The number of PSUs ultimately earned at the end of the three-year performance period will be based on the payout schedule in the table below, with the overall payout opportunity capped at 200% of target for performance at or above the 75th percentile of the Peer Group. There is also a secondary cap whereby the final number of PSUs earned will be capped at 100% of target if NXP’s total shareholder return for the performance period is negative, regardless of the Company’s relative performance compared to the Peer Group. Prevailing market practice within our Peer Group shows similar payout structure to that presented in the table below.

	NXP Relative TSR Percentile Rank vs. Peer Group	Target PSUs Vesting

Maximum	75th Percentile or Greater—Top Quartile	200%
Target	50th Percentile—Third Quartile	100%
Threshold	25th Percentile—Second Quartile	25%
	Less than 25th Percentile—First Quartile	0%
For performance between the levels shown in the preceding table, the percentage of target PSUs that will vest will be determined using linear interpolation.

EXECUTIVE COMPENSATION
Realization of Previously Granted PSU Awards
Since establishing the PSU program in 2018, the awards have had the following performance realizations:

Year of Grant/Start of Performance Period	Year of Vest/End of the Performance Period	Performance Realization (% of target PSUs earned)

2020	2023	173.68%
2019	2022	84.21%
2018	2021	135.29%
This reflects a direct connection between our relative total shareholder return as compared to our Peer Group and demonstrates its intended relationship to pay. PSU performance is tracked throughout the performance period. Final results are then certified by an external consulting firm and are submitted for approval by the HRCC.
RSUs: The RSUs granted to our NEOs vest 1/3rd per year starting on the first anniversary of the grant date. We believe that RSUs provide an important long-term retention incentive for our NEOs and further align their interests with those of our shareholders, but in accordance with our pay for performance philosophy, we limit the time-based RSUs to 30% of the LTI award grant value.
2023 Target LTI Awards
Following thoughtful consideration of all relevant factors including the competitive market, the complexity of and contribution to their role, and expected future growth and contribution, the HRCC approved the individual annual target LTI awards to our NEOs in November 2023 as follows, to be earned over the next three years. These grants were made in the customary granting cycle for NEOs and other employees. The grants are fully outlined in the Grants of Plan Based Awards on page 64.
For the annual LTI award granted to our CEO, the HRCC considered many important factors including:
•Revenue generation, solid profit growth and healthy free cash flow generation in 2023
•Exceptional leadership in advancing NXP’s strategy and the advancement of NXP's culture, purpose and values
•Continued professionalism in handling the evolution of the leadership team
•Customer support, inventory management and collaboration through supply chain challenges

Name	2023 Target LTI Award Value ($)	70% PSUs ($)	PSUs Granted (at Target) (#)	30% RSUs ($)	RSUs Granted (#)

Kurt Sievers	15,400,000	10,780,000	58,020	4,620,000	24,866
William Betz	3,000,000	2,100,000	11,303	900,000	4,844
Christopher Jensen	2,750,000	1,925,000	10,361	825,000	4,441
Andrew Micallef	2,700,000	1,890,000	10,173	810,000	4,360
Jennifer Wuamett	2,750,000	1,925,000	10,361	825,000	4,441
The number of shares awarded under the LTI program were determined by taking the target annual LTI award value and dividing it by the grant date closing price. For the annual LTI awards on November 7, 2023, the grant date closing price was $185.80. The amounts reported in the 2023 Summary Compensation Table reflect the grant date fair values (i.e., accounting values) of the awards, as required under U.S. Securities and Exchange Commission proxy disclosure rules, and not the target award value noted in the table above.
Executive Share Ownership Guidelines
In addition to our strong pay-for-performance philosophy and overall executive compensation program design, we further align our executives’ interests with those of our shareholders through the NXP Executive Equity Ownership Policy (the “EOP”). The EOP applies to all NEOs as well as other members of the management team. All the NEOs are in compliance with their respective ownership guideline.

EXECUTIVE COMPENSATION

EOP Level	NXP EOP Policy

President & CEO	6x base salary
Management Team: Section 16 Officers (including the NEOs)	3x base salary
Board of Directors	5x annual cash retainer
Compliance Window	5 years
Policy If EOP Not Met	Retain 100% of the net shares received from LTI grants until EOP is met, with HRCC discretion to assess special situations on a case-by-case basis
Shares Counted Towards EOP	Shares directly or beneficially owned; unvested time-based restricted stock units (RSUs)

Other Practices & Guidelines
Retirement Benefits
The Company provides retirement benefits to help attract and retain the most highly talented senior executives. Our NEOs participate in various pension and retirement arrangements consistent with other employees in their respective country of employment. Our US NEOs participate in the Company sponsored 401(k) program. Employer matching contributions for the Named Executive Offers are included in the "All Other Compensation" column in the Summary Compensation Table on page 63. In connection with Mr. Sievers’ employment by our German subsidiary, NXP Semiconductors Germany GmbH, he participates in the Defined Benefit Plan offered by that subsidiary. Information related to this pension plan is included in the Pension Benefits Table on page 67.
Other Benefits and Perquisites
Our NEOs participate in medical and dental insurance, life insurance, short- and long-term disability programs, leave of absence, and other similar policies on the same terms as our other employees in their country of residence except our CEO who is provided with an international medical insurance policy, reflective of his employment across two countries and the international travel required of his position.
We also provide limited perquisites and personal benefits based on considerations unique to each NEO’s position and location. These additional arrangements can include one or more expenses such as tax preparation, car lease and residential security. The values of all perquisites and other personal benefits provided to our NEOs are included in the “All Other Compensation” column of the Summary Compensation Table on page 63.
Consistent with regulatory requirements, the Company forbids personal loans, guarantees or similar arrangements to members of our Board and NEOs, and consequently no loans, guarantees or similar arrangements were granted.
Employment Arrangements of Named Executive Officers
We have employment agreements with each of our NEOs setting forth the terms and conditions of their employment. These agreements establish the NEOs' base salary, annual incentive target, potential equity awards under the Long-Term Incentive Plan and participation in certain benefits plans, policies and programs applicable to other NXP executives, and participation in certain severance arrangements. The agreements also outline share ownership requirements as well as non-competition and non-solicitation requirements. A detailed description of the NEOs' employment agreements can be found beginning on page 69. Key practices related to these agreements were outlined on page 48. We do not provide excessive separation payments, any excise tax gross ups or single trigger change in control arrangements.
Key Policies and Practices
Clawback Policy
In 2023, we adopted a Dodd-Frank compliant Clawback Policy. Under this policy the Company is entitled to recover, in full or in part, any incentive-based compensation erroneously awarded to any person who served as an executive officer after an accounting restatement. To date, there has been no accounting restatement that required recovery pursuant to the Clawback Policy.

In addition, AIP payments and LTI grants are subject to the clawback provisions mandated pursuant to Dutch corporate law for our Board, including the Executive Director, President and CEO. Under this provision, the Company is entitled to recover any performance-based compensation awarded in full or in part to the extent that such payment was made based on incorrect information regarding the performance against pre-established goals or about the circumstances from which the entitlement to the award was made dependent.

EXECUTIVE COMPENSATION
Derivatives Trading, Hedging, and Pledging Policies
NXP employees and directors are prohibited from, either directly, or indirectly, purchasing financial instruments (including pre-paid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of NXP securities. No NXP employee or director may engage in hedging, pledging, hypothecating (including holding in margin accounts), or short selling NXP securities, or causing any other person to do so.
Change of Control Policy
The Board believes that having a clear, consistent policy that determines the appropriate treatment of our NEOs in the event of a change of control of the Company is in the best interest of NXP. This ensures our executives are able to fully focus on the potential transaction in the best interest of the shareholders, without concern for their own disposition. The change of control benefits for our NEOs are described in the table and narrative under the “Potential Payments Upon Termination of Change of Control Table” section of this proxy on page 68. All NEOs have a double-trigger provision such that, if they are involuntarily terminated without cause or leave with good reason (as defined in the applicable agreement) within 12 months following a change of control, they will receive the following benefits:
•Severance payment of a minimum of 24 months of base pay and 2 times target bonus or the local regulatory program in their country of residence, whichever is higher
•Accelerated vesting of outstanding unvested equity in accordance with the applicable equity plan or award agreement
•For those NEOs who are either citizens of the United States or reside in the United States, 12 months of benefits continuation
•Our NEOs are not entitled to excise tax gross-ups in connection with these payments
Compensation Practices and Risk
The HRCC has oversight responsibility for evaluating risks related to the Company’s compensation policies and practices. The Committee believes our compensation programs balance an appropriate mix of short- and long-term performance objectives, cash- and equity-based compensation, and risks and rewards for our employees. Our programs incorporate key design features to mitigate the likelihood of excessive risk-taking behavior, including:
•Reasonable performance goals established by the HRCC for the AIP incorporating top-line (e.g., revenue performance) and bottom-line (e.g., adjusted gross margin) business performance factors
•All eligible NXP employees, including NEOs, are measured against the same business performance factors for AIP
•A maximum payout of 200% of bonus target including individual performance factor under the AIP
•Long-term incentive awards for our NEOs containing a mix of performance-based and time-based vesting, with the performance-based awards measured using relative total shareholder return performance over a three-year performance period
•Our performance-based restricted share units have a maximum performance factor of 200%, or 100% if TSR is negative regardless of relative performance
We have a strong internal control environment, including a written Code of Conduct as well as ethics and compliance training for all employees including our NEOs. Based on a review of our compensation program design including a risk assessment by the independent consultant, the HRCC believes that there are no significant risks and our policies and practices do not create risks that are reasonably likely to have a material negative impact on our Company.
Governance
The HRCC oversees the compensation and benefits programs for our NEOs and is comprised solely of independent, non-employee members of the Board. The HRCC works very closely with its independent compensation consultant and with management to examine the effectiveness of the Company’s executive compensation program throughout the year. The HRCC Charter, which may be accessed at http://investors.nxp.com, details full the authority and responsibility of the committee.

EXECUTIVE COMPENSATION
The Role of the Human Resources and Compensation Committee
The HRCC is accountable for ensuring that the links between our executive compensation program and our business goals are responsible, appropriate, and strongly aligned with shareholders’ and other stakeholders’ interests. Under the responsibility of and as assigned by the Board, the HRCC annually establishes the compensation levels of our NEOs and reports to the full Board for their approval considering several factors, including:
•Each NEO’s role, responsibilities, experience, capability, and performance
•NEO succession planning, excluding the CEO which is governed by the NGSC, and important talent management activities
•Human capital statistics and activities below NEOs
•Compensation practices of the companies in our Peer Group
•Survey data from a broader group of comparable public companies (where appropriate)
•Relationship between the Company’s compensation policies and practices and risk management
The HRCC is also responsible to review the remuneration of the non-executive directors, and recommend from time to time to the Board an amendment concerning the remuneration to be resolved by the General Meeting of Shareholders including retainers, fees and equity grants.
The HRCC has oversight responsibilities more broadly focusing on overall culture and human capital management.
Further, the compensation of our CEO is determined by the HRCC in accordance with the principles set forth in the remuneration policy for executive and non-executive directors previously approved by our general meeting of shareholders, as required under Dutch corporate law.
The Nominating, Governance and Sustainability Committee is accountable for corporate governance matters and initiatives and reporting on sustainability matters. Under the responsibility of and as assigned by the Board, the key focus areas for the Nominating, Governance and Sustainability Committee in these activities are: managing CEO and Board succession, nominating director candidates, evaluating organization effectiveness, overseeing sustainability policies, goals and programs and reviewing NXP top identified risks making proposals to the Board on oversight.
The Role of Management
Our CEO makes key pay recommendations for his direct management team to the HRCC, which includes the non-CEO NEOs. In addition, staff from NXP’s Human Resources organization provides support to the HRCC on various compensation and benefits issues, including market practices, Company policies, and recommendations for program changes. Our CEO does not make recommendations to or participate in the deliberations of the HRCC regarding the CEO’s own compensation.
The Role of the Independent Consultant
The HRCC has retained Mercer since 2014 to serve as its independent executive compensation consultant. Mercer provides advice directly to the HRCC. Other teams within Mercer and its affiliates perform services for us as described below. The individuals supporting the HRCC did not perform any services for us other than as directed by the HRCC.
During fiscal 2023, Mercer advised the HRCC on a variety of subjects such as compensation plan design and trends, pay for performance analytics, external competitive compensation reference points, and other such matters. Mercer reports directly to the HRCC, participates in meetings as requested and communicates with the HRCC Chair between meetings, as necessary. The HRCC has the sole authority to:
•Modify or approve Mercer’s compensation
•Determine the nature and scope of its services
•Evaluate its performance
•Terminate the engagement and hire a replacement or additional consultant at any time
As noted above, in 2023 other teams within Mercer or its affiliates provided services at the request of management to the Company not related to advising the HRCC on executive officer and director compensation matters. Fees paid to Mercer and its affiliates for services provided in 2023 related to executive and director compensation totaled approximately $384,000. Fees paid to Mercer and its affiliates for actuarial valuations of pension plans, market compensation survey data and consulting services related to broad-based employee benefit plans totaled approximately $337,000. In addition, Mercer acts as the broker of record for broad-based employee benefit plans in various countries in which we operate. As broker of record they received commissions directly from the benefit providers of approximately $433,000. In addition, in 2023, the Company paid Marsh, an affiliate of Mercer, approximately $100,000 for fees or commissions related to insurance brokerage services unrelated to employee

EXECUTIVE COMPENSATION
benefit programs and site services. Additionally, as part of its insurance brokerage services, Marsh receives insurance premium payments from the Company which Marsh pays to insurance carriers on behalf of the Company. Because these other services were in the ordinary course of business, the HRCC did not specifically approve such services, although the HRCC reviewed these other services in connection with their independence review. Mercer informed us that it has safeguards and procedures in place to maintain independence in its executive compensation consulting practice. These safeguards include a rigidly enforced code of conduct, a policy against investing in client organizations and separation between Mercer’s executive compensation consulting and their other administrative and consulting business units from a leadership, performance measurement and compensation perspective. Specifically, Mercer has adopted Global Business Standards for Executive Compensation to manage actual or perceived conflicts of interest and ensure the integrity of their advice. It addresses how they manage the executive compensation consulting relationship, ensure the quality of consulting services and structure their business to prevent conflicts of interest. Mercer’s executive compensation consultants are not managed or rewarded based upon client revenue from other lines of business or other Marsh & McLennan (MMC) companies other than to the extent all employees benefit from overall success of MMC. The HRCC has assessed the independence of Mercer under NASDAQ listing standards and has concluded that no conflict of interest exists.
Human Resources and Compensation Committee Report
We, the Human Resources and Compensation Committee of the Board of Directors of NXP Semiconductors N.V., have reviewed and discussed the CD&A set forth above with management of the Company, and based on such review and discussion, recommended to the Board that the CD&A be included in this proxy statement.
NXP Human Resources and Compensation Committee:

Gregory Summe, Chair
Annette Clayton
Moshe Gavrielov
Lena Olving
Karl-Henrik Sundström

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table presents information regarding compensation of each of the NEOs for services rendered during the prior three fiscal years. A description of our compensation policies and practices as well as a description of the components of compensation payable to our NEOs is included above under “Compensation Discussion and Analysis.”

Name and Principal Position	Year	Salary ($)(1)(2)	Stock Awards ($)(3)	Nonequity Incentive Plan Compensation ($)(1)(2)(4)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)(1)(5)	All Other Compensation ($)(1)(6)	Total ($)

Kurt Sievers Executive Director, President and Chief Executive Officer	2023	1,192,923	16,852,540	2,535,040	420,849	122,390	21,123,742
	2022	1,098,136	17,119,017	2,459,782	—	94,916	20,771,851
	2021	1,181,800	16,314,944	3,331,790	—	83,358	20,911,892
William Betz Executive Vice President, Chief Financial Officer	2023	570,000	3,283,044	735,600	—	24,412	4,613,056
	2022	495,346	3,180,859	621,216	—	36,871	4,334,292
	2021	351,115	2,913,589	525,000	—	22,435	3,812,139
Christopher Jensen Executive Vice President and Chief Human Resources Officer	2023	510,000	3,009,558	500,208	—	20,233	4,039,999
	2022	490,154	2,776,173	586,704	—	15,250	3,868,281

Andrew Micallef Executive Vice President and Chief Operations and Manufacturing Officer	2023	535,000	2,954,875	524,728	—	43,843	4,058,446
	2022	517,635	2,544,850	615,464	—	37,260	3,715,209
	2021	317,308	3,193,031	488,105	—	—	3,998,444
Jennifer Wuamett Executive Vice President, General Counsel and Chief Sustainability Officer	2023	563,750	3,009,558	566,412	—	19,600	4,159,320
	2022	532,635	2,776,173	632,720	—	18,644	3,960,172
	2021	494,654	2,564,043	774,354	—	17,000	3,850,051

1.All amounts presented in the Summary Compensation Table, and in the supporting tables that follow, are expressed in U.S. dollars. Certain amounts payable to Mr. Sievers were paid in Euros. The exchange rate used for the purpose of the Summary Compensation Table and the supporting tables that follow is the average monthly rates for the full year: (i) 1.0829 for 2023, (ii) 1.0559 for 2022 and (iii) 1.1818 for 2021.
2.Mr. Micallef joined the Company on May 17, 2021; and therefore his salary and nonequity incentive plan compensation are prorated in 2021.
3.These amounts represent the aggregate weighted grant date fair value of RSU and PSU awards in the fiscal years shown. The stock award value is calculated in accordance with ASC 718. See Note 2—Significant Accounting Policies ‘Share-based compensation’ and Note 17— Share-based Compensation, both found in Part II, Item 8, “Financial Statements and Supplementary Data” in the Notes to Consolidated Financial Statements in the Annual Report on Form 10-K for the year ended December 31, 2023 for additional information. For a description of the grant terms, see the footnotes of the Grants of Plan-Based Awards table below. Assuming maximum achievement of performance metrics in the performance period, using the Company’s closing stock price on the date of grant and 200% of the target shares, the maximum values of the 2023 PSUs at the date of grant are as follows: Mr. Sievers— $21,560,232; Mr. Betz— $4,200,195; Mr. Jensen— $3,850,148; Mr. Micallef— $3,780,287; and Ms. Wuamett— $3,850,148. The realized value of these awards, if any, will not be determined until November 2026 based on the comparative RTSR over the performance period.
4.The payout amount for 2023 represents 122.6% of the NEO’s target AIP as discussed in the section ‘Annual Incentive Program’ above. The payout amounts for 2022 and 2021 represent 143.8% and 187.95%, respectively, of the NEO’s target AIP.
5.The amounts shown in this column represent the actuarial change in the present value of accrued benefit for the defined benefit plan of Mr. Sievers, as described in the ‘Pension Benefits’ table below. NXP does not maintain defined benefit plans except for those in countries where it is standard practice. Mr. Sievers is the only NEO who participates in a defined benefit pension plan in connection with his employment with our German subsidiary.
6.The 2023 amounts shown in the All Other Compensation column include the incremental cost to the Company of the following:
–Mr. Sievers—amounts paid by the Company for residential security, international insurance, tax return preparation, a company car, and tax gross-up payments ($62,853) associated with the services included in ‘All Other Compensation’
–Mr. Betz—amounts paid by the Company for tax return preparation and Company 401(k) contributions ($16,500), and a tax gross-up payment for the tax return preparation services
–Mr. Jensen—amounts paid by the Company for executive physical and Company 401(k) contributions ($16,500)
–Mr. Micallef—amounts paid by the Company for home office allowance consistent with our other California employees, tax preparation, and Company 401(k) contributions ($16,500) and a tax gross-up payment for the tax return preparation services
–Ms. Wuamett—amounts paid by the Company for executive physical and Company 401(k) contributions ($16,500).

EXECUTIVE COMPENSATION
Grants of Plan-Based Awards Table
The following table sets forth certain information regarding grants of plan-based awards to each of our NEOs for 2023 under our compensation programs and plans.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares or Stock Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Plan Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Kurt Sievers	2023 AIP		103,387	2,067,733	4,135,465
	2019 OIP	11/7/2023				14,505	58,020	116,040		12,415,700
	2019 OIP	11/7/2023							24,866	4,436,840
William Betz	2023 AIP		30,000	600,000	1,200,000
	2019 OIP	11/7/2023				2,826	11,303	22,606		2,418,729
	2019 OIP	11/7/2023							4,844	864,315
Christopher Jensen	2023 AIP		20,400	408,000	816,000
	2019 OIP	11/7/2023				2,590	10,361	20,722		2,217,150
	2019 OIP	11/7/2023							4,441	792,408
Andrew Micallef	2023 AIP		21,400	428,000	856,000
	2019 OIP	11/7/2023				2,543	10,173	20,346		2,176,920
	2019 OIP	11/7/2023							4,360	777,955
Jennifer Wuamett	2023 AIP		23,100	462,000	924,000
	2019 OIP	11/7/2023				2,590	10,361	20,722		2,217,150
	2019 OIP	11/7/2023							4,441	792,408

1.Future payouts under the Annual Incentive Program (AIP) are shown in USD from 5% if threshold of the Sustainability Scorecard portion is met but not exceeded and no other portion of the AIP is earned; target if performance target is achieved at 100% and a maximum of 200% of target AIP using the salary and target AIP as of December 31, 2023 per the terms of the 2023 AIP as described above. Actual 2023 AIP payments are listed in the Summary Compensation Table.
2.These amounts represent the number of performance share units granted to Messrs. Sievers, Betz, Jensen and Micallef, and Ms. Wuamett as part of the 2023 annual grant under the NXP Semiconductors N.V. 2019 Omnibus Incentive Plan ("2019 OIP"). Each PSU, which cliff vests on the third anniversary of the date of grant, entitles the grant recipient to receive from 0 to 2 common shares for each of the target units awarded based on the relative total shareholder return (RTSR) of the Company’s share price as compared to the Peer Group. See Long-term Incentive (LTI) Program above for a more detailed descriptions of the terms of these awards.
3.These amounts represent the number of RSUs granted to Messrs. Sievers, Betz, Jensen and Micallef, and Ms. Wuamett as part of the 2023 annual grant under the 2019 OIP. These awards vest in equal installments on the first, second and third anniversary of the date of grant, subject to continued employment through the applicable vesting date. See Long-term Incentive (LTI) Program for a more detailed descriptions of the terms of these awards.
4.Amounts in this column represent the weighted average grant date fair value of awards granted in fiscal year 2023 calculated in accordance with ASC 718. With respect to the PSUs, in accordance with SEC rules, amounts reflect the fair value at the grant date determined using a Monte-Carlo simulation model and based upon a discounted cash flow analysis of the probability-weighted payoffs of a share-based payment assuming a variety of possible stock price paths. It represents the estimate of aggregate compensation cost to be recognized over the requisite service period determined as of the grant date under ASC 718 resulting in a per share grant date value of $213.99. The fair value for RSUs is determined by using the grant date closing price corrected for future dividend payments resulting in fair value of $178.43 per share for grants.
The Monte Carlo Simulation value used in calculating the value of PSUs was determined based on the following: the valuation date was November 7, 2023; the NXP share price on the grant date was $185.80; the performance period was November 7, 2023 to November 6, 2026; the volatility assumption was 38.96%; and the initial TSR performance of -0.22%. PSUs are subject to a RTSR performance hurdle, where vesting is dependent on NXP’s TSR performance relative to its Peer Group. TSR is based on the average closing share price over the 20 trading days prior to the start of the Performance Period compared to the average closing share price over the 20 trading days up to and including the end of the Performance Period. Dividends were assumed to be re-invested on the ex-dividend date.

EXECUTIVE COMPENSATION
Outstanding Equity Awards at Year-End Table
The following table summarizes the number of securities underlying outstanding equity awards for each of our NEOs as year-end 2023, using the December 29, 2023 closing stock price of $229.68. None of the NEOs had outstanding option awards on December 31, 2023.

	Share Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(g)		(h)(1)	(i)		(j)(1)

Kurt Sievers	6,778	(2)	1,556,771
	19,494	(3)	4,477,382
	24,866	(4)	5,711,223
				94,888	(6)	21,793,876
				136,452	(7)	31,340,295
				116,040	(8)	26,652,067
William Betz	1,211	(2)	278,142
	3,622	(3)	831,901
	4,844	(4)	1,112,570
				16,946	(6)	3,892,157
				25,354	(7)	5,823,307
				22,606	(8)	5,192,146
Christopher Jensen	1,090	(2)	250,351
	3,162	(3)	726,248
	4,441	(4)	1,020,009
				15,250	(6)	3,502,620
				22,128	(7)	5,082,359
				20,722	(8)	4,759,429
Andrew Micallef	1,584	(5)	363,813
	920	(2)	211,306
	2,898	(3)	665,613
	4,360	(4)	1,001,405
				12,878	(6)	2,957,819
				20,284	(7)	4,658,829
				20,346	(8)	4,673,069
Jennifer Wuamett	1,066	(2)	244,839
	3,162	(3)	726,248
	4,441	(4)	1,020,009
				14,912	(6)	3,424,988
				22,128	(7)	5,082,359
				20,722	(8)	4,759,429

EXECUTIVE COMPENSATION

1.Market value is calculated based on the closing price of NXP’s common stock on December 29, 2023 as reported on the Nasdaq equaling $229.68
2.RSUs granted under the terms and conditions of the 2019 OIP on November 2, 2021. The restricted stock unit vests in equal installments on the first, second and third anniversary of the date of grant, subject to continued employment through the applicable vesting date.
3.RSUs granted under the terms and conditions of the 2019 OIP on November 1, 2022. The restricted stock unit vests in equal installments on the first, second and third anniversary of the date of grant, subject to continued employment through the applicable vesting date.
4.RSUs granted under the terms and conditions of the 2019 OIP on November 7, 2023. The restricted stock unit vests in equal installments on the first, second and third anniversary of the date of grant, subject to continued employment through the applicable vesting date.
5.RSUs granted under the terms and conditions of the 2019 OIP on August 3, 2021 as a new hire grant to Mr. Micallef. The restricted stock unit vests in equal installments on the first, second and third anniversary of the date of grant, subject to continued employment through the applicable vesting date.
6.PSUs granted under the terms and conditions of 2019 OIP on November 2, 2021. These awards vest 100% on November 1, 2024 subject to performance achievement based on relative TSR compared to the Peer Group. Maxim Integrated Products will be excluded from the calculation of relative total shareholder return since its acquisition occurred prior to the start of the performance period. In accordance with SEC requirements, as results indicate achievement between target and maximum performance, the amounts reflected above are the maximum amounts. Based on actual performance as of December 29, 2023, the performance would be 152.63% of target resulting in a vesting of 72,414, 12,932, 11,638 and 9,828 shares for Messrs. Sievers, Betz, Jensen and Micallef respectively and 11,380 shares for Ms. Wuamett. After the end of the performance period, NXP’s TSR will be compared to those of the Peer Group pursuant to the Relative TSR performance and payout scale to determine the level of vesting, which will be certified by or on behalf of the Board.
7.PSUs granted under the terms and conditions of 2019 OIP on November 1, 2022. These awards vest 100% on October 31, 2025 subject to performance achievement based on relative TSR compared to the Peer Group. In accordance with SEC requirements, as results indicate achievement between target and maximum performance, the amounts reflected above are the maximum amounts. Based on actual performance as of December 29, 2023, the performance would be 185.71% of target resulting in a vesting of 126,703, 23,542, 20,547 and 18,835 shares for Messrs. Sievers, Betz, Jensen and Micallef respectively and 20,547 shares for Ms. Wuamett. After the end of the performance period, NXP’s TSR will be compared to those of the Peer Group pursuant to the Relative TSR performance and payout scale to determine the level of vesting, which will be certified by or on behalf of the Board.
8.PSUs granted under the terms and conditions of 2019 OIP on November 7, 2023. These awards vest 100% on November 6, 2026 subject to performance achievement based on relative TSR compared to the Peer Group. In accordance with SEC requirements, as results indicate achievement between target and maximum performance, the amounts reflected above are the maximum amounts. Based on actual performance as of December 31, 2023, the performance would be 166.67% of target resulting in a vesting of 96,702, 18,839, 17,269 and 16,955 shares for Messrs. Sievers, Betz, Jensen and Micallef respectively and 17,269 shares for Ms. Wuamett. After the end of the performance period, NXP’s TSR will be compared to those of the Peer Group pursuant to the Relative TSR performance and payout scale to determine the level of vesting, which will be certified by or on behalf of the Board.

EXECUTIVE COMPENSATION
Option Exercises and Stock Vested Table
The following table shows the value realized for stock options that were exercised and restricted stock unit and performance stock unit awards vested during 2023.

	Option Awards		Stock Awards
Name	Number of Shares acquired on exercise (#)	Value Realized on exercise ($)(1)	Number of shares acquired on vesting (#)	Value Realized on vesting ($)(2)

Kurt Sievers	—	—	127,764	23,133,817
William Betz	—	—	7,101	1,260,437
Christopher Jensen	—	—	18,412	3,333,601
Andrew Micallef	—	—	3,952	751,130
Jennifer Wuamett	8,394	953,025	24,373	4,397,604

1.The value realized is calculated by multiplying (i) the number of shares acquired under the option exercise by (ii) the difference between closing price of the Company’s common shares at the time of exercise and the exercise price of the options.
2.The value realized is calculated by multiplying (i) the number of shares released upon the RSU or PSU award vesting by (ii) the closing price of the Company’s common shares on the day prior to the vest date, or the previous business day if the market was closed on the day prior to the vest date. This amount includes the restricted share units and performance share units granted in previous years that vested in 2023 according to the terms and conditions of the applicable equity award agreements including performance share units granted on October 27, 2020 for Messrs. Sievers, Betz and Jensen and Ms. Wuamett which vested in 2023 at a 173.68% achievement realization.

Pension Benefits
The following table sets forth certain information with respect to the potential benefits to Mr. Sievers as of December 31, 2023. No other NEO participates in a Company-sponsored defined benefit pension plan.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

Kurt Sievers	Germany DBP	25	4,178,854	—

In connection with Mr. Sievers’ employment by our German subsidiary, NXP Semiconductors Germany GmbH, he participates in the Defined Benefit Plan offered by that subsidiary (the “Germany DBP”). This Germany DBP is closed to new employees but was available to all eligible employees of that subsidiary until December 31, 2006. The value in this table has been converted from Euros using the rate of 1.0829, the average euro to U.S. dollar conversation rate for 2023.
Under the Germany DBP, participants receive notional contributions that are credited to their personal pension accounts in an amount of 11% of monthly base salary in excess of a calculated social security contribution ceiling that does not factor in the 2003 exceptional adjustment step (leading to a 2023 ceiling value of €6,550/month), less the additional contribution paid by the employer in the staff pension insurance. Contributions and returns on investments accumulated at retirement (normal retirement age is defined as between 60 – 67) are converted into an annuity based on fixed standard actuarial factors as mentioned in the plan rules. The Germany DBP also provides for certain disability, widow(er) and orphan beneficiary pension benefits.
In calculating the amounts shown in the column titled “Present Value of Accumulated Benefit” in the table above, we calculated the amounts reflected for Mr. Sievers in accordance with ASC 715 using the following assumptions: a calculation date of December 31, 2023, a 3.30% discount rate, a 2.25% pension increase rate, retirement occurring at age 63, and applicability of the “Heubeck-Richttafeln 2018 G” mortality table.

EXECUTIVE COMPENSATION
Potential Payments upon Termination or Change of Control
The following table shows the estimated value of potential payments that each NEO would be entitled to receive upon termination of employment in connection with specific events. The amounts shown below assume that the termination of employment or change of control occurred on December 31, 2023. Where benefits are based on the market value of NXP’s common stock, the table below uses the closing price of NXP’s common stock as reported on the Nasdaq on December 29, 2023 ($229.68 per share). To the extent applicable, the terms and conditions of our employment, change of control and severance agreements with our NEOs, are discussed above under “Employment Arrangements of Named Executive Officers” and “Compensation Discussion and Analysis—Key Policies and Practices; Change of Control.”
Amounts shown below are in USD and do not include (i) benefits earned during the term of the NEO’s employment that are available to all benefit-eligible salaried employees, (ii) the value of vested equity awards and (iii) the value of retirement benefits that are reported in the tables above.

Name	Payment Type	Involuntary Separation / Termination at the Convenience of the Company ($)(1)	Death ($)(2)	Disability ($)(3)	Change of Control with Termination within 12 months ($)(4)	Retirement($)(5)	Involuntary Termination for Cause or Voluntary Resignation ($)(6)

Kurt Sievers	Equity Related Payments	28,258,449	79,689,084	28,258,449	79,689,084	—	—
	Cash Payments	4,967,667	2,535,040	4,967,667	9,103,133	—	—
	Total	33,226,116	82,224,124	33,226,116	88,792,217	—	—
William Betz	Equity Related Payments	5,170,786	14,926,903	5,170,786	14,926,903	—	—
	Cash Payments	1,335,600	735,600	735,600	3,135,600	—	—
	Benefits Continuation	—	—	—	23,847	—	—
	Total	6,506,386	15,662,503	5,906,386	18,086,350	—	—
Christopher Jensen	Equity Related Payments	4,590,155	13,355,203	4,590,155	13,355,203	—	—
	Cash Payments	1,010,208	500,208	500,208	2,336,208	—	—
	Benefits Continuation	—	—	—	23,847	—	—
	Total	5,600,363	13,855,411	5,090,363	15,715,258	—	—
Andrew Micallef	Equity Related Payments	4,366,906	12,719,678	4,366,906	12,719,678	—	—
	Cash Payments	1,059,728	524,728	524,728	2,450,728	—	—
	Benefits Continuation	—	—	—	23,847	—	—
	Total	5,426,634	13,244,406	4,891,634	15,194,253	—	—
Jennifer Wuamett	Equity Related Payments	4,543,300	13,290,433	4,543,300	13,290,433	—	—
	Cash Payments	1,143,912	566,412	566,412	2,645,412	—	—
	Benefits Continuation	—	—	—	26,555	—	—
	Total	5,687,212	13,856,845	5,109,712	15,962,400	—	—

EXECUTIVE COMPENSATION

1.In the event of an involuntary separation or termination at the convenience of the Company (other than for cause, as defined in the applicable employment agreement and equity plan or award agreement), estimated value of payments includes the following:
Cash Payments: All NEOs would receive the 2023 AIP payment earned. Amount for Mr. Sievers also includes two times his gross annual base salary as specified in the Secondment Addendum, which is subject to signing a general release of claims; amount for Messrs. Betz, Jensen and Micallef and Ms. Wuamett also includes one times gross annual base salary as specified in their employment agreement, which is subject to signing a general release of claims in favor of NXP.
Equity Related Payments:
RSUs: Amounts represent the value of the accelerated vesting of the 2021, 2022 and 2023 RSU awards prorated from the grant date to termination date as per the terms of the equity award documents.
PSUs: Amounts represent the value of the 2021, 2022 and 2023 PSU awards prorated from the grant date to termination date as per the terms of the equity award documents using the share delivery factor based on actual performance results as of December 31, 2023—152.63% for the 2021 PSUs; 185.71% for the 2022 PSUs; and 166.67% for 2023 PSUs. The prorated portion of the PSUs would not be delivered until the PSUs’ original vesting date (as stated in the applicable equity award agreement) and is subject to the final share delivery factor based on the achievement and certification by or on behalf of the Board of the relevant performance goals during the award’s original performance period.
2. In the event of death while still employed by NXP, estimated value of payments includes the following:
Cash Payments: All NEOs would receive the 2023 AIP payment earned.
Equity Related Payments: In the event of death the applicable equity award agreements provide that all outstanding and unvested equity awards at the time of death to vest as soon as administratively practicable thereafter, except that in the case of PSU awards, such vesting will be subject to the performance targets being met.
RSUs: Amounts represent the value of the accelerated vesting of the 2021, 2022 and 2023 RSU awards.
PSUs: Amounts represent the value of the 2021, 2022 and 2023 PSU awards as per the terms of the equity award documents using the share delivery factor based on actual performance results as of December 31, 2023—152.63% for the 2021 PSUs; 185.71% for the 2022 PSUs; and 166.67% for 2023 PSUs. The PSUs would not be delivered until the PSUs’ original vesting date (as stated in the applicable equity award agreement) and is subject to the final share delivery factor based on the achievement and certification by or on behalf of the Board of the relevant performance goals during the award’s original performance period.
3.In the event of disability while still employed by NXP, estimated value of payments includes the following:
Cash Payments: All NEOs would receive the 2023 AIP payment earned. Amount for Mr. Sievers also includes two times his gross annual base salary as specified in the Secondment Addendum, which is subject to signing a general release of claims; no additional payment would be made for Messrs. Betz, Jensen and Micallef and Ms. Wuamett.
Equity Related Payments:
RSUs: Amounts represent the value of the accelerated vesting of the 2021, 2022 and 2023 RSU awards prorated from the grant date to termination date as per the terms of the equity award documents.
PSUs: Amounts represent the value of the 2021, 2022 and 2023 PSU awards prorated from the grant date to termination date as per the terms of the equity award documents using the share delivery factor based on actual performance results as of December 31, 2023—152.63% for the 2021 PSUs; 185.71% for the 2022 PSUs; and 166.67% for 2023 PSUs. The prorated portion of the PSUs would not be delivered until the PSUs’ original vesting date (as stated in the applicable equity award agreement) and is subject to the final share delivery factor based on the achievement and certification by or on behalf of the Board of the relevant performance goals during the award’s original performance period.
4.In the event of a termination within 12 months following a change of control either by the Company or by the NEO for good reason, in either case not under certain conditions involving misconduct (also known as double trigger), estimated value of payments includes the following (amounts assume that both the change of control and termination occur on December 31, 2023):
Cash Payments: All NEOs would receive the 2023 AIP payment earned. Amounts also include two times gross annual base salary and two times target annual AIP payment for each NEO as specified in the Change of Control Severance Policy.
Equity Related Payments:
RSUs: Amounts represent the value of the accelerated vesting of the 2021, 2022 and 2023 RSU awards as per the terms of the equity award documents.
PSUs: Amounts represent the value of the 2021, 2022 and 2023 PSU awards as per the terms of the equity award documents using the share delivery factor based on actual performance results as of December 31, 2023—152.63% for the 2021 PSUs; 185.71% for the 2022 PSUs; and 166.67% for 2023 PSUs. In the case of a change of control, the performance period would end effective as of the date of the change of control, assumed here as December 31, 2023, and the share delivery factor would be determined as of that date, subject to determination and certification by or on behalf of the Board.
Benefits Continuation: Amounts represent an approximate cost for benefits continuation as specified in the Change of Control Severance Policy for Messrs. Betz, Jensen and Micallef and Ms. Wuamett, who are US citizens or residents.
5.No NEO is currently eligible for retirement, as defined in the 2021, 2022 and 2023 equity award agreements and the 2023 AIP as the participant’s termination of employment where the participant has attained both five (5) years of service with NXP and age sixty (60).
6.All unvested equity will be cancelled. No cash payments would be made.

Our equity awards agreements contain non-solicitation and non-competition provisions that are effective for 12 months following the termination of employment. Except as described above, unvested equity awards lapse if a participant’s employment terminates and such participant is no longer employed by NXP. If there is a violation by the participant of any provisions contained in the applicable equity award, plan or grant letter, then the equity award lapses on the date of such violation. The equity award agreements also require participants to execute and deliver a general release of claims upon termination.
NEO Employment Agreements
Mr. Sievers
In connection with Mr. Sievers’ nomination as Executive Director and President and Chief Executive Officer, Mr. Sievers and the Company entered into a management agreement (the “Management Agreement”) and NXP Semiconductors Germany GmbH, a wholly owned indirect affiliate of the Company, and Mr. Sievers entered into an addendum to Mr. Sievers’ existing employment agreement (the “Secondment Addendum” and together with the

EXECUTIVE COMPENSATION
Management Agreement, are the “CEO Agreements”). A copy of the CEO Agreements can be found on Form 8-K filed by the Company on March 9, 2020.
The CEO Agreements provide that effective May 27, 2020, Mr. Sievers serves as Executive Director and President and Chief Executive Officer until the date of the following annual general meeting, and will be extended if NXP‘s general meeting reappoints Mr. Sievers as Executive Director and President and CEO of NXP. The CEO Agreements outline terms and conditions of Mr. Sievers' employment including his base salary, annual incentive target and participation in certain benefits plans, policies and programs applicable to other NXP executives and officers.
Considering Mr. Sievers’ tenure—he has been employed at NXP since 1995—the HRCC determined to provide in the CEO Agreements that in the event that Mr. Sievers’ employment is terminated at the initiative of the Company and other than for cause, Mr. Sievers will be entitled to a severance amount of two times the gross annual base salary and a pro-rata payment of the annual cash bonus, depending on achievement of the pay-out conditions and the period in which Mr. Sievers has performed actual work for the Company. One additional element the HRCC took into account was that Mr. Sievers, being employed by the Company’s German subsidiary NXP Semiconductors Germany GmbH, in the absence of the severance arrangements in the CEO Agreements, would be entitled to a severance amount that could be as high as four times his base salary, according to German employment law, in the absence of the lesser severance arrangements in the CEO Agreements.
Mr. Sievers is subject to non-competition provisions that remain in effect for a period of one year following the termination of his employment agreement.
Mr. Sievers is also subject to the change in control policy, which states that in the event Mr. Sievers' employment is terminated within twelve months following a change of control or if Mr. Sievers resigns for “good reason” within twelve months following a change of control, in either case not under certain conditions involving misconduct, then Mr. Sievers is entitled to the change of control arrangements approved from time to time by the Company’s HRCC, as described on page 60. These payments are estimated in the table above.
Other Executive Officers
Mr. Betz, Mr. Jensen, Mr. Micallef and Ms. Wuamett have entered into employment agreements with NXP USA, Inc. ("NXP USA"), a wholly owned indirect subsidiary of the Company, setting forth the terms and conditions of their employment, including their base salary, annual incentive target and participation in certain benefits plans, policies and programs applicable to other NXP executives. Each officer may terminate employment for any reason upon three months’ written notice and either NXP USA or the officer may terminate their employment immediately under certain conditions involving misconduct. In the event that NXP USA terminates an officer's employment absent certain conditions involving misconduct, such officer is entitled to receive a lump sum cash severance payment of one year's base salary and a pro rata payment of the annual incentive bonus for the period that such officer performed actual work, to the extent the conditions for a bonus payout have been met. In the event an officer's employment is terminated within twelve months following a change of control of the officer resigns for "good reason" within twelve months following a change of control, in either case not under certain conditions involving misconduct, then such officer is entitled to the change of control arrangements approved from time to time by the Company’s HRCC, as described on page 60. All severance payments are contingent on the officer signing and not revoking a release of claims. Each officer is subject to non-competition and non-solicitation restrictions for twelve months and customary prohibitions on disclosing confidential information following the termination of his employment for any reason.
CEO Pay Ratio Disclosure
The annual total compensation for the median employee of NXP (other than our Chief Executive Officer) in 2023 was $62,028. The annual total compensation for our Chief Executive Officer was $21,123,742. We used the total compensation for Mr. Sievers, our CEO, as reported in the 2023 Summary Compensation Table. Based on this information, the ratio of the annual total compensation of our CEO to the annual total compensation of the median employee was approximately 341:1.
We have a global workforce operating in over 30 countries. Our locations in China, Malaysia, Taiwan and Thailand have significant manufacturing activities and represent a total headcount of approximately 46% of our global population as of December 31, 2023. Excluding employees from those four countries, the global average base pay would be approximately $84,000.
We have used the same median employee as was used in the 2022 proxy statement CEO Pay Ratio disclosure. In 2022, to identify the median employee, we used the following methodology:

•We identified our median employee by considering our employee population as of December 31, 2022
•To determine the median employee, we used a consistently applied compensation measure that included annualized base pay, local allowances, AIP or sales incentive plan at target and the approved value of the annual equity awards granted during 2022
•We applied the exchange rate we utilize in our HR recordkeeping system as of December 31, 2022

EXECUTIVE COMPENSATION
•Salaries were annualized for all employees who were hired or were on an unpaid leave during the fiscal year
To determine the pay ratio:
•We calculated the 2023 compensation elements for the median employee in accordance with the requirements of item 402(c)(2)(x) of the SEC’s Regulation S-K.
The median employee resides in the US in a fabrication equipment operator role.
Human Resources and Compensation Committee Interlocks and Insider Participation
During 2023, Sir Peter Bonfield, Ms. Clayton, Mr. Gavrielov, Ms. Olving, Mr. Summe and Mr. Sundström served on the HRCC. Other than Mr. Sundström, none of the members of the HRCC is or has been an executive officer or employee of NXP. Mr. Sundström held the role as CFO of NXP Semiconductors N.V. (2008–2012). None of our executive officers serves on the board of directors or compensation committee of a company which has an executive officer who serves on our Board or HRCC.
Equity Compensation Plan Information
The following table summarizes NXP’s compensation plan information (including individual compensation arrangements) as of the fiscal year ended December 31, 2023.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)(a)	Weighted- average exercise price of outstanding options, warrants and rights ($)(b)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (#)(a)(c))

Equity compensation plans approved by security holders	6,917,431(2)	70.71	27,613,074(3)
Equity compensation plans not approved by security holders	—	—	—
Total	6,917,431	70.71	27,613,074

1.Shares of common stock issuable upon vesting of RSU and PSU awards have been excluded from the calculation of the weighted average exercise price.
2.Represents 255,579 shares of common stock subject to outstanding stock options and 6,661,852 shares of common stock that may be issued upon vesting of outstanding RSU and PSU awards (PSU awards are assumed at maximum performance level), in each case pursuant to equity awards issued under the Company’s equity compensation plans.
3.Includes 18,044,440 shares of common stock available for future issuance under the NXP 2019 Omnibus Incentive Plan and 9,568,634 shares of common stock available for future issuance under NXP’s Employee Stock Purchase Plan.

EXECUTIVE COMPENSATION
Pay Versus Performance Disclosure
In accordance with Item 402(v) of Regulation S-K, which was adopted by the Securities and Exchange Commission in 2022 pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing the following disclosure regarding executive compensation versus Company performance for the fiscal years listed below. The amounts in the table below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by NEOs.

Year	Summary Compen-sation Table Total for Richard Clemmer ($)[1]	Compen- sation Actually Paid to Richard Clemmer ($)[1,2]	Summary Compen-sation Table Total for Kurt Sievers ($)[1]	Compen- sation Actually Paid to Kurt Sievers ($)[1,2]	Average Summary Compen- sation Table Total for Non-PEO NEOs ($)[1]	Average Compen- sation Actually Paid to Non-PEO NEOs ($)[1,2]	Value of initial fixed $100 investment based on:[3]		Net Income ($ in millions)	Revenue ($ in millions)	Non-GAAP Gross Margin[4]
							Company TSR ($)	Philadelphia Sox Index TSR ($)

2023	n/a	n/a	21,123,742	47,273,053	4,217,705	8,167,390	192.49	238.72	2,797	13,276	58.5%
2022	n/a	n/a	20,771,851	4,693,294	3,969,488	2,053,189	129.76	142.94	2,787	13,205	57.9%
2021	n/a	n/a	20,911,892	43,710,558	3,649,332	8,137,948	183.30	219.51	1,871	11,063	56.1%
2020	2,256,509	15,746,714	19,253,302	25,421,027	3,366,167	5,613,773	126.56	153.66	52	8,612	51.1%

1.For fiscal year 2020 Richard Clemmer served as our PEO through May 27, 2020. Kurt Sievers was appointed as our PEO on May 27, 2020 and has served as our PEO since that date. The Non-PEO NEOs for whom the average compensation is presented in this table are: (i) for fiscal year 2020, Peter Kelly, David Reed, Steven Owen and Jennifer Wuamett; (ii) for fiscal year 2021, Peter Kelly, William Betz, Andrew Micallef, Steven Owen and Jennifer Wuamett; and (iii) for fiscal years 2022 and 2023, William Betz, Christopher Jensen, Andrew Micallef and Jennifer Wuamett.
2.The amounts shown as Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S‑K and do not reflect compensation actually realized or received by a PEO or the other NEOs. Mr. Sievers is the only NEO who has participated in a pension during the reporting years. The amounts shown as Compensation Actually Paid reflect total compensation as set forth in the Summary Compensation Table ("SCT") for each year, adjusted as required. The following table details those adjustments for 2023.

Year		Summary Compen- sation Table Total ($)	Grant Date Fair Value of Equity Awards Granted During Applicable Year from SCT ($) ( — )	Year-End Fair Value of Equity Awards Granted During Applicable Year ($) ( + )	Change in Fair Value as of Year-End of Any Prior Year Awards that Remain Unvested as of Year-End ($) ( + )	Change in Fair Value as of the Vesting Date of Any Prior Year Awards that Vested During Applicable Year ($) ( + )	Change in Pension Value for the Applicable Year from SCT ($) ( — )	Pension Service Costs Attributable to the Applicable Year ($) ( + )	Compensation Actually Paid ($)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
2023	Kurt Sievers (PEO)	21,123,742	16,852,540	21,850,329	13,996,252	7,402,880	420,849	173,239	47,273,053
2023	Average Non-PEO NEO	4,217,705	3,064,259	3,972,990	2,296,837	744,117	N/A	N/A	8,167,390
For the equity values included in the above tables, the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of the grant. Equity values are calculated in accordance with FASB ASC Topic 718. PSU awards outstanding as of December 31 of the reporting year have been valued using a Monte Carlo simulation. RSU awards outstanding as of December 31 of the reporting year have been valued using the value date closing stock price discounted for future dividend payments. The fair values as of the vesting date are calculated using the closing share price on the day prior to the vesting date. No dividends or dividend equivalents are paid or earned on unvested equity awards and no equity awards were granted and vested in the same year.
3.The Peer Group Total Shareholder Return ("TSR") set forth in this table utilizes the Philadelphia Stock Exchange Semiconductor Index (“Philadelphia Sox Index”), which we also utilize in the stock performance graph in our Annual Report on Form 10-K. The comparison assumes $100 was invested for the period starting December 31, 2019 through the last trading day of the reporting year in the Company and in the Philadelphia Sox Index, respectively, assuming the reinvestment of any dividends. Historical stock performance is not necessarily indicative of future stock performance.
4.We are providing this as a supplement financial measure. Non-GAAP Gross Margin is a non-GAAP financial measure. We calculate Non-GAAP gross margin by adjusting Gross Margin to exclude the effects of purchase price accounting, restructuring, stock-based compensation, merger-related costs, and other incidentals. These measures should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP. Appendix A to this Proxy Statement quantifies and reconciles this measure to the comparable US GAAP financial measure.

EXECUTIVE COMPENSATION
Relationship Between Performance Measures and Compensation Actually Paid
Below are graphic representations that help illustrate the relationship between 'compensation actually paid' ("CAP") and the financial measures in the table above as well as the relationship of NXP’s TSR and the TSR of the Philadelphia SOX Index as well as the S&P 500 Index as a supplemental measure. CAP, as required under SEC rules, reflects adjusted values to unvested and vested equity awards during the years shown in the table based on year-end stock prices, various accounting valuation assumptions, and projected performance modifiers but does not reflect actual amounts paid out for those awards. Because our NEO compensation is heavily weighted on equity, specifically performance based equity, the largest determinants of CAP are year over year changes in NXP’s stock price, realized achievement on PSUs awards that vested during the reporting year and projected PSU realizations on the unvested PSU awards in the form of Monte Carlo valuations.

Compensation Actually Paid and TSR
Compensation Actually Paid (in millions)
$60
$40
$20
$—
TSR (based on $100 initial investment)
$400
$350
$300
$250
$200
$150
$100
$50
$—
2020
2021
2022
2023
CAP of PEO (Sievers)
CAP of PEO (Clemmer)
S&P 500 Index TSR (Supplemental)
CAP of non-PEO NEOs
Philadelphia SOX Index TSR
NXP TSR

Compensation Actually Paid and Net Income
Compensation Actually Paid (in millions)
$60
$40
$20
$—
Net Income (in millions)
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$—
2020
2021
2022
2023
CAP of PEO (Sievers)
CAP of PEO (Clemmer)
CAP of non-PEO NEOs
Net Income

EXECUTIVE COMPENSATION

Tabular List of Most Important Performance Measures
The following table lists the most important performance measures that we used in 2023 to link the Compensation Actually Paid (CAP) to our PEO and other NEOs to the Company’s performance.

Three-Year Relative Total Shareholder Return*
Revenue
Non-GAAP Gross Margin
Sustainability Goals Used in the Annual Incentive Plan Sustainability Scorecard
*The SEC has provided guidance that multi-year performance measures cannot be used as the Company's selected measure included in the table; however because it is an important part of our compensation program we have listed it here.

EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Party Transactions
There were no transactions or series of similar transactions, since January 1, 2023, to which we were a party or will be a party other than compensation arrangements which are described under “Executive Compensation,” in which:
•the amount involved exceeded or will exceed $120,000; and
•a director or director nominee, executive officer, holder of more than 5% of our common shares or any immediate family member of a director, director nominee or executive officer had or will have a direct or indirect material interest.
Statement of Policy Regarding Transactions with Related Persons
The Board has adopted a written policy that requires our Audit Committee to review and approve or ratify all related party transactions that involve a value of $120,000 or more (excluding employment relationships). The Human Resources and Compensation Committee is responsible for reviewing and approving or ratifying any employment relationship with a related party that involves compensation of $120,000 or more. In determining whether to approve or ratify, as applicable, a related party transaction, these committees are guided by our Code of Conduct which, among other things, requires that business decisions and actions be based on the best interests of NXP and not be motivated by personal considerations or relationships.
REPORT OF THE AUDIT COMMITTEE
The Audit Committee has reviewed and discussed the audited financial statements with NXP’s management and its independent auditor, Ernst & Young Accountants LLP (“E&Y”). The Audit Committee has also discussed with E&Y the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, E&Y provided the Audit Committee with the written disclosures and the letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and the Audit Committee discussed with E&Y its independence from NXP and its management. The Audit Committee has also considered whether the provision of other non-audit services by E&Y to NXP is compatible with the auditors’ independence and has concluded that it is.
In reliance on these reviews and discussions, the Audit Committee recommended to the Board, and the Board approved, the 2023 Statutory Annual Accounts and the inclusion of the audited financial statements in NXP’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC.
AUDIT COMMITTEE

Karl-Henrik Sundström, Chair
Chunyuan Gu
Annette Clayton
Jasmin Staiblin

DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of such securities. To our knowledge, based solely on a review of such reports filed with the SEC and written representations that no other reports were required during 2023, we believe that all required reports were timely filed, except for one Form 5 for Bill Betz to report 1.8 shares acquired in 2022 in an automatic dividend reinvestment plan administered by the reporting person's broker that was filed late on a Form 5 due to inadvertent administrative error.
THE 2025 ANNUAL GENERAL MEETING
Any shareholder desiring to present a resolution for inclusion in the Company’s proxy statement for the 2025 Annual General Meeting of Shareholders must deliver such resolution to the board of directors at the address below no later than December 16 2024 (120 days before the anniversary date of the release of this proxy statement). Only those resolutions that comply with the requirements of Rule 14a-8 under the Exchange Act will be included in the Company’s proxy statement for the 2025 Annual General Meeting of Shareholders.
Shareholders may present resolutions that are proper subjects for consideration at an annual meeting, even if the resolution is not submitted by the deadline for inclusion in the proxy statement. In order for resolutions of shareholders made outside of Rule 14a-8 under the Exchange Act to be considered “timely” within the meaning of Rule 14a-4(c) under the Exchange Act with respect to the 2025 Annual General Meeting of Shareholders, such resolutions must be received by the Board at the address below by March 1, 2025.
Proposed shareholder resolutions should be sent to NXP’s Secretary at NXP Semiconductors N.V., High Tech Campus 60, 5656 AG, Eindhoven, The Netherlands, Attention: Secretary.
In addition, our articles of association provide that one or more holders of shares representing solely or jointly at least such part of the issued share capital as required by Dutch corporate law, may submit agenda items for consideration at the 2025 Annual General Meeting of Shareholders by delivering such request in writing to the Board of Directors at the address below no later than sixty days prior to the date of the 2025 Annual General Meeting of Shareholders. Notice of such matter will be placed on the notice convening the 2025 Annual General Meeting of Shareholders.
OTHER MATTERS
We have provided to you with this proxy statement a copy of our Annual Report on Form 10-K for the year ended December 31, 2023, including audited financial statements. Copies of these materials are also available online through the SEC at www.sec.gov. We may satisfy SEC rules regarding delivery of proxy materials, including this proxy statement and the Annual Report on Form 10-K, by delivering a single set of proxy materials to an address shared by two or more holders of ordinary shares, unless contrary instructions are received prior to the mailing date. This delivery method can result in meaningful cost savings for us. We undertake to deliver promptly upon written or oral request at the address or phone number below a separate copy of the proxy materials to a shareholder at a shared address to which a single copy of the proxy materials was delivered. Similarly, if you share an address with another shareholder and have received multiple copies of our proxy materials, you may write or call us at the address or phone number below to request delivery of a single copy of the proxy materials in the future. If you hold ordinary shares and prefer to receive separate copies of the proxy materials either now or in the future, please contact Broadridge at (866) 540-7095 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717.
Our 2023 Statutory Annual Report and Annual Report on Form 10-K for the fiscal year ended December 31, 2023, including audited financial statements, as filed with the SEC, is available to shareholders free of charge on our Investor Relations website at http://investors.nxp.com or by writing us at NXP Semiconductors N.V., High Tech Campus 60, 5656 AG, Eindhoven, The Netherlands, Attention: Secretary.
As of the date of this proxy statement, we are not aware of any other matters to be brought before the Annual General Meeting other than those referred to in this proxy statement. However, if any other matters are properly presented for action, in the absence of instructions to the contrary, it is the intention of the persons named in the accompanying proxy to vote in their discretion the ordinary shares represented by all properly executed proxies.

APPENDIX A
Non-GAAP Financial Measures
In addition to disclosing financial results in accordance with US GAAP, this document contains references to non-GAAP financial measures and adjustments as included below. In managing NXP’s business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures. In measuring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce costs with the goal of increasing our gross margin and operating margin and when assessing appropriate levels of research and development efforts. In addition, management relies upon these non-GAAP financial measures when making decisions about product spending, administrative budgets, and other operating expenses. We believe that these non-GAAP financial measures, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company’s results of operations and the factors and trends affecting NXP’s business. We believe that they enable investors to perform additional comparisons of our operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of expenses unrelated to operations, certain non-cash expenses and share-based compensation expense, which may obscure trends in NXP’s underlying performance. This information also enables investors to compare financial results between periods where certain items may vary independent of business performance, and allow for greater transparency with respect to key metrics used by management.
These non-GAAP financial measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. The presentation of these and other similar items in NXP’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent, or unusual.

Non-GAAP Adjustment or Measure	Definition	Usefulness to Management and Investors

PPA Effects	Purchase Price Accounting ("PPA") effects reflect the fair value adjustments impacting acquisition accounting and other acquisition adjustments charged to the Consolidated Statement of Operations. This typically relates to inventory, property, plant and equipment, as well as intangible assets, such as developed technology and marketing and customer relationships acquired. The PPA effects are recorded within both cost of revenue and operating expenses in our US GAAP financial statements. These charges are recorded over the estimated useful life of the related acquired asset, and thus are generally recorded over multiple years.	We believe that excluding these charges related to fair value adjustments for purposes of calculating certain non-GAAP measures allows the users of our financial statements to better understand the historic and current cost of our products, our gross margin, our operating costs, our operating margin, and also facilitates comparisons to peer companies.

Restructuring
Restructuring charges are costs primarily related to employee severance and benefit arrangements. Charges related to restructuring are recorded within both cost of revenue and operating expenses in our US GAAP financial statements

We exclude restructuring charges, including any adjustments to charges recorded in prior periods, for purposes of calculating certain non-GAAP measures because these costs do not reflect our core operating performance. These adjustments facilitate a useful evaluation of our core operating performance and comparisons to past operating results and provide investors with additional means to evaluate expense trends.

APPENDIX A

Non-GAAP Adjustment or Measure	Definition	Usefulness to Management and Investors

Stock Based Compensation	Stock based compensation consists of incentive expense granted to eligible employees in the form of equity based instruments. Charges related to stock based compensation are recorded within both cost of revenue and operating expenses in our US GAAP financial statements.	We exclude charges related to share-based compensation for purposes of calculating certain non-GAAP measures because we believe these charges, which are non-cash, are not representative of our core operating performance as they can fluctuate from period to period based on factors that are not within our control, such as our stock price on the dates share-based grants are issued. We believe these adjustments provide investors with a useful view, through the eyes of management, of our core business model, how management currently evaluates core operational performance, and additional means to evaluate expense trends.

Other Incidentals
Other Incidentals consist of certain items which may be non-recurring, unusual, infrequent or directly related to an event that is distinct and non-reflective of the Company’s core operating performance. These may include such items as process and product transfer costs, certain charges related to acquisitions and divestitures, litigation and legal settlements, costs associated with the exit of a product line, factory or facility, environmental or governmental settlements, and other items of similar nature.

We exclude these certain items which may be non-recurring, unusual, infrequent or directly related to an event that is distinct and non-reflective of the Company’s core operating performance for purposes of calculating certain non-GAAP measures. These adjustments facilitate a useful evaluation of our core operating performance and comparisons to past operating results and provide investors with additional means to evaluate expense trends.

We exclude these costs for purposes of reporting Non-GAAP Financial income (expense) to facilitate a useful evaluation of our core financial income (expense) performance by removing results associated with factors that are not within our control or are not regularly recurring in nature. We believe this also provides the most appropriate basis for comparisons to past results.
Foreign exchange gain (loss)	Foreign exchange gain (loss) includes foreign currency translation gains and losses.

Gain (loss) on extinguishment of long-term debt	Gain (loss) on extinguishment of long-term debt include costs associated with (early) debt extinguishment.

Other financial income (expense)	Other financial income (expense) adjustments include such items as gains and losses on investments in marketable and non-marketable equity securities, interest related to non-forecasted uncertain tax positions, debt issuance costs, etc.

APPENDIX A

Non-GAAP Adjustment or Measure	Definition	Usefulness to Management and Investors

Non-GAAP Provision for income taxes
Non-GAAP provision for income taxes is NXP's GAAP provision for income taxes adjusted for the income tax effects of the adjustments to our GAAP measures, including the effects of purchase price accounting (“PPA”), restructuring costs, share-based compensation, other incidental items and certain other adjustments to financial income (expense) items. Additionally, adjustments are made for the income tax effect of any discrete items that occur in the interim period. Discrete items primarily relate to unexpected tax events that may occur as these amounts cannot be forecasted (e.g., the impact of changes in tax law and/or rates, changes in estimates or resolved tax audits relating to prior year tax provisions, the excess or deficit tax effects on share-based compensation, etc.).

The non-GAAP provision for income taxes is used to ascertain and present on a comparable basis NXP's provision for income tax after adjustments, the usefulness of which is described within this table. Additionally, the income tax effects of the adjustments to achieve the noted non-GAAP measures are used to determine NXP's non-GAAP net income (loss) attributable to stockholders and accordingly, our diluted non-GAAP earnings per share attributable to stockholders.

Non-GAAP Results relating to equity-accounted investees
Non-GAAP Results relating to equity-accounted investees excludes results from NXP’s investments over which it has significant influence, but not control. Under the equity method, the investment is initially recognized at cost. The carrying amount of the investment is adjusted to recognize changes in the NXP’s share of net assets of the equity-accounted investee since the acquisition date. NXP’s share of the results of operations of the equity-accounted investees are recognized in ‘Results relating to equity-accounted investees’.

We eliminate our results relating to equity-accounted investees for purposes of non-GAAP measures as NXP does not have control relative to these results. Excluding these results provides management and investors with a more direct composition of NXP's core operating results as well as period on period comparability.

Non-GAAP Diluted earnings per share (EPS)	Diluted non-GAAP EPS is NXP's Non-GAAP Net income (loss) attributable to stockholders, representing GAAP Net income (loss) attributable to stockholders as adjusted for those items noted within this table, divided by the diluted weighted average number of common shares outstanding during the period, adjusted for treasury shares held.
The use of non-GAAP diluted earnings per share allows management to evaluate the operating results of NXP's core businesses and trends across different reporting periods on a consistent basis, independent of non-cash items including, generally, those adjustments noted within this table. In addition, these items are important components of management’s internal performance measurement, as they are used to assess the current and historical financial results of the business and for strategic decision making, preparing budgets, setting targets and forecasting future results. We present non-GAAP diluted earnings per share to enable investors and analysts to understand the results of operations of NXP's core businesses and, to the extent comparable, to compare our results of operations on a more consistent basis against those of other companies in our industry.

APPENDIX A

Non-GAAP Adjustment or Measure	Definition	Usefulness to Management and Investors

Free Cash Flow and Free Cash Flow as a percentage of Revenue	Free Cash Flow represents operating cash flow adjusted for net additions to property, plant and equipment. This is also used as the numerator for our Free Cash Flow as a percentage of Revenue.	We believe that free cash flow and the associated ratios provide insight into our cash-generating capability and our financial performance, and is an efficient means by which users of our financial statements can evaluate our cash flow after meeting our capital expenditure.

Reconciliation of Non-GAAP Measures (unaudited)
($ in millions)	Full-year 2023
GAAP Gross Profit	$7,553
PPA Effects	(53)
Restructuring	(11)
Stock Based Compensation	(54)
Other incidentals	(91)
Non-GAAP Gross Profit	$7,762
GAAP Gross margin	56.9%
Non-GAAP Gross margin	58.5%
GAAP Research and development	$(2,418)
Restructuring	(59)
Stock based compensation	(211)
Other incidentals	(5)
Non-GAAP Research and development	$(2,143)
GAAP Selling, general and administrative	$(1,159)
PPA effects	(3)
Restructuring	(28)
Stock based compensation	(146)
Other incidentals	(32)
Non-GAAP Selling, general and administrative	$(950)
GAAP amortization of acquisition-related intangible assets	$(300)
PPA effects	(300)
Non-GAAP amortization of acquisition- related intangible assets	$—
GAAP Other income (expense)	$(15)
Other incidentals	(8)
Non-GAAP Other income (expense)	$(7)
GAAP Operating income (loss)	$3,661
PPA effects	(356)
Restructuring	(98)
Stock based compensation	(411)
Other incidentals	(136)
Non-GAAP Operating income (loss)	$4,662
GAAP Operating margin	27.6%
Non-GAAP Operating margin	35.1%
GAAP Income tax benefit (provision)	$(523)
Income tax effect	170
Non-GAAP Income tax benefit (provision)	$(693)

GAAP Net income (loss) attributable to stockholders	$2,797
PPA Effects	(356)
Restructuring	(98)
Share-based compensation	(411)
Other incidentals	(136)

APPENDIX A

Other adjustments:
Foreign exchange loss	(15)
Other financial expense	(11)
Income tax effect	170
Results relating to equity-accounted investees	(7)
Non-GAAP Net income (loss) attributable to stockholders	$3,661

GAAP Net income (loss) attributable to stockholders	$10.70
PPA Effects	$(1.36)
Restructuring	$(0.38)
Share-based compensation	$(1.57)
Other incidentals	$(0.52)
Other adjustments:
Foreign exchange loss	$(0.06)
Other financial expense	$(0.04)
Income tax effect	$0.65
Results relating to equity-accounted investees	$(0.03)
Non-GAAP Net income (loss) attributable to stockholders	$14.01

Free Cash Flow (unaudited)
($ in millions)	Full-year 2023
Net cash provided by (used for) operating activities	$3,513
Net capital expenditures on property, plant and equipment	(826)
Non-GAAP free cash flow	$2,687
Non-GAAP free cash flow as percent of Revenue	20%
Forward-looking Statements

This document includes forward-looking statements which include statements regarding NXP’s business strategy, carbon emissions, energy consumption, water consumption, and other environmental targets, external ESG commitments, and workplace diversity goals as well as any other statements which are not historical facts. By their nature, forward-looking statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks and uncertainties include the following: market demand and semiconductor industry conditions; the ability to successfully introduce new technologies and products; the demand for the goods into which NXP’s products are incorporated; trade disputes between the U.S. and China, potential increase of barriers to international trade and resulting disruptions to NXP’s established supply chains; the impact of government actions and regulations, including restrictions on the export of US-regulated products and technology; increasing and evolving cybersecurity threats and privacy risks; the ability to generate sufficient cash, raise sufficient capital or refinance corporate debt at or before maturity to meet both NXP’s debt service and research and development and capital investment requirements; the ability to accurately estimate demand and match our production capacity accordingly or obtain supplies from third-party producers; the access to production capacity from third-party outsourcing partners and any events that might affect their business or NXP’s relationship with them; the ability to secure adequate and timely supply of equipment and materials from suppliers; the ability to avoid operational problems and product defects and, if such issues were to arise, to correct them quickly; the ability to form strategic partnerships and joint ventures and to successfully cooperate with alliance partners; the ability to win competitive bid selection processes; the ability to develop products for use in customers’ equipment and products; the ability to successfully hire and retain key management and senior product engineers; global hostilities, including the invasion of Ukraine by Russia and resulting regional instability, sanctions and any other retaliatory measures taken against Russia and the continued hostilities and the armed conflict in the Middle East, which could adversely impact the global supply chain, disrupt our operations or negatively impact the demand for our products in our primary end markets; the ability to maintain good relationships with NXP’s suppliers; and a change in tax laws could have an effect on our estimated effective tax rate. In addition, this document contains information concerning the semiconductor industry, our end markets and business generally, which is forward-looking in nature and is based on a variety of assumptions regarding the ways in which the semiconductor industry, our end markets and business will develop. NXP has based these assumptions on information currently available, if any one or more of these assumptions turn out to be incorrect, actual results may differ from those predicted. While NXP does not know what impact any such differences may have on its business, if there are such differences, its future results of operations and its financial condition could be materially adversely affected. Readers are cautioned not to place undue reliance on these forward-looking statements, which

APPENDIX A
speak to results only as of the initial publication date of this document. Except for any ongoing obligation to disclose material information as required by the United States federal securities laws, NXP does not have any intention or obligation to publicly update or revise any forward-looking statements after we distribute this document, whether to reflect any future events or circumstances or otherwise. For a discussion of potential risks and uncertainties, please refer to the risk factors listed in our SEC filings. Copies of our SEC filings are available on our Investor Relations website, www.nxp.com/investor or from the SEC website, www.sec.gov.

.

NXP

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The Board of Directors recommends you vote FOR the following proposals:

		For	Against	Abstain
1.	Adoption of the 2023 Statutory Annual Accounts	☐	☐	☐
2.	Discharge of the members of the Company's Board of Directors (the "Board") for their responsibilities in the financial year ended December 31, 2023	☐	☐	☐
3a.	Re-appoint Kurt Sievers as executive director	☐	☐	☐
3b.	Re-appoint Annette Clayton as non-executive director	☐	☐	☐
3c.	Re-appoint Anthony Foxx as non-executive director	☐	☐	☐
3d.	Re-appoint Moshe Gavrielov as non-executive director	☐	☐	☐
3e.	Re-appoint Chunyuan Gu as non-executive director	☐	☐	☐
3f.	Re-appoint Lena Olving as non-executive director	☐	☐	☐
3g.	Re-appoint Julie Southern as non-executive director	☐	☐	☐
3h.	Re-appoint Jasmin Staiblin as non-executive director	☐	☐	☐
3i.	Re-appoint Gregory Summe as non-executive director	☐	☐	☐
3j.	Re-appoint Karl-Henrik Sundström as non-executive director	☐	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V37105-P09254

NXP Semiconductors N.V.
Annual General Meeting of Shareholders
May 29, 2024 8:45 AM CET
This proxy is solicited by the Board of Directors

The undersigned shareholder(s) hereby appoint(s) Jennifer Wuamett and Timothy Shelhamer, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of NXP Semiconductors N.V. that the shareholder(s) is/are entitled to vote at the Annual General Meeting of Shareholders to be held at 8:45 AM, Central European Time on May 29, 2024, at the Sheraton Amsterdam Airport Hotel and Conference Center, Schiphol Boulevard 101, 1118 BG, Amsterdam, The Netherlands, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

(Continued and to be signed on the other side)